UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

PepsiCo, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Winning with
pep+™
pepsico positive
planet + people
PEPSICO
100% RECYCLED
COMPOSTABLE
OFF THE EATEN Path
chickpea veggie crisps

PEPSICO

Notice of **2022**

Annual Meeting of Shareholders and **Proxy Statement**

Announced our 50th consecutive annualized dividend per share increase, effective with the expected June 2022 dividend payment

Dear Fellow PepsiCo Shareholders:

Ramon L. Laguarta

Chairman of the Board of Directors and
Chief Executive Officer

I am pleased to invite you to our 2022 Annual Meeting of Shareholders on Wednesday, May 4, 2022 at 9:00 a.m. Eastern Daylight Time. Upon consideration of various factors, including the continued uncertainty regarding the potential impact of COVID-19 on health and safety, we have planned for this year’s event to be virtual-only. You can access the meeting at www.virtualshareholdermeeting.com/PEP2022.

We continued to stay resilient and delivered outstanding results during another challenging year

As I write to you in March, war has taken a tragic toll in Ukraine. We have worked to support our associates and with various charitable organizations to provide humanitarian support to the people of Ukraine and to support refugees in neighboring countries. We have joined with many across the globe in calling for a speedy, peaceful resolution.

Such an abrupt turn toward conflict has underscored one timeless principle: change is the only constant. We’re seeing this play out in different contexts all over the world, with various implications for our business.

This past year was another very challenging period for our Company. COVID-19 has significantly shifted consumer purchasing behavior and accelerated supply chain and inflationary pressures, and we continued to face the impacts of climate change. But despite these challenges, PepsiCo never stopped transforming and building, thanks to our incredible team of associates.

Our efforts to become a Faster, Stronger and Better Company laid a solid foundation that enabled us to continue to perform through the ongoing significant challenges and wide-scale disruptions brought by 2021. Last year, we delivered strong operational performance despite economic uncertainties, yielding 12.9% and 9.5% reported and organic revenue growth and 7% and 12% reported and core constant currency earnings per share growth – the fastest pace of revenue growth we have delivered in over five years. We have also held or gained share across many of our key markets. In addition, we returned a total of roughly $5.9 billion in cash to shareholders through dividends and share repurchases in 2021 and, earlier this year, announced share repurchases of $1.5 billion in 2022 and a 7% increase in our annualized dividend, effective with the expected June 2022 dividend payment – our 50th consecutive annualized dividend per share increase.

This was all possible because striving to become even Faster, even Stronger and even Better means rethinking every aspect of our business so that we are ready for what the future may hold. In an environment where consumer behaviors and customer demand rapidly evolve, we are continuing to transform ourselves and build new capabilities, including by: driving efficiency and growth through our Global Business Services; developing and scaling core capabilities through investment in technology and digitalization; and entering into new business ventures to offer an even more diversified product portfolio to our consumers.

After such a strong year, from the outside, it might seem like our success was inevitable. However, we faced the same supply chain and inflationary pressures, the same shifts in consumer behavior, the same climate challenges as everyone else. But we have one thing that no one else does – our associates. Over the past year, our global and local teams came together as one PepsiCo and I am very proud of what we have been able to achieve, while staying focused on the issues that matter to our society and planet.

We are charting a new course to drive positive action for the planet and people

In September 2021, we announced PepsiCo Positive (pep+), a strategic, end-to-end transformation that places sustainability and human capital at the center of how we create growth and value. Embedding pep+ across our strategy and organization will allow our business to become more resilient and contribute positively to our planet and our communities, positioning PepsiCo for long-term success.

PepsiCo Positive drives action and progress across three key pillars, bringing together a number of industry-leading goals under a comprehensive framework:

■	Positive Agriculture – PepsiCo is working to spread regenerative practices to:
–	Restore the Earth across 7 million acres by 2030, approximately equal to the Company’s entire agricultural footprint;
–	Sustainably source(1) 100% of its key ingredients by 2030; and
–	Improve the livelihoods of more than 250,000 people in its agricultural supply chain and communities by 2030.
■	Positive Value Chain – PepsiCo will help build a circular and inclusive value chain through taking actions to:
–	Achieve net-zero emissions by 2040;
–	Become net water positive by 2030;

(1)	“Sustainably source” refers to meeting the independently verified environmental, social and economic principles of PepsiCo’s Sustainable Farming Program, enabling continuous improvement for farmers, communities and the planet.

PEPSICO 2022 PROXY STATEMENT	1

–	Cut virgin plastic per serving by 50% across its global beverages and convenient foods portfolio by 2030 (against a 2020 baseline), using 50% recycled content in its plastic packaging and scaling the SodaStream business globally; and
–	Advance its more than $570 million Racial Equality Journey.
■	Positive Choices – PepsiCo continues to evolve its portfolio of beverages and convenient food products so that they are better for the planet and people, including by:
–	Accelerating its reduction of added sugars and sodium through the use of science-based targets across its portfolio and cooking its convenient food offerings with healthier oils;
–	Incorporating more diverse ingredients in both new and existing convenient food products that are better for the planet and/or deliver nutritional benefits, prioritizing chickpeas, plant-based proteins and whole grains;
–	Expanding its position in the nuts and seeds category, where PepsiCo is already the global branded leader; and
–	Continuing to scale new business models that require little or no single-use packaging, including its global SodaStream business.

Achieving our pep+ goals will require new skills, new processes, new partnerships, and continually re-evaluating business as usual, but I am confident that pep+ is a key part of the future of our Company – our roadmap to building a system that helps preserve the planet and positively impacts the people and communities we work with and serve, while enabling us to be a Faster, Stronger, Better Company. We recognize that by becoming better ourselves, we can not only meet the consumer and stakeholder needs and position ourselves for long-term growth, but we can also help build a stronger, more sustainable future for us all.

Our Board of Directors is actively engaged in our strategy

As stewards of our Company, our Board plays an essential role in guiding our overall long-term strategy. Our Board has deep experience in the area of strategy development and offers insights into the most important issues facing the Company. In particular, a number of our Board members have science and public policy expertise that has informed PepsiCo’s response to COVID-19 and racial equality issues, as well as PepsiCo’s sustainability initiatives. Throughout the pandemic and yet another year of uncertainty and challenges, our Board has continued to be an invaluable resource, offering their expertise and providing tireless support. I am grateful to each member for their availability and their counsel throughout this extraordinary time.

The core of resilience is good governance. We believe that to deliver long-term value, sustainability must be woven into all aspects of our business strategy and brands and overseen at the Board level. That is why the Board’s Sustainability, Diversity and Public Policy Committee, established in 2017 and renamed in 2020, assists the Board in providing more focused oversight over PepsiCo’s policies and programs and related risks that concern key sustainability, diversity, equity and inclusion and public policy matters and helps ensure that such topics remain central to the success of our business strategy.

We value the diversity of thought, experience and background in our Boardroom

As our Company’s long-term strategy evolves, so do the skills, qualifications, attributes and experiences that the Board seeks in its director nominees. We are proud of the ongoing evolution of our Board and its track record on refreshment. We believe our director nominees bring diverse opinions and perspectives and a well-rounded range of attributes, viewpoints and experiences that are reflective of our global businesses.

Edith W. Cooper joined our Board as an independent director in 2021, further strengthening our Board with diverse perspectives and providing extensive knowledge of the human resources field, including recruiting and talent development. Ms. Cooper’s additional perspectives and experiences have already been valuable additions to the Board.

Looking ahead

We have a lot of work ahead of us, but we will continue to concentrate on the values and behaviors that served us so well during the past few years and focus our efforts in the right places, while embedding pep+ at the center of everything we do.

We value your views

The feedback we receive from our shareholders and other stakeholders is critical to PepsiCo’s success. We have a longstanding practice of engaging regularly with our shareholders and other stakeholders on all aspects of our business. These important external viewpoints help inform our decisions and our strategy. Through ongoing dialogue, we hope to continue broadening our perspective and strengthening our corporate governance framework.

Your vote is important

Whether or not you plan to attend the Annual Meeting virtually, we encourage you to vote promptly. You may vote by telephone or online, or, if you requested to receive printed proxy materials, by completing, signing, dating and returning the enclosed proxy card or voting instruction form.

On behalf of our Board of Directors and all PepsiCo associates, thank you for your support and the faith you place in us with your investment. Please continue to stay healthy and safe.

Sincerely,

Ramon L. Laguarta

Chairman of the Board of Directors and
Chief Executive Officer
March 24, 2022

2	PEPSICO 2022 PROXY STATEMENT

700 Anderson Hill Road
Purchase, New York 10577

Notice of 2022 Annual Meeting of Shareholders

Date and Time

Wednesday, May 4, 2022
9:00 a.m. Eastern Daylight Time

Place*

This year’s meeting will be a virtual shareholder meeting at
www.virtualshareholdermeeting.com/PEP2022.

Items to be Voted On

1	Elect as directors the 14 nominees named in the attached Proxy Statement.

2	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022.

3	Provide advisory approval of executive compensation.

4-6	Act upon four shareholder proposals described in the attached Proxy Statement, if properly presented.

Record Date

Holders of record of our Common Stock as of the close of business on March 1, 2022 will be entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

David Flavell
Corporate Secretary
March 24, 2022

Proxy Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please promptly vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting.

Voting Methods

Via the Internet in Advance Visit www.proxyvote.com.

By Telephone Call the phone number located on your proxy card or voting instruction form.	You will need the 16-digit number included in your proxy card, voting instruction form or notice

By Mail Complete, sign, date and return your proxy card or voting instruction form in the envelope provided.

At the Meeting Attend the Annual Meeting virtually. See page 95 for additional details on how to vote during the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 4, 2022.

Our Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended December 25, 2021 (“2021 Annual Report”) are available at www.pepsico.com/proxy22.

We are making the Proxy Statement and the form of proxy first available on or about March 24, 2022.

*	Upon consideration of various factors, including the continued uncertainty regarding the potential impact of COVID-19 on health and safety, we have planned for this year’s annual meeting to be a virtual-only meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to vote promptly.

PEPSICO 2022 PROXY STATEMENT	3

This Proxy Statement of PepsiCo, Inc. (“PepsiCo,” the “Company,” “we,” “us” or “our”) contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“Reform Act”). Statements that constitute forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions. Forward-looking statements are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statement. Such risks and uncertainties include, but are not limited to: the impact of COVID-19; future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled and diverse workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political or social conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives; deterioration in estimates and underlying assumptions regarding future performance that can result in an impairment charge; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations. For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

4	PEPSICO 2022 PROXY STATEMENT

Proxy Statement Summary	This summary highlights certain information contained in this Proxy Statement. You should read the entire Proxy Statement and 2021 Annual Report carefully before you vote.

PepsiCo Positive (pep+)

In September 2021, PepsiCo introduced PepsiCo Positive (pep+), a strategic end-to-end transformation, with sustainability and human capital at the center of how PepsiCo will create growth and value by operating within planetary boundaries and inspiring positive change for the planet and people.

Positive Agriculture Work to source our crops and ingredients in ways that restore the earth and strengthen farming communities	Positive Value Chain Make products in a way that helps build a circular and inclusive value chain	Positive Choices Inspire people through our brands to make choices that create more smiles for them and the planet

Sustainable Sourcing; Regenerative Practices; Improved Livelihoods	Net Zero Emissions; Net Water Positive; Sustainable Packaging; Meaningful Growth Opportunities; Diversity, Equity and Inclusion	Expanded Offerings; Innovative Packaging Solutions; Planet + People Brands

For more information, please visit www.pepsico.com/PepsiCoPositive.[1]

Matters to Be Voted on at Our 2022 Annual Meeting of Shareholders

Shareholders will be asked to vote on the following matters at the Annual Meeting of Shareholders:

Proxy Item		Board Recommendation	More Information
			Beginning on page
1	Election of 14 director nominees	FOR each director nominee	11

2	Ratification of appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2022	FOR	44

3	Advisory approval of executive compensation	FOR	47

4-6	Shareholder proposals	AGAINST	84

[1]	The information on any website mentioned in this proxy statement is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission (the “SEC”).

PEPSICO 2022 PROXY STATEMENT	5

Proxy Statement Summary

Director Nominees

Our Nominating and Corporate Governance Committee and our Board have determined that the director nominees possess a broad range of attributes, viewpoints and experiences to effectively oversee PepsiCo’s long-term business strategy. The following table provides summary information about each director nominee. For more detailed information about our directors, please see “Election of Directors (Proxy Item No. 1)” beginning on page 11 of this Proxy Statement.

		Director			Committee Membership
Name	Primary Occupation	Since	Age*	Independent	AC	CC	NCG	SDPP
Segun Agbaje	Group Chief Executive Officer, Guaranty Trust Holding Company Plc	2020	57		E
Shona L. Brown	Independent Advisor; Former Senior Advisor, Google Inc.	2009	56
Cesar Conde	Chairman, NBCUniversal News Group	2016	48
Ian Cook (Presiding Director)	Former Chairman, President and Chief Executive Officer, Colgate-Palmolive Company	2008	69
Edith W. Cooper	Former Executive Vice President and Global Head, Human Capital Management, The Goldman Sachs Group, Inc.	2021	60
Dina Dublon	Former Executive Vice President and Chief Financial Officer, JPMorgan Chase & Co.	2005	68
Michelle Gass	Chief Executive Officer, Kohl’s Corporation	2019	54		E
Ramon L. Laguarta	Chairman of the Board and Chief Executive Officer, PepsiCo	2018	58
Sir Dave Lewis	Former Group Chief Executive Officer, Tesco PLC; Chairman of Xlinks	2020	57		E
David C. Page, MD	Professor, Massachusetts Institute of Technology; Former Director and President, Whitehead Institute for Biomedical Research	2014	65
Robert C. Pohlad	President of various family-owned entities; Former Chairman and Chief Executive Officer, PepsiAmericas, Inc.	2015	67
Daniel Vasella, MD	Former Chairman and Chief Executive Officer, Novartis AG	2002	68
Darren Walker	President, Ford Foundation	2016	62
Alberto Weisser	Former Chairman and Chief Executive Officer, Bunge Limited	2011	66		E
*	Ages are as of March 24, 2022.		= Committee Chair	AC	= Audit Committee
		E	= Audit Committee Financial Expert	CC	= Compensation Committee
				NCG	= Nominating and Corporate Governance Committee
				SDPP	= Sustainability, Diversity and Public Policy Committee

6	PEPSICO 2022 PROXY STATEMENT

Proxy Statement Summary

Director Nominee Highlights

Director succession planning is a robust, ongoing process at PepsiCo. Our Board regularly evaluates desired attributes in light of the Company’s strategy and evolving needs. We believe our 14 director nominees bring a diverse and well-rounded range of attributes, viewpoints and experiences, and represent an effective mix of deep company knowledge and fresh perspectives.

Strong Board Diversity

Diverse Representation		Diversity Highlights
female and/or racially/ethnically diverse	4 female director nominees 3 Hispanic/ Latinx director nominees 3 African American/Black director nominees

2 of 4 Standing Board Committees
chaired by diverse directors:

Shona L. Brown (Compensation Committee)
and Darren Walker (Sustainability, Diversity
and Public Policy Committee)

Added 2 new diverse directors in past 2 years:

Edith W. Cooper (2021) and
Segun Agbaje (2020)

Range of Tenures*	Mix of Ages*	Independent Oversight

Average Tenure: 7.6 Years	Average Age: 61.1 64.3% are 65 or younger	13 of 14 independent director nominees All 4 Board Committees are independent

*	Tenure and age are as of March 24, 2022.

Diverse Mix of Attributes and Experiences	Global Perspective

12 of 14 director nominees with significant global experience

For further information on these attributes and experiences, see page 21.

PEPSICO 2022 PROXY STATEMENT	7

Proxy Statement Summary

Executive Compensation At-a-Glance

2021 PepsiCo Performance Highlights

PepsiCo exceeded its operating performance goals in 2021 despite continued challenges associated with the COVID-19 pandemic, including ongoing supply chain disruptions and inflationary pressures. We advanced our progress on accelerating growth and expanding margins. Highlights of our 2021 performance include:

Organic Revenue Growth[2]	Core Constant Currency Earnings Per Share (“EPS”) Growth[2]	Free Cash Flow Excluding Certain Items[2]	Total Shareholder Return (“TSR“)	Cash Returned to Shareholders

9.5%	12%	$8.1 Billion	20.5%	$5.9 Billion

Noteworthy accomplishments in 2021 that continue to create shareholder value over the long-term include:

■	Accelerated Net Revenue growth across our key categories and geographies
■	Improved market share in categories such as salty snacks and savory snacks in the United States, and sustained strong business momentum in key international markets
■	Implemented PepsiCo Positive (pep+), a strategic end-to-end transformation agenda with sustainability and human capital at the center of how we will create growth and shared value over the long-term
■	TSR of 20.5% at the 74th percentile of our proxy peer group and the 65th percentile of the S&P Consumer Staples Index

We continued to deliver on our Faster, Stronger and Better aspirations to Be the Global Leader in Beverages and Convenient Foods by Winning with pep+, as well as continued to take actions to keep our associates safe, support our communities and meet our consumers’ and customers’ needs during the COVID-19 pandemic.

FASTER	STRONGER	BETTER

Execution: Named number one supplier by our retail partners in the 2021 Kantar PoweRanking Report for the sixth consecutive year

Brand Building: Stepped up our level of advertising and marketing support for our brands to approximately 6% of Net Revenue in 2021 and delivered innovative products representing approximately 8% of Net Revenue in 2021

Productivity: Continued the expansion of our Global Business Services (“GBS”) platform to leverage our global scale and fuel our growth by building capability, driving agility and delivering productivity

Digitalization: Established two digital hubs, in Dallas and Barcelona, which will accelerate the way we develop, centralize and deploy critical digital capabilities

Sustainability: Awarded the Terra Carta Seal from His Royal Highness The Prince of Wales in recognition of PepsiCo’s commitment to build a more sustainable food system for both people and the planet

People: Announced a new goal to make nutritious food accessible to 50 million people around the world by 2030 through the PepsiCo Foundation’s Food for Good program

The Principles of Our Executive Compensation Program

Our executive compensation program is designed to align the interests of PepsiCo’s executive officers with those of our shareholders. The Compensation Committee oversees and evaluates the program against competitive practices, regulatory developments and corporate governance trends.

The Compensation Committee has incorporated market-leading governance features into our programs that include a stringent clawback policy, rigorous stock ownership requirements and challenging targets for incentive awards set at the beginning of the performance period taking into consideration our business strategy, operating goals and external guidance.

Our executive compensation program avoids shareholder-unfriendly features. For our executive officers, we do not have employment agreements or supplemental retirement plans and we prohibit hedging or pledging of Company stock.

[2]	To evaluate performance in a manner consistent with how management evaluates our operating results and trends, the Compensation Committee applies certain Business Performance metrics that are not in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) as compensation performance measures to both long-term and annual incentive awards. Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 43-48 and 51 of PepsiCo’s 2021 Annual Report on Form 10-K for the fiscal year ended December 25, 2021 for a more detailed description of the items excluded from these measures.

8	PEPSICO 2022 PROXY STATEMENT

Proxy Statement Summary

2021 Target Pay Mix for Named Executive Officers

To align pay levels for Named Executive Officers (“NEOs”) with the Company’s performance, our pay mix places the greatest emphasis on performance-based incentives.

CHAIRMAN AND CEO TARGET PAY MIX	NEO AVERAGE TARGET PAY MIX (EXCLUDING CHAIRMAN AND CEO)

Performance-Based Compensation 91%	Performance-Based Compensation 85%

Compensation Highlights

Reflecting our pay-for-performance compensation philosophy and based on performance summarized above and presented in detail below, our strong results delivered to shareholders translated into above-target payouts of annual incentive awards and Long-Term Cash awards. Due to increased long-term investments in our businesses, Performance Stock Unit payouts were below target.

Annual Incentive	1-year performance period	2021 Annual Incentive Overall, PepsiCo achieved strong operating performance for the year.	Payout (% of target)
			167%	Average for all NEOs

Long-Term Incentives	3-year performance period

Performance Stock Units		Long-Term Cash Awards
3-Yr Average Core Constant Currency EPS Growth[3]		3-Yr Relative TSR Percentile vs. Proxy Peer Group

3-Yr Core Net Return on Invested Capital (“ROIC”) Improvement[4]

Payout (% of target)	87.5%	Payout (% of target)	124%

[3]	For further information on PepsiCo’s three-year average Core Constant Currency EPS Growth compensation performance measure, which is a non-GAAP financial measure, please refer to Appendix A to this Proxy Statement. In calculating this compensation performance measure, PepsiCo’s 2020 Core Constant Currency EPS Growth was adjusted to exclude certain charges taken as a result of COVID-19 in 2020.
[4]	For further information on PepsiCo’s three-year Core Net ROIC Improvement compensation performance measure, which is a non-GAAP financial measure, please refer to Appendix A to this Proxy Statement. In calculating this compensation performance measure, PepsiCo’s Core Net ROIC Improvement was adjusted for the following: (i) to exclude the impact of acquisitions in 2020, including Rockstar Energy Beverages (“Rockstar”), Pioneer Food Group Ltd. (“Pioneer Foods”) and Hangzhou Haomusi Food Co., Ltd. (“Be & Cheery”) and (ii) to mitigate the impact of changes in foreign exchange rates from 2019 to 2021.

PEPSICO 2022 PROXY STATEMENT	9

Proxy Statement Summary

Corporate Governance Highlights

Our Corporate Governance Policies Reflect Best Practices

Many of our corporate governance practices are a result of valuable feedback and collaboration with our shareholders and other stakeholders who have provided important external viewpoints that inform our decisions and our strategy.

For example:

■	The Board established a Public Policy and Sustainability Committee in 2017. In 2020, the Board amended the Committee’s charter and changed its name to Sustainability, Diversity and Public Policy Committee to reflect the Committee’s ongoing oversight over diversity, equity and inclusion matters. The Committee assists the Board in providing more focused oversight over PepsiCo’s policies and programs and related risks that concern key sustainability, diversity, equity and inclusion and public policy matters.
■	We published a global workforce demographics data report and our 2020 U.S. Consolidated EEO-1 Report as submitted to the U.S. Equal Employment Opportunity Commission, available at www.pepsico.com/about/diversity-equity-and-inclusion/progress-at-pepsico.
■	The Board amended our Corporate Governance Guidelines:
–	in 2021 to specifically mention food safety and cybersecurity as areas of Board oversight to reflect existing practices;
–	in 2019 to decrease the total number of public company boards that a non-executive director can serve on from 5 to 4 and establish a limit of 2 total public company boards for directors who are public company executive officers; and
–	in 2018 to underscore the Board’s focus on diversity, by explicitly stating its commitment to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen.

Independent Oversight

■  13 of 14 director nominees are independent (all except for the CEO)

■  Independent Presiding Director with clearly defined and robust responsibilities

■  Regular executive sessions of independent directors at Board meetings (chaired by independent Presiding Director) and Committee meetings (chaired by independent Committee Chairs)

■  100% independent Board Committees

■  Active Board oversight of the Company’s strategy and risk management, including ongoing COVID-19 impact and related risks, sustainability, cybersecurity, food safety, human capital management, including diversity, equity and inclusion, and talent development

Board Refreshment

■  Comprehensive, ongoing Board succession planning process

■  Focus on diversity (2 diverse directors elected in the last two years; 57% of director nominees are female and/or racially/ethnically diverse)

■  Regular Board refreshment and mix of tenure of directors (7 director nominees joined in the last six years)

■  Annual Board and Committee assessments, including periodic individual director assessments facilitated by a third party

■  Mandatory retirement age of 72

■  Comprehensive director orientation and ongoing director education

Shareholder Rights

■  Annual election of all directors

■  Proxy access right for shareholders

■  Majority-vote and director resignation policy for directors in uncontested elections

■  20% of shareholders are able to call special meeting

■  One class of outstanding shares with each share entitled to one vote

Good Governance Practices

■  Prohibition on hedging or pledging Company stock

■  Stringent clawback policy applicable to directors and executives

■  Rigorous director and executive stock ownership requirements

■  Active and ongoing shareholder engagement program

■  Global Code of Conduct applicable to directors and all employees with annual compliance certification

■  Extensive management of sustainability risks and opportunities throughout our value chain as part of PepsiCo’s ambition to help build a more sustainable food system

■  Robust political activities disclosures on our website

10	PEPSICO 2022 PROXY STATEMENT

Election of Directors (Proxy Item No. 1)

Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the 14 persons identified on the following pages for election at the 2022 Annual Meeting. If elected, the nominees will hold office as directors from election until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their death, resignation or removal. All of the nominees are currently PepsiCo directors who were elected by shareholders at the 2021 Annual Meeting, except for Edith W. Cooper, who was elected to the Board effective September 1, 2021. Ms. Cooper was recommended for consideration by the Nominating and Corporate Governance Committee by an independent third-party consulting firm that helps identify, evaluate and conduct due diligence on potential director candidates.

Our Board has a comprehensive, ongoing director succession planning process designed to provide for a highly independent, well-qualified Board, with the diversity, experience and background to be effective and to provide strong oversight. Our Board regularly evaluates the needs of the Company and adds new attributes, viewpoints and experiences to the Board as necessary to best position the Company to navigate through a constantly changing global landscape.

Our Nominating and Corporate Governance Committee and our Board have determined that the director nominees possess a diverse and balanced mix of attributes, viewpoints and experiences to effectively oversee PepsiCo’s long-term business strategy. Biographical information about each nominee, as well as highlights of certain notable skills, qualifications, attributes and experiences that contributed to the nominee’s selection for election at our 2022 Annual Meeting, are included on the following pages.

Our Nominating and Corporate Governance Committee and our Board are keenly focused on ensuring that a wide range of backgrounds, attributes, viewpoints and experiences are represented on our Board. The chart below summarizes certain notable attributes and experiences of each director nominee and highlights the diverse and balanced mix of attributes and experiences of the Board as a whole. These are the same attributes that the Board considers as part of its ongoing director succession planning process and align with the needs of PepsiCo’s long-term business strategy. This high-level summary is not intended to be an exhaustive list of each director nominee’s contributions to the Board.

Attributes/Experiences	Agbaje	Brown	Conde	Cook	Cooper	Dublon	Gass	Laguarta	Lewis	Page	Pohlad	Vasella	Walker	Weisser
Public Company CEO
Financial Expertise/Financial Community
Consumer Products
Risk Management
Public Policy
Science/Medical/Research/Innovation
Technology/Data Analytics/e-commerce/Digital Marketing/Cyber
Diversity
Developing and Emerging Markets/International Residence
Demographic Background
African American or Black
Hispanic or Latinx
White
Two or More Races or Ethnicities
Gender
Female
Male

Our Nasdaq Board Diversity Matrix is posted on our website at www.pepsico.com/about/diversity-equity-and-inclusion/progress-at-pepsico.

Diverse Board Representation	Range of Tenures*	Mix of Ages*

	Average Tenure: 7.6 Years	Average Age: 61.1 64.3% are 65 or younger

*	Tenure and age are as of March 24, 2022.
PEPSICO 2022 PROXY STATEMENT	11

Election of Directors (Proxy Item No. 1)

Additionally, all directors are expected to possess personal traits such as candor, integrity and professionalism and must be able to commit significant time to the Company’s oversight. For additional information on the Board selection process, including the Board’s consideration of diversity, see “Board Composition and Refreshment” on pages 20-23 of this Proxy Statement.

Although our Board does not anticipate that any of the nominees will be unable to stand for election as a director at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be designated by our Nominating and Corporate Governance Committee and our Board.

Director Election Requirements and Majority-Vote Policy

All members of the Board are elected annually by our shareholders by a majority of the votes cast in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected), meaning that the number of votes cast “for” a director must exceed the number of votes cast “against” that director in order to elect the director to the Board. In a contested election, where the number of director nominees exceeds the number of directors to be elected, directors will be elected by a plurality vote. Under our Director Resignation Policy set forth in our Corporate Governance Guidelines, if a director nominee in an uncontested election who is an incumbent director receives more votes “against” than votes “for” his or her election, he or she must offer to resign from the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on the resignation offer. Within 90 days following certification of the shareholder vote, the independent directors will determine, considering the best interests of the Company and its shareholders, whether to accept the director’s resignation, and the Company will promptly publicly disclose such determination. A director who offers to resign pursuant to this Policy may not be present during the deliberations or voting by the Nominating and Corporate Governance Committee or the Board as to whether to accept the resignation offer.

Director Nominees

Our Board of Directors recommends that shareholders vote “FOR” the election of each of the following director nominees:

Segun Agbaje

Director Since: 2020 Age: 57	Independent Committee Memberships: ■ Audit

Segun Agbaje has served since 2021 as Group Chief Executive Officer of Guaranty Trust Holding Company Plc, a Nigerian multinational financial institution. He previously served as Managing Director and Chief Executive Officer of Guaranty Trust Bank plc from 2011 to 2021. Mr. Agbaje joined Guaranty Trust Bank as a pioneer staff member in 1991 and held positions of increasing responsibility, including as Executive Director from 2000 to 2002, Deputy Managing Director from 2002 to 2011 and as Acting Managing Director in 2011. Prior to joining Guaranty Trust Bank, Mr. Agbaje served as an auditor at Ernst & Young LLP from 1988 to 1990.

Other Public Company Directorships:

■  Current: Guaranty Trust Holding Company Plc

■  Previous (During Past 5 Years): Guaranty Trust Bank plc (until 2021)

Skills and Qualifications

Mr. Agbaje brings to our Board of Directors deep knowledge of financial and banking matters and financial expertise gained from his over 30 years of experience in the financial services industry. He also contributes a valuable understanding of complex businesses and fast-growing markets, particularly Sub-Saharan Africa where PepsiCo recently acquired Pioneer Foods as part of its strategy to expand in the region. His knowledge and experience of embracing and scaling new technologies and critical capabilities will be valuable as PepsiCo continues to invest in opportunities that create shareholder value.

12	PEPSICO 2022 PROXY STATEMENT

Election of Directors (Proxy Item No. 1)

Shona L. Brown Director Since: 2009 Age: 56	Independent Committee Memberships: ■ Compensation CHAIR ■ Sustainability, Diversity and Public Policy

Shona L. Brown served as a Senior Advisor to Google Inc., an internet search and advertising technologies corporation, from 2013 to 2015. Dr. Brown served as Senior Vice President of Google.org, Google Inc.’s philanthropic arm, from 2011 to 2012. Dr. Brown served as Google Inc.’s Senior Vice President, Business Operations from 2006 to 2011 and Vice President, Business Operations from 2003 through 2006, leading internal business operations and people operations in both roles. Previously, Dr. Brown was a partner at McKinsey & Company, a management consulting firm. Dr. Brown also currently serves on the boards of several non-profit organizations (including Code for America, the Center for Advanced Study in the Behavioral Sciences at Stanford University and the John S. and James L. Knight Foundation).

Other Public Company Directorships:

■ Current: Atlassian Corporation plc; DoorDash Inc.

■ Previous (During Past 5 Years): None

Skills and Qualifications

Dr. Brown brings to our Board of Directors broad knowledge of information technology and social media and a critical perspective regarding the rapidly changing digital landscape gained from her extensive experience at a world-recognized global technology leader, Google. Dr. Brown also provides PepsiCo with the unique perspective of building innovation into business and people operations (including sustainability operations) at Google. In addition, through her business experience at Google and McKinsey & Company, she brings a deep expertise in building organizations optimized for adaptability, growth and innovation, which benefits PepsiCo as we address similar issues in an environment of evolving consumer preferences and regulatory initiatives. Her perspective on public policy and sustainability-related matters and the role of business in society gained from her experience working with non-profit organizations are valuable as PepsiCo continues to focus on its sustainability goals and pursue strategies to drive sustainable long-term growth.

Cesar Conde Director Since: 2016 Age: 48	Independent Committee Memberships: ■ Compensation ■ Nominating and Corporate Governance

Cesar Conde has served as Chairman of the NBCUniversal News Group, part of a global media and entertainment company, since 2020. In this role, Mr. Conde has oversight of NBC News, MSNBC and CNBC, including editorial and business operations for the television and digital properties. From 2015 to 2020, Mr. Conde served as Chairman of NBCUniversal International Group and NBCUniversal Telemundo Enterprises. From 2013 to 2015, he served as Executive Vice President at NBCUniversal, where he oversaw NBCUniversal International and NBCUniversal Digital Enterprises. From 2009 to 2013, Mr. Conde served as President of Univision Networks, a leading American media company with a portfolio of Spanish language television networks, radio stations and digital platforms. From 2003 to 2009, Mr. Conde served in a variety of senior executive capacities at Univision Networks and is credited with transforming it into a leading global, multi-platform media brand. Prior to Univision, Mr. Conde served as the White House Fellow for Secretary of State Colin L. Powell from 2002 to 2003. Mr. Conde also currently serves on the boards of several non-profit organizations, including the Paley Center for Media and The Aspen Institute.

Other Public Company Directorships:

■ Current: Walmart Inc.

■ Previous (During Past 5 Years): Owens Corning (until 2019)

Skills and Qualifications

Mr. Conde is an experienced global executive with a strong track record in business, finance and media. He provides our Board of Directors with diverse and actionable perspectives on today’s consumer and media landscapes, and his unique insights are particularly valuable as PepsiCo continues to build new omnichannel marketing capabilities and adapt to changing demographics around the world. Mr. Conde also brings his market and consumer insights developed through his experience at national and global media companies and his leadership of social and corporate responsibility initiatives worldwide.

PEPSICO 2022 PROXY STATEMENT	13

Election of Directors (Proxy Item No. 1)

Ian Cook PRESIDING DIRECTOR Director Since: 2008 Age: 69	Independent Committee Memberships: ■ Nominating and Corporate Governance

Ian Cook served as a director of Colgate-Palmolive Company, a multinational consumer products company, from 2007 to 2020, as its Chairman from 2009 to 2019 and as its Executive Chairman from 2019 until his retirement in 2020. Mr. Cook joined Colgate-Palmolive in the United Kingdom in 1976 and progressed through a series of senior management roles around the world. In 2002, he became Executive Vice President, North America and Europe. In 2004, he became Chief Operating Officer, with responsibility for operations in North America, Europe, Asia and Africa, and in 2005, he became responsible for all Colgate-Palmolive operations worldwide, serving as President and Chief Operating Officer from 2005 to 2007. He served most recently as Colgate- Palmolive’s President and Chief Executive Officer from 2007 to 2018 and as Chief Executive Officer from 2018 to 2019. Mr. Cook also serves on the boards of several non-profit organizations, including Memorial Sloan Kettering Cancer Center, New Visions for Public Schools and Caramoor Center for Music and the Arts.

Other Public Company Directorships:

■ Current: None

■ Previous (During Past 5 Years): Colgate-Palmolive Company (until 2020)

Skills and Qualifications

Mr. Cook brings to our Board of Directors deep knowledge of the consumer products industry and operational leadership experience gained through his 40-plus year career at Colgate-Palmolive. His extensive understanding of our business and his experience leading a multinational consumer products company make him uniquely positioned as PepsiCo’s Presiding Director to work collaboratively with our Chairman and CEO. He also contributes a broad understanding of industry trends and his extensive global leadership experience gained from holding a variety of senior management roles at Colgate-Palmolive in numerous countries throughout the world. Mr. Cook’s qualifications also include expertise in finance, brand-building, corporate governance, human capital management and talent development and succession planning.

Edith W. Cooper Director Since: 2021 Age: 60	Independent Committee Memberships: ■ Audit

Edith W. Cooper spent over two decades of her career with The Goldman Sachs Group, Inc., most recently serving as Executive Vice President and Global Head, Human Capital Management from 2011 to 2017 and Managing Director and Global Head, Human Capital Management from 2008 to 2011. Ms. Cooper began her career in derivative sales at Morgan Stanley from 1991 to 1996 and Bankers Trust Company from 1986 to 1991. Ms. Cooper co-founded Medley, a membership-based community for personal and professional growth, in 2020. Ms. Cooper also serves on the board of directors of several non-profit organizations, including the Museum of Modern Art, the Smithsonian National Museum of African American History and Culture and Mount Sinai Hospital.

Other Public Company Directorships:

■ Current: Amazon.com, Inc.; EQT AB; MSD Acquisition Corp

■ Previous (During Past 5 Years): Slack Technologies, Inc. (until 2021); Etsy, Inc. (until 2021)

Skills and Qualifications

Ms. Cooper brings to our Board of Directors extensive knowledge of the human resources field, including recruiting and talent development, gained from almost a decade of experience leading the human capital management function at Goldman Sachs. PepsiCo will benefit from her significant talent management expertise in attracting and developing high-quality talent and advancing its commitment to diversity, equity and inclusion. In addition, she possesses a strong financial background through over 30 years of experience in management and sales leadership at leading organizations across the financial services industry. Ms. Cooper also has significant corporate governance and executive compensation experience across multiple industries as a result of her board service at other public companies.

14	PEPSICO 2022 PROXY STATEMENT

Election of Directors (Proxy Item No. 1)

Dina Dublon Director Since: 2005 Age: 68	Independent Committee Memberships: ■ Compensation ■ Sustainability, Diversity and Public Policy

Dina Dublon served as Executive Vice President and Chief Financial Officer at JPMorgan Chase & Co., a leading global financial services company, from 1998 until her retirement in 2004. In this role, she was responsible for financial management, corporate treasury and investor relations. Ms. Dublon previously held numerous positions at JPMorgan Chase and its predecessor companies, including corporate treasurer, managing director of the financial institutions division and head of asset liability management. Ms. Dublon also previously served on the faculty of Harvard Business School and on the boards of several non-profit organizations, including the Women’s Refugee Commission and Global Fund for Women. She also currently serves on the independent audit quality committee of Ernst & Young LLP, the board of advisors of the Columbia University Mailman School of Public Health and the board of directors of the Westchester Land Trust.

Other Public Company Directorships:

■ Current:Motive Capital Corp; Motive Capital Corp II; T. Rowe Price Group, Inc.

■ Previous (During Past 5 Years): Deutsche Bank AG (supervisory board until 2018); Accenture plc (until 2017)

Skills and Qualifications

Ms. Dublon brings to our Board of Directors deep expertise in financial, accounting, strategic and banking matters and capital markets operations gained from her distinguished career in the financial services industry, particularly through her role as Executive Vice President and Chief Financial Officer of JPMorgan Chase. She also contributes valuable risk management insights obtained through her experience at JPMorgan Chase, as well as from her service on the boards of several other public companies, including T. Rowe Price Group, Inc. In addition, Ms. Dublon offers unique perspectives on emerging markets, public policy and sustainability-related matters gained while working with global non-profit organizations focusing on public health and women’s issues and initiatives.

Michelle Gass Director Since: 2019 Age: 54	Independent Committee Memberships: ■ Audit

Michelle Gass has served as Chief Executive Officer and a director of Kohl’s Corporation, a leading omnichannel retailer, since 2018. She previously served as its Chief Executive Officer-elect and Chief Merchandising & Customer Officer from 2017 to 2018, Chief Merchandising & Customer Officer from 2015 to 2017, and Chief Customer Officer from 2013 to 2015. Prior to joining Kohl’s, Ms. Gass served in a variety of management positions with Starbucks Corporation from 1996 to 2013, including most recently as President, Starbucks EMEA (Europe, Middle East and Africa) from 2011 to 2013; President, Seattle’s Best Coffee; Executive Vice President, Global Marketing and Category; and various leadership roles in other brand, marketing, product management and strategy functions. Prior to Starbucks, Ms. Gass was with The Procter & Gamble Company. Ms. Gass currently serves on the boards of the Retail Industry Leaders Association, the National Retail Federation, and Children’s Wisconsin.

Other Public Company Directorships:

■ Current:Kohl’s Corporation

■ Previous (During Past 5 Years): Cigna Corporation (until 2017)

Skills and Qualifications

Ms. Gass brings to our Board of Directors deep knowledge of the omnichannel retail and consumer products industries gained from over 30 years of experience in retail and consumer goods industries, both domestically and internationally. PepsiCo benefits from her extensive understanding of marketing, product innovation and consumer branding from her various roles at Kohl’s, Starbucks and Procter & Gamble. Her insights in transforming the way Kohl’s is doing business to adapt and embrace technology and e-commerce opportunities are particularly valuable as we continue to strengthen our omnichannel capabilities to address similar issues in an environment of evolving consumer preferences. In addition, through her experiences leading a large retail public company, Kohl’s, and operating businesses at Starbucks, Ms. Gass also offers operational leadership experience, leading and developing strong management teams, as well as creating and implementing strategic plans.

PEPSICO 2022 PROXY STATEMENT	15

Election of Directors (Proxy Item No. 1)

Ramon L. Laguarta Director Since: 2018 Age: 58

Ramon L. Laguarta has served as PepsiCo’s Chief Executive Officer and a director on the Board since 2018, and assumed the role of Chairman of the Board in 2019. Mr. Laguarta previously served as President of PepsiCo from 2017 to 2018. Prior to serving as President, Mr. Laguarta held a variety of positions of increasing responsibility in Europe, including as Commercial Vice President of PepsiCo Europe from 2006 to 2008, PepsiCo Eastern Europe Region from 2008 to 2012, President, Developing & Emerging Markets, PepsiCo Europe from 2012 to 2015, Chief Executive Officer, PepsiCo Europe in 2015, and Chief Executive Officer, Europe Sub-Saharan Africa from 2015 until 2017. From 2002 to 2006, he was General Manager for Iberia Snacks and Juices, and from 1999 to 2001, a General Manager for Greece Snacks. Prior to joining PepsiCo in 1996 as a marketing vice president for Spain Snacks, Mr. Laguarta worked for Chupa Chups, S.A., where he worked in several international assignments in Asia, Europe, the Middle East and the United States. He also currently serves as the Co-Chair of the World Economic Forum’s Board of Stewards for the Food Systems Initiative.

Other Public Company Directorships:

■ Current: Visa Inc.

■ Previous (During Past 5 Years): None

Skills and Qualifications

Mr. Laguarta brings to our Board of Directors strong leadership skills and extensive consumer packaged goods experience gained from the 20-plus years he spent in a variety of senior operational and executive roles at PepsiCo. Mr. Laguarta also contributes invaluable perspectives on the global marketplace and sustainability gained from his numerous international senior management positions, including living in Europe and leading the Europe Sub-Saharan Africa division, which has operations that span three continents and is comprised of developed, developing and emerging markets. A native of Barcelona, he speaks multiple languages including English, Spanish, French, German and Greek. Through his leadership of the Europe Sub-Saharan Africa division and then as President of PepsiCo, he offers deep experience in strategic planning, operations, marketing, brand development and logistics. His role as Chairman and CEO of PepsiCo creates a critical link between management and the Board of Directors, enabling the Board to perform its oversight function with the benefit of management’s perspective on the business.

Sir Dave Lewis Director Since: 2020 Age: 57	Independent Committee Memberships: ■ Audit

Sir Dave Lewis served as Group Chief Executive Officer of Tesco PLC, a multinational grocery and general merchandise retailer, from 2014 until 2020. Prior to joining Tesco, he served in a variety of management positions with Unilever PLC, a global consumer products company, from 1987 to 2014, including a variety of leadership roles in Europe, Asia and the Americas, including as President, Personal Care from 2011 to 2014; President, Americas from 2010 to 2011; and Chairman, UK and Ireland from 2007 to 2010. Sir Dave currently serves as Chairman of Xlinks and Non-Executive Chair Designate for GlaxoSmithKline plc’s new consumer healthcare company. Sir Dave also serves on the boards of several non-profit and charitable organizations, including as Chair of World Wildlife Fund – UK and as a trustee of Leverhulme Trust, a UK charitable foundation. He was also chair of Champions 12.3, a UN program seeking to add momentum to the achievement of the UN Sustainable Development Target 12.3 by 2030, and co-chair of the Consumer, Retail and Life Sciences Business Council, which was established to advise the Prime Minister of the UK. In addition, he served as co-chair of the Supply Chain Advisory Group for the UK government during 2021. In recognition of his contribution to business and the food industry in the UK, Sir Dave was knighted by Her Majesty Queen Elizabeth II in the 2021 New Year’s Honours List.

Other Public Company Directorships:

■ Current: None

■ Previous (During Past 5 Years): Tesco PLC (until 2020)

Skills and Qualifications

Sir Dave brings to our Board of Directors a wealth of international consumer experience and expertise in business strategy, brand management and customer development through his significant experience over three decades in both retail and consumer-packaged goods industries. He contributes a unique, global perspective on consumer centricity, retail strategy, operations, and supply chain management for consumer-facing brands. Through his experience leading Champions 12.3 and working with non-profit and charitable organizations, he also provides valuable knowledge of sustainability-related matters and the role of business in society as PepsiCo continues to focus on its sustainability goals and pursue strategies to drive sustainable long-term growth.

16	PEPSICO 2022 PROXY STATEMENT

Election of Directors (Proxy Item No. 1)

David C. Page, MD Director Since: 2014 Age: 65	Independent Committee Memberships: ■ Compensation ■ Sustainability, Diversity and Public Policy

David C. Page, MD, is a professor of biology at Massachusetts Institute of Technology (“MIT”) and the Whitehead Institute for Biomedical Research, an independent non-profit research and educational institute affiliated with MIT and an investigator at the Howard Hughes Medical Institute. His research focuses on the genetic and molecular differences between males and females, and the roles that these differences play in health and disease. He served as Director and President of the Whitehead Institute from 2005 to 2020. In this role, he led a group of scientists focused on cancer research, genetics, genomics, developmental biology, stem cell research, regenerative medicine, parasitic disease and plant biology. His honors include a MacArthur Prize Fellowship, Science magazine’s Top Ten Scientific Advances of the Year (in 1992 and again in 2003) and the 2011 March of Dimes Prize in Developmental Biology. He is a member of the National Academy of Sciences, the National Academy of Medicine and the American Academy of Arts and Sciences. Dr. Page serves as chair of the Visiting Committee for Harvard Medical School and Harvard School of Dental Medicine.

Other Public Company Directorships:

■ Current: None

■ Previous (During Past 5 Years): None

Skills and Qualifications

Dr. Page brings to our Board of Directors his scientific and medical expertise, gained from over 30 years of experience in those fields, and unique perspective on the intersection of academic and commercial scientific research of interest to companies in the food and beverage industry. His perspectives are particularly valuable in light of PepsiCo’s strategic focus on the areas of nutrition and health and wellness and in informing PepsiCo’s response to the COVID-19 pandemic. Dr. Page’s experience with producing significant scientific discoveries and innovative breakthroughs is highly relevant to PepsiCo’s research and development initiatives, innovation pipeline and sustainability goals in an environment of shifting consumer preferences and regulatory initiatives.

Robert C. Pohlad Director Since: 2015 Age: 67	Independent Committee Memberships: ■ Compensation ■ Nominating and Corporate Governance CHAIR

Robert C. Pohlad has served since 1987 as President of Pohlad Holdings, a company of various family-owned entities which operate multiple businesses across a number of industries, including commercial real estate, automotive sales, automation and robotic engineering, and sports and entertainment. From 2002 until its acquisition by PepsiCo in 2010, Mr. Pohlad was Chairman and Chief Executive Officer of PepsiAmericas, Inc., an independent publicly traded company. PepsiAmericas, Inc. was formed from several independent bottlers in 1998, and, under Mr. Pohlad’s tenure, it grew to become the second-largest bottler of PepsiCo products at the time of its acquisition. Previously, Mr. Pohlad held several other executive positions at bottling companies. Mr. Pohlad is a member and chair of the Board of Trustees of the University of Puget Sound and a member and chair of the Board of Visitors of the University of Minnesota Medical School.

Other Public Company Directorships:

■ Current: None

■ Previous (During Past 5 Years): None

Skills and Qualifications

Mr. Pohlad brings to our Board of Directors extensive beverage and finance experience gained from the 20-plus years he spent in a variety of senior operational and executive roles at PepsiAmericas, Inc. and its predecessors. Mr. Pohlad has a deep understanding of leveraging large-scale distribution systems and global brands, specifically with respect to beverage and bottling operations, which is invaluable to PepsiCo. In addition, through his experience operating businesses and investments in myriad fields, Mr. Pohlad has gained expertise leading and developing strong management teams, creating and implementing effective strategic plans, addressing succession planning needs and brand-building.

PEPSICO 2022 PROXY STATEMENT	17

Election of Directors (Proxy Item No. 1)

Daniel Vasella, MD Director Since: 2002 Age: 68	Independent Committee Memberships: ■ Compensation ■ Nominating and Corporate Governance

Daniel Vasella, MD, served as Chairman of Novartis AG, a global innovative healthcare solutions company, from 1999 to 2013 and as Chief Executive Officer of Novartis AG from 1996 to 2010. From 1992 to 1996, Dr. Vasella held the positions of Chief Executive Officer, Chief Operating Officer, Senior Vice President and Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd. He also served at Sandoz Pharmaceuticals Corporation from 1988 to 1992. Dr. Vasella is currently working as a coach to senior executives. He also serves as chair of the board of Numab Therapeutics AG, a biotechnology company, and on the boards of several private companies and non-profit organizations.

Other Public Company Directorships:

■ Current: American Express Company; SciClone Pharmaceuticals (Holdings) Limited

■ Previous (During Past 5 Years): XBiotech Inc. (until 2018)

Skills and Qualifications

Dr. Vasella brings to our Board of Directors his expertise in the areas of nutrition and health and wellness, topics of importance to PepsiCo especially in light of the COVID-19 pandemic, as well as his leadership experience and global perspectives, which he obtained through his former role as Chairman and Chief Executive Officer of Novartis. Through his leadership of Novartis and his public company director experience, he also offers to PepsiCo extensive business, corporate governance, operations, management and marketing skills, as well as human capital management and talent development, succession planning and experience developing corporate strategy. In addition, he contributes his knowledge of and experience with regulatory matters developed through his role leading a highly regulated, global business in rapidly changing markets.

Darren Walker Director Since: 2016 Age: 62	Independent Committee Memberships: ■ Nominating and Corporate Governance ■ Sustainability, Diversity and Public Policy CHAIR

Darren Walker has served since 2013 as President of the Ford Foundation, a philanthropic organization, and as its Vice President for Education, Creativity and Free Expression from 2010 to 2013. Prior to the Ford Foundation, Mr. Walker joined the Rockefeller Foundation, a philanthropic organization, in 2002 and served as a Vice President responsible for foundation initiatives from 2005 to 2010. From 1995 to 2002, he was the Chief Operating Officer of Abyssinian Development Corporation, a community development organization in Harlem in New York City. Prior to that, Mr. Walker held various positions in finance and banking at UBS AG. Mr. Walker currently serves on the boards of several non-profit organizations, including the National Gallery of Art, Lincoln Center for the Performing Arts, Friends of the High Line and Carnegie Hall. Mr. Walker also currently chairs the U.S. Impact Investing Alliance Advisory Board and is a member of the Council on Foreign Relations and the American Academy of Arts and Sciences.

Other Public Company Directorships:

■ Current: Ralph Lauren Corporation; Block, Inc. (formerly Square, Inc.)

■ Previous (During Past 5 Years): None

Skills and Qualifications

Mr. Walker brings to our Board of Directors his insight into the role of business in society gained through his role as President of the Ford Foundation and his leadership at other non-profit and philanthropic organizations. Through his experience with various social and community initiatives, he provides the Board with unique perspectives on human capital management, talent development and diversity and inclusion and insights on public policy and sustainability-related matters that are particularly valuable as PepsiCo continues to focus on its sustainability goals and pursue strategies to drive long-term growth. In addition, he offers a unique understanding of emerging markets and communities gained through his experience and oversight of the Ford Foundation’s operations.

18	PEPSICO 2022 PROXY STATEMENT

Election of Directors (Proxy Item No. 1)

Alberto Weisser Director Since: 2011 Age: 66	Independent Committee Memberships: ■ Audit CHAIR

Alberto Weisser served as Chairman and Chief Executive Officer of Bunge Limited, a global food, commodity and agribusiness company, from 1999 until mid-2013 and as Executive Chairman until late-2013. Mr. Weisser previously served as Bunge’s Chief Financial Officer from 1993 to 1999. Previously, Mr. Weisser worked at BASF Group, a chemical company, in various finance-related positions. He also served as a Senior Advisor at Lazard Ltd. from 2015 until 2018. He currently serves on the Americas Advisory Panel of Temasek International Pte. Ltd., a Singapore-based investment company.

Other Public Company Directorships:

■ Current: Bayer AG; Linde Plc

■ Previous (During Past 5 Years): None

Skills and Qualifications

Mr. Weisser brings to our Board of Directors his extensive experience with and keen understanding of commodities, gained from his role as Chairman and Chief Executive Officer of Bunge Limited. These skills are particularly valuable to PepsiCo in today’s volatile global economic environment. Mr. Weisser has deep knowledge of the strategic, financial, risk and compliance issues facing a large, diversified, publicly traded company, and significant international experience, particularly with respect to emerging markets. Mr. Weisser also contributes strong financial acumen and expertise resulting from his six years of experience serving as Bunge Limited’s Chief Financial Officer and other senior finance-related positions.

PEPSICO 2022 PROXY STATEMENT	19

Board Composition and Refreshment

We believe the Board benefits from a mix of new directors who bring fresh perspectives and longer-serving directors who bring valuable experience, continuity and a deep understanding of the Company. The Board strives to maintain an appropriate balance of tenure, turnover, diversity, attributes, viewpoints and experiences. To promote thoughtful Board refreshment, we have:

■	Developed a comprehensive, ongoing Board succession planning process;

■	Implemented an annual Board and Committee assessment process; and

■	Adopted a policy in which no director may stand for election to the Board after reaching the age of 72.

7 of the 14 director nominees have joined since the beginning of 2016. The average age of our director nominees and our independent director nominees is 61.1 years and 61.3 years, respectively. The average tenure of all our director nominees and our independent director nominees is 7.6 years and 7.9 years, respectively.

Comprehensive, Ongoing Process for Board Succession Planning and Selection and Nomination of Directors

The Board regularly evaluates its composition, assessing individual director’s skills, qualifications, attributes and experiences to ensure the overall Board composition is aligned with the needs of PepsiCo’s long-term business strategy. Each year, the Board assesses the directors to be nominated at the annual meeting. The Board reviews potential director vacancies in light of its ongoing evaluation and regularly reviews potential candidates at Board meetings. The Nominating and Corporate Governance Committee assists this process by considering prospective candidates and identifying appropriate individuals for the Board’s further consideration. From time to time, the Nominating and Corporate Governance Committee engages independent third-party consulting firms to help identify, evaluate and conduct due diligence on potential director candidates who meet the current needs of the Board.

The Nominating and Corporate Governance Committee also assists the Board in considering succession planning for Board positions such as the Presiding Director and Chairs of the Committees.

■	The Presiding Director is appointed for a term of three years. The Board evaluates the Presiding Director’s performance annually under the guidance of the Nominating and Corporate Governance Committee. Based on the recommendation of the Nominating and Corporate Governance Committee, the independent members of the Board re-elected Ian Cook as the Presiding Director of the Board in 2021 for another three-year term beginning in 2022. For more information on the robust responsibilities of our independent Presiding Director, please see “Board Leadership Structure” beginning on page 25 of this Proxy Statement.

■	Except as the Board may otherwise determine, the Chair of each Committee is appointed for a term of three years and no more than three consecutive three-year terms. The Board re-elected each Committee Chair for second terms beginning in 2019 for the Audit Committee and 2020 for the Compensation Committee, and elected a new Committee Chair beginning in 2021 for each of the Nominating and Corporate Governance Committee and the Sustainability, Diversity and Public Policy Committee.
20	PEPSICO 2022 PROXY STATEMENT

Board Composition and Refreshment

Directors’ Attributes and Experiences

The Board looks for its current and potential directors to have a broad range of attributes, viewpoints and experiences that can be leveraged in order to benefit PepsiCo and its shareholders and align with the evolving needs of PepsiCo’s long-term business strategy. Currently, the Board is particularly interested in maintaining a mix of attributes and experiences that include the following:

■  Public Company CEO including deep operational, CEO experience at a large global public company

■  Financial Expertise / Financial Community including senior financial leadership experience at a large global public company or senior leadership experience at a financial institution

■  Consumer Products including senior leadership experience with respect to a large consumer products business

■  Risk Management including experience handling major risk-related challenges

■  Public Policy including senior governmental, regulatory, philanthropic or public policy leadership experience, or policy-making role in areas relevant to our business

■  Science / Medical / Research / Innovation including senior leadership experience or scientific/research role driving technical, engineering, medical or other research innovation

■  Technology / Data Analytics / e-commerce / Digital Marketing / Cyber including senior leadership experience at a digital company or expertise in areas including e-commerce, data analytics, cloud engineered systems, digital marketing or cybersecurity

■  Diversity including understanding the importance of diversity to a global enterprise with a diverse consumer base, informed by experience of gender, race, ethnicity and/or nationality

■  Developing and Emerging Markets / International Residence including global business experience with a focus on developing and emerging markets, or residence or extensive time spent living outside of the United States

Attributes of Individual Nominees

All directors are also expected to possess certain personal traits and, in fulfilling its responsibility to identify qualified candidates for membership on the Board, the Nominating and Corporate Governance Committee considers the following attributes of candidates:

■	Relevant knowledge, diversity of background, perspectives and experience in areas including business, finance, accounting, technology and cybersecurity, marketing, international business, government, human capital management and talent development;
■	Personal qualities of leadership, character, judgment and whether the candidate possesses a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;
■	Roles and contributions valuable to the business community; and
■	Whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at meetings.

Consideration of Board Diversity

The Nominating and Corporate Governance Committee and the Board are keenly focused on ensuring that a wide range of backgrounds and experience are represented on our Board. 57% of our director nominees are women and/or racially/ethnically diverse individuals.

Throughout the director selection and nomination process, the Nominating and Corporate Governance Committee and the Board seek to achieve diversity within the Board with a broad array of viewpoints and perspectives that are representative of our global business. The Nominating and Corporate Governance Committee adheres to the Company’s philosophy of maintaining an environment free from discrimination on the basis of race, color, religion, sex, sexual orientation, gender identity, age, national origin, disability, veteran status or any other protected category under applicable law. This process is designed to provide that the Board includes members with diverse backgrounds, perspectives and experience, including appropriate financial and other expertise relevant to the business of the Company.

PEPSICO 2022 PROXY STATEMENT	21

Board Composition and Refreshment

While not a formal policy, PepsiCo’s director nomination processes call for the consideration of a range of types of diversity, including race, gender, ethnicity, culture, nationality and geography. In fact, diversity is one of the enumerated criteria that the Board has identified as critical in maintaining among its current and potential directors. Accordingly, the Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experience, to include in the pool from which Board nominees are chosen. The Board also annually assesses the diversity of its members as part of its assessment process.

Director Orientation and Continuing Education

We have a comprehensive orientation program for all new directors with respect to their role as directors and as members of the particular Board committees on which they will serve. This orientation program includes one-on-one meetings with senior management, visits to PepsiCo’s operations when possible and extensive written materials to familiarize new directors with PepsiCo’s business, financial performance, strategic plans, executive compensation program, and corporate governance policies and practices. Additional training is also provided when a director assumes a leadership role, such as becoming a Committee Chair.

We also offer continuing education programs to assist directors in enhancing their skills and knowledge to better perform their duties and to recognize, and deal appropriately with, issues that may arise. These programs may be part of regular Board and Committee meetings or provided by qualified third parties on various topics. In addition, the Company pays for all reasonable expenses for any director who wishes to attend an external director continuing education program.

Board and Committee Assessments

Our Board continually seeks to improve its performance. A formal evaluation is conducted on an annual basis, and directors share perspectives, feedback and suggestions year-round, both during and outside of Board and Committee meetings. Pursuant to PepsiCo’s Corporate Governance Guidelines and the Charters of each of the Board’s Committees, the Board and each of its Committees conduct an evaluation at least annually.

Our processes enable directors to provide anonymous and confidential feedback on topics including:

■	Board/Committee information and materials, including updates provided during the ongoing COVID-19 pandemic;
■	Board/Committee meeting mechanics;
■	Board/Committee composition and structure (including the mix of experience, skills, qualifications, viewpoints, backgrounds and demographic diversity);
■	Board/Committee responsibilities and accountability (including with respect to strategy, risk management, operating performance, CEO and management succession planning, senior management development, corporate governance, sustainability and corporate culture);
■	Board meeting conduct and culture; and
■	Overall performance of Board members.

To promote effectiveness of the Board and each Committee, the results of the assessment are reviewed, and addressed by the Nominating and Corporate Governance Committee, the members of each Committee and the independent directors both alone in an executive session led by the independent Presiding Director and with members of management.

This process of actively engaging in thoughtful discussions, including on topics ranging from Board and Committee composition to overall performance of Board members, has had a meaningful impact on Board refreshment and succession planning. As a testament to the effectiveness of this assessment process, in the last six years, the Board added seven of the fourteen director nominees, and in the last two years elected two new female and/or racially diverse directors. This refreshment demonstrates the Board’s focus on maintaining an appropriate balance of attributes, viewpoints and experiences that align with the evolving needs of PepsiCo’s long-term business strategy.

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Board Composition and Refreshment

The Nominating and Corporate Governance Committee annually reviews the format of the evaluation process, including periodically conducting individual director assessments facilitated by a third party. As a result of the evaluation process, which helps identify opportunities to continue to improve the performance of the Board and the Committees, the Board and Committees continue to enhance practices and procedures as appropriate. The Board also reviews the Nominating and Corporate Governance Committee’s periodic recommendations concerning the performance of the Board, each of its Committees and the Presiding Director.

Shareholder Recommendations and Nominations of Director Candidates

The Nominating and Corporate Governance Committee will consider recommendations for director nominees made by shareholders and evaluate them using the same criteria as for other candidates. Recommendations received from shareholders are reviewed by the Chair of the Nominating and Corporate Governance Committee to determine whether each candidate meets the minimum criteria set forth in the Corporate Governance Guidelines, and if so, whether the candidate’s expertise and particular set of skills and background fit the current needs of the Board. Any shareholder recommendation must be sent to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577, and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the Board membership criteria.

Our By-Laws permit proxy access for shareholders. Shareholders who wish to nominate directors for inclusion in our Proxy Statement or directly at an Annual Meeting in accordance with the procedures in our By-Laws should see “2023 Shareholder Proposals and Director Nominations” on page 99 of this Proxy Statement for further information.

PEPSICO 2022 PROXY STATEMENT	23

Corporate Governance at PepsiCo

Our Governance Philosophy

We believe strong corporate governance and an ethical culture are the foundation for financial integrity, investor confidence and sustainable performance.

Strong corporate governance and a steadfast commitment to doing business the right way are and have been longstanding priorities at PepsiCo. Our strong tone at the top begins with our Board of Directors, which has demonstrated its focus on advancing openness, honesty, fairness and integrity in the Boardroom and across the Company through such actions as:

■	Adopting Corporate Governance Guidelines for the Company that establish a common set of expectations to assist the Board and its Committees in performing their duties, reviewing these Guidelines at least annually, and updating the Guidelines as appropriate to reflect changing regulatory requirements, evolving best practices and input from our shareholders and other stakeholders;
■	Adopting the Company’s Global Code of Conduct and overseeing compliance, including ensuring corporate culture is on the Board agenda;
■	Holding regular executive sessions between the Audit Committee and our Global Chief Compliance & Ethics Officer;
■	Establishing a means for employees to raise issues to the Board and encouraging a culture of trust so that employees at every level feel comfortable speaking up about concerns; and
■	Fostering a corporate culture of integrity and risk awareness through the Board’s oversight over PepsiCo’s integrated risk management framework, which includes the Board’s review of specific high-priority risks on a regular basis throughout the year.

Key Corporate Governance Documents. The following key corporate documents are available at www.pepsico.com under “About” and are also available in print upon written request to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577: Corporate Governance Guidelines; the Global Code of Conduct; and the Charters of our Audit, Compensation, Nominating and Corporate Governance, and Sustainability, Diversity and Public Policy Committees of the Board.

Our Global Code of Conduct

PepsiCo is proud of its commitment to deliver sustained growth through empowered people acting with responsibility and building trust.

This commitment is evidenced in part by our robust Global Code of Conduct, which is designed to provide our directors and employees with guidance on how to act legally and ethically while performing work for PepsiCo. PepsiCo works hard to communicate its values clearly and regularly throughout its operations, including by conducting an annual Global Code of Conduct training program for employees. Annually, all of PepsiCo’s directors and executives, including all of our executive officers, certify their compliance with our Global Code of Conduct. Through these efforts, we are focused on developing a culture of empowering people across the Company to act with responsibility and to build trust by embracing the principles of our Global Code of Conduct and our core values: respect in the workplace; trust in the marketplace; fairness in our business relationships, honesty in business conduct; and purpose in our world.

Prohibition on Hedging and Pledging. To further align the interests of PepsiCo’s directors, officers and employees with those of our shareholders, under PepsiCo’s Global Code of Conduct and Insider Trading Policy, the Company prohibits all directors, officers and employees from engaging in activities that are designed to hedge or offset any decrease in the market value of PepsiCo stock (including purchasing financial instruments such as prepaid variable forward contracts, collars, exchange funds or equity swaps or engaging in short sales). In addition, directors, officers and employees may not hold PepsiCo securities in a margin account or pledge PepsiCo stock or PepsiCo stock options as collateral for a loan or otherwise.

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Corporate Governance at PepsiCo

Our Board of Directors

Our Board of Directors represents the interests of our shareholders and oversees the Company’s business and affairs pursuant to the North Carolina Business Corporation Act and our governing documents. Members of the Board, all of whom are elected annually, oversee the Company’s business and affairs by, among other things, participating in Board and Committee meetings, reviewing materials provided to them, engaging with the Chairman and CEO and with key members of management and associates, bringing in outside experts, and discussing feedback from shareholders and other stakeholders.

Outstanding Board Member Attendance. Regular attendance at Board meetings and the Annual Meeting of Shareholders is expected of each director. In fiscal year 2021, our Board of Directors held six meetings and our Committees held 20 meetings in the aggregate. In addition, our Board held update calls regarding key developments relating to the ongoing COVID-19 pandemic and other strategy matters. In fiscal year 2021, no incumbent director attended fewer than 75% of the total number of Board and applicable Committee meetings (in each case held during the period that such director served). Twelve of fourteen directors then serving attended the 2021 Annual Meeting of Shareholders.

Board Leadership Structure

PepsiCo’s governing documents enable the Board to determine the appropriate Board leadership structure for the Company and allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board the opportunity to determine whether the two roles should be separate or combined based upon the Company’s needs in light of the dynamic environment in which we operate and the Board’s assessment of the Company’s leadership from time to time.

The Board regularly considers and is open to different structures as circumstances may warrant. During its most recent evaluation of its leadership structure, the Board determined that the current combined Chairman and CEO structure, together with a strong independent Presiding Director with clearly defined and robust responsibilities as set forth on page 26, strikes the right balance between effective independent oversight of PepsiCo’s business and Board activities and strong and consistent corporate leadership, and provides the best leadership structure for the Company at this time. This structure enables a clear and unified strategic vision and is beneficial at this time given the complex and dynamic consumer and retail landscape.

In making the leadership structure determination, the Board gave thorough consideration to a number of factors, including: (i) the strategic goals of the Company, (ii) the unique opportunities and challenges PepsiCo is facing, (iii) the breadth and complexity of PepsiCo’s business and global footprint, (iv) the various capabilities of our directors, (v) the dynamics of our Board, (vi) best practices in the market, (vii) PepsiCo’s shareholder base and investor feedback, (viii) the current industry environment and (ix) the status of PepsiCo’s progress with respect to key strategic initiatives. The Board also reflected upon the Company’s strong, independent oversight function exercised by our actively engaged Board, which consists entirely of independent directors other than our Chairman and CEO, as well as the independent leadership provided by our independent Presiding Director and each of the four standing Board Committees, which consist solely of, and are chaired by, independent directors.

The Board recognizes the importance of the Company’s leadership structure to our shareholders and will continue to regularly assess the Board leadership structure with careful consideration of the input obtained through engagement with our shareholders.

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Corporate Governance at PepsiCo

Ramon L. Laguarta CHAIRMAN AND CEO	Ian Cook PRESIDING DIRECTOR Former Chairman, President and Chief Executive Officer, Colgate-Palmolive Company
The independent directors believe that our current Chairman of the Board and CEO, Ramon L. Laguarta, as an experienced leader with deep operational experience, particularly in international markets, and extensive knowledge of the Company, food and beverage industry and risk management practices that Mr. Laguarta gained from working over 20 years at PepsiCo in a variety of executive and general management roles, serves as a highly effective bridge between the Board and management. In his role as Chairman and CEO, Mr. Laguarta is in the best position to be aware of key issues facing the Company, and to effectively communicate with various internal and external constituencies about critical business matters. During this period of significant change for PepsiCo as we implement key strategic and ongoing transformation initiatives and navigate the rapidly evolving environment in light of the COVID-19 pandemic, the independent directors believe that the Company is best served by having one clear leader in both the Chairman and CEO roles who has the vision and leadership to execute on the Company’s strategy and create shareholder value.

As a result of his extensive experience leading a multinational consumer products company during his 40-plus year career at Colgate-Palmolive and deep understanding of PepsiCo and its business acquired from his years of service on our Board, Mr. Cook is uniquely positioned to work collaboratively with our Chairman and CEO, while providing strong independent oversight of management.

In addition to his core responsibilities as Presiding Director as described further below, Mr. Cook is an actively engaged director who regularly communicates with the Chairman and CEO and other members of the senior management on various topics of importance to the Company.

In recognition of Mr. Cook’s strong leadership stemming from his industry-relevant knowledge, operational and governance experience and exceptional interpersonal and communication skills, the independent members of the Board of Directors re-elected Mr. Cook as the Presiding Director for another three-year term beginning in 2022.

Role of Presiding Director. Our Corporate Governance Guidelines provide that if the Chairman of the Board is not an independent director, an independent director shall be designated as the Presiding Director by the independent members of the Board based on the recommendation of the Nominating and Corporate Governance Committee. The Presiding Director is appointed for a term of three years.

The Board evaluates the Presiding Director’s performance annually under the guidance of the Nominating and Corporate Governance Committee. The duties of our independent Presiding Director are robust and consistent with the responsibilities generally held by independent “lead directors” at other public companies.

Presiding Director Duties:
■	Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors
■	Serves as a liaison between the Chairman of the Board and the independent directors
■	Has authority to approve information sent to the Board
■	Approves meeting agendas for the Board
■	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items
■	Has the authority to call meetings of the independent directors
■	If requested by major shareholders, ensures that he or she is available for consultation and direct communication

In addition to these responsibilities and assisting the Board in the fulfillment of its responsibilities in general, Mr. Cook, as the Presiding Director, has over the past few years performed additional duties including:

■	meeting with the Chairman and CEO after the executive sessions of independent directors held at each regularly scheduled Board meeting to provide feedback on the independent directors’ deliberations;
■	regularly speaking with the Chairman and CEO between Board meetings to discuss any matters of concern, often following consultation with other independent directors;
■	working with the Nominating and Corporate Governance Committee to guide the Board’s governance processes, including developing recommendations for Board succession planning, committee structure and composition;
■	meeting regularly with members of senior management other than the Chairman and CEO;
■	leading our succession planning process; and
■	speaking with shareholders, including on sustainability matters.
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Corporate Governance at PepsiCo

Director Independence

Independence Determination

The Company’s Corporate Governance Guidelines provide that an independent director is a director who meets the Nasdaq definition of independence, as determined by the Board. This definition is included in the Corporate Governance Guidelines, which are available at www.pepsico.com under “About” — “Corporate Governance.” In making a determination of whether a director has any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, the Board of Directors considers all relevant facts and circumstances, including but not limited to the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

Consistent with these considerations, the Board of Directors has affirmatively determined that all of our non-management director nominees, who are listed below, are independent within the meaning of the SEC and Nasdaq rules. The Board had also previously determined that Richard W. Fisher, who served on the Board during a portion of 2021, was independent.

Independent Director Nominees
Segun Agbaje	Dina Dublon	Daniel Vasella
Shona L. Brown	Michelle Gass	Darren Walker
Cesar Conde	Dave Lewis	Alberto Weisser
Ian Cook	David C. Page
Edith W. Cooper	Robert C. Pohlad

In arriving at the foregoing independence determination, the Board of Directors thoroughly considered the relationships described under “Transactions with Related Persons” on page 28 of this Proxy Statement and determined that they do not impair Mr. Pohlad’s independence or his ability to exercise independent judgment in carrying out the responsibilities of a director.

Executive Sessions of Independent Directors

The independent directors hold regularly scheduled executive sessions of the Board and its Committees without Company management present. These executive sessions are chaired by the independent Presiding Director (at Board meetings) or by the independent Committee Chairs (at Committee meetings). The independent directors met in executive session at all of the regularly scheduled Board meetings held in 2021. Regular executive sessions are also held by each Committee.

Related Person Transactions

The Board of Directors has adopted written Related Person Transaction Policies and Procedures that generally apply to any transaction or series of transactions:

■	in which the Company or a subsidiary was or is a participant;
■	where the amount involved exceeds or is expected to exceed $120,000 since the beginning of the Company’s last completed fiscal year; and
■	in which the related person (i.e., a director, director nominee, executive officer, greater than five percent beneficial owner of the Company’s Common Stock, or any immediate family member of any of the foregoing) has or will have a direct or indirect material interest.

The transactions described above are submitted to the Audit Committee for review and approval or ratification.

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Corporate Governance at PepsiCo

Review and Approval of Transactions with Related Persons

In determining whether to approve, ratify or disapprove of the entry into a related person transaction, the Audit Committee considers all relevant facts and circumstances and takes into account, among other factors:

■	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;
■	whether the transaction would impair the independence of an outside director; and
■	whether the transaction would present an improper conflict of interest for any director or executive officer of the Company.

The Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. The Company’s General Counsel maintains a list of transactions deemed pre-approved under the policy for review by any Board member.

Transactions with Related Persons

The Board thoroughly considered the following relationships involving Robert C. Pohlad and determined that they do not impair Mr. Pohlad’s independence or his ability to exercise independent judgment in carrying out the responsibilities of a director of the Company:

■	Mr. Pohlad indirectly owns one-third of the voting interests in the Minnesota Twins, a Major League Baseball team, and the remaining voting interests are indirectly owned by his brothers, William Pohlad and James Pohlad. The non-voting interests in the Minnesota Twins are owned indirectly by Mr. Pohlad and members of his immediate family and through trusts for the benefit of Mr. Pohlad’s descendants and descendants of members of his family. Members of Mr. Pohlad’s immediate family are employed by the Minnesota Twins, including James Pohlad, who serves as Executive Chair and Chairman of the Board. In fiscal year 2021, PepsiCo made payments to the Minnesota Twins of approximately $744,000 in connection with a sponsorship agreement, and PepsiCo received payments of approximately $623,000 from the Minnesota Twins and an independent third party in connection with the sale of PepsiCo products at the Minnesota Twins’ stadium. Transactions between the Minnesota Twins and PepsiCo, individually and in the aggregate, represented less than 1% of the annual revenues of the Minnesota Twins and PepsiCo for each of fiscal years 2021, 2020 and 2019.
■	Mr. Pohlad and his brothers indirectly own an equity interest of approximately 12% in Minnesota United, a Major League Soccer Team. In fiscal year 2021, PepsiCo made payments to Minnesota United of approximately $165,000 in connection with a sponsorship agreement. As a result of its rights under the sponsorship agreement, PepsiCo received payments of approximately $117,000 from an independent third party in connection with the sale of PepsiCo products at Minnesota United’s stadium. The payments made by PepsiCo to Minnesota United under the sponsorship agreement represented less than 1% of the annual revenues of Minnesota United and PepsiCo for each of fiscal years 2021, 2020 and 2019.

The sponsorship agreements with Minnesota Twins and Minnesota United and sale of PepsiCo products at their stadiums are ongoing, and Mr. Pohlad is not involved in negotiating these arm’s-length transactions.

In addition, Meaghan Spillane is a Key Account Manager, PepsiCo Beverages North America at PepsiCo and daughter of Marie T. Gallagher, who serves as Senior Vice President and Controller of PepsiCo. Ms. Spillane received total compensation of approximately $142,000 in fiscal year 2021, and participates in the general welfare and benefit plans of PepsiCo. Ms. Spillane’s compensation was established in accordance with PepsiCo’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Ms. Gallagher does not have a material interest in her daughter’s employment, nor does she share a household with her.

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Corporate Governance at PepsiCo

Committees of the Board of Directors

The Board of Directors has four standing Committees: Audit, Compensation, Nominating and Corporate Governance, and Sustainability, Diversity and Public Policy. Fifty percent of the Committees are chaired by diverse Directors. The table below indicates the current members of each Board Committee:

	Audit	Compensation	Nominating and Corporate Governance	Sustainability, Diversity and Public Policy
Segun Agbaje	E
Shona L. Brown				●
Cesar Conde		●	●
Ian Cook (Presiding Director)			●
Edith W. Cooper	●
Dina Dublon		●		●
Michelle Gass	E
Dave Lewis	E
Ramon L. Laguarta
David C. Page		●		●
Robert C. Pohlad		●
Daniel Vasella		●	●
Darren Walker			●
Alberto Weisser	E

	=	Committee Chair
E	=	Audit Committee Financial Expert
PEPSICO 2022 PROXY STATEMENT	29

Corporate Governance at PepsiCo

Audit Committee Met seven times in 2021 Current Committee Members Alberto Weisser CHAIR Segun Agbaje Edith W. Cooper Michelle Gass Dave Lewis

Primary Responsibilities

■    Engaging and overseeing the Company’s independent registered public accounting firm (taking into account the vote on shareholder ratification) and considering the independence, qualifications and performance of the independent registered public accounting firm

■    Approving all audit and permissible non-audit services to be performed by the independent registered public accounting firm

■    Reviewing and evaluating the performance of the lead audit partner of the independent registered public accounting firm and periodically considering whether there should be a rotation of the independent registered public accounting firm

■    Overseeing the quality and integrity of PepsiCo’s financial statements and its related accounting and financial reporting processes and internal control over financial reporting, and the audits of PepsiCo’s financial statements, including reviewing with management and the independent registered public accounting firm PepsiCo’s annual audited and quarterly financial statements and other financial disclosures, including earnings releases

■    Reviewing and approving the internal audit department’s audit plan, staffing, budget and responsibilities

■    Reviewing PepsiCo’s compliance with legal and regulatory requirements, including by reviewing and discussing the implementation and effectiveness of PepsiCo’s compliance program

■    Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding (a) accounting, internal accounting controls or auditing matters and other federal securities law matters and (b) confidential, anonymous submissions by employees of concerns regarding accounting or auditing matters or other federal securities law matters

■    Reviewing and assessing the guidelines and policies governing PepsiCo’s risk management and oversight processes, and assisting the Board’s oversight of PepsiCo’s financial, compliance and employee safety risks

■    Reviewing and providing oversight of all related person transactions

■    During 2021, the Audit Committee continued to review and consider how COVID-19 impacted each of its areas of responsibility

Financial Expertise and Independence

The Board of Directors has determined that Segun Agbaje, Michelle Gass, Dave Lewis and Alberto Weisser satisfy the criteria adopted by the SEC to serve as “audit committee financial experts” and that all of the members of the Committee are independent directors pursuant to the applicable requirements under the SEC and Nasdaq rules. No Audit Committee member concurrently serves on the audit committee of more than two other public companies.

Report

The Audit Committee Report is set forth beginning on page 44 of this Proxy Statement.

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Corporate Governance at PepsiCo

Compensation Committee Met four times in 2021 Current Committee Members Shona L. Brown CHAIR Cesar Conde Dina Dublon David C. Page Robert C. Pohlad Daniel Vasella

Primary Responsibilities

■    Overseeing policies relating to compensation of the Company’s executives and making recommendations to the Board with respect to such policies

■    Overseeing engagement with shareholders on executive compensation matters

■    Overseeing the design of all material employee benefit plans and programs of the Company, its subsidiaries and divisions

■    Meeting at least annually with the CEO to discuss the CEO’s self-assessment in achieving individual and corporate performance goals and objectives

■    Evaluating and discussing with the independent directors the performance of the CEO and recommending the CEO’s compensation to the independent directors based on the CEO’s performance

■    Overseeing the evaluation of the executive officers and other key executives deemed to be under the Compensation Committee’s purview, and evaluating and determining the individual elements of total compensation for such officers

■    Evaluating its relationship with any compensation consultant for any conflicts of interest and assessing the independence of any compensation consultant, legal counsel or other advisors

■    Reviewing and reporting to the Board with respect to director compensation and stock ownership guidelines

Additional information on the roles and responsibilities of the Compensation Committee is provided in the Compensation Discussion and Analysis beginning on page 48 of this Proxy Statement.

Independence

The Compensation Committee is comprised entirely of directors who are independent under the SEC and Nasdaq rules for directors and compensation committee members.

Report

The Compensation Committee Report is set forth on page 81 of this Proxy Statement.

Compensation Advisor

The Compensation Committee has engaged FW Cook as its independent external advisor. The Compensation Committee reviewed its relationship with FW Cook, considered FW Cook’s independence and the existence of potential conflicts of interest, and determined that the engagement of FW Cook did not raise any conflict of interest or other issues that would adversely impact FW Cook’s independence. In reaching this conclusion, the Compensation Committee considered various factors, including the six factors set forth in the SEC and Nasdaq rules regarding compensation advisor conflicts of interest and independence.

Compensation Committee Interlocks and Insider Participation

Shona L. Brown, Cesar Conde, Dina Dublon, David C. Page, Robert C. Pohlad and Daniel Vasella served on the Company’s Compensation Committee during fiscal year 2021. No member of the Compensation Committee is now, or has been, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2021 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons, other than Mr. Pohlad, as described on page 28 of this Proxy Statement. None of the executive officers of the Company currently serves or served during 2021 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on PepsiCo’s Board of Directors or Compensation Committee.

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Corporate Governance at PepsiCo

Nominating and Corporate Governance Committee Met four times in 2021 Current Committee Members Robert C. Pohlad CHAIR Cesar Conde Ian Cook Daniel Vasella Darren Walker

Primary Responsibilities

■    Developing criteria and qualifications, including criteria to assess independence, for selecting director candidates and identifying qualified candidates for membership on the Board and its Committees

■    Developing and recommending to the Board corporate governance guidelines and other corporate policies and otherwise performing a leadership role in shaping the Company’s corporate governance policies and practices

■    Reviewing Board succession plans and overseeing the development of the process and protocols regarding succession plans for the Company’s CEO

■    Making recommendations to the Board concerning the composition, size, structure and activities of the Board and its Committees

■    Overseeing the process for evaluating the Board and its Committees, including assessing and reporting to the Board on the performance of the Board and its Committees

Independence

The Nominating and Corporate Governance Committee is comprised entirely of directors who meet the independence requirements under the Nasdaq rules.

Sustainability, Diversity and Public Policy Committee Met five times in 2021 Current Committee Members Darren Walker CHAIR Shona L. Brown Dina Dublon David C. Page

Primary Responsibilities

■    Assisting in the Board’s oversight of risks related to matters overseen by the Committee

■    Reviewing the Company’s sustainability initiatives and engagement

■    Review the Company’s key sustainability programs and related goals it may establish from time to time and monitor the Company’s progress toward achieving those goals

■    Reviewing the Company’s diversity, equity and inclusion policies, programs and initiatives

■    Reviewing and monitoring key public policy trends, issues and regulatory matters and the Company’s engagement in the public policy process

■    Overseeing the Company’s Political Contributions Policy and reviewing the Company’s political activities and expenditures

Independence

The Sustainability, Diversity and Public Policy Committee is comprised entirely of directors who meet the independence requirements under the Nasdaq rules.

The Board’s Role in Strategy Oversight

One of the Board’s key responsibilities is overseeing the Company’s strategy, and the Board has deep experience and expertise in the area of strategy development and insights into the most important issues facing the Company. Setting the strategic course of the Company involves a high level of constructive engagement between management and the Board. Our entire Board acts as a strategy committee and regularly discusses the key priorities of our Company, taking into consideration and adjusting the Company’s long-term strategy with global economic, consumer and other significant trends, as well as changes in the food and beverage industries and regulatory initiatives.

■	Annually, the Board conducts an extensive review of the Company’s long-term strategic plans, its annual operating plan and capital structure.

■	Throughout the year and at almost every Board meeting, the Board receives information and updates from management and actively engages with senior leaders with respect to the Company’s strategy, including the strategic plans for our divisions, the competitive environment, sustainability initiatives and human capital management strategies, including matters related to diversity, equity and inclusion.

■	PepsiCo’s independent directors also hold regularly scheduled executive sessions without Company management present, at which strategy is discussed.

■	The Board also regularly discusses and reviews feedback on strategy from our shareholders and stakeholders.

During 2021, the Board continued to be actively engaged in monitoring the impact of COVID-19 on the Company’s strategy. The Board continues to receive regular updates, formally and informally, and participate in discussions with management about key developments relating to the pandemic.

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The Board’s Oversight of Risk Management

The Board recognizes that the achievement of our strategic and operating objectives involves taking risks and that those risks evolve over time. The Board has oversight responsibility for PepsiCo’s integrated risk management framework, which is designed to identify, assess, prioritize, address, manage, monitor and communicate these risks across the Company’s operations, and foster a corporate culture of integrity and risk awareness. Consistent with this approach, one of the Board’s primary responsibilities is overseeing and interacting with senior management with respect to key aspects of the Company’s business, including risk assessment and risk mitigation of the Company’s top risks.

BOARD OVERSIGHT

Board of Directors

The Board has oversight responsibility for PepsiCo’s integrated risk management framework. Throughout the year, the Board and the relevant Committees receive updates from management with respect to various enterprise risk management issues and dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail, including risks related to cybersecurity, food safety, sustainability, human capital management, including diversity, equity and inclusion, and COVID-19

The Board has tasked designated Committees of the Board to assist with the oversight of certain categories of risk management, and the Committees report to the Board regularly on these matters

Audit Committee

Reviews and assesses the guidelines and policies governing the Company’s risk management and oversight processes, and assists with the Board’s oversight of financial, compliance and employee safety risks facing the Company

Nominating and Corporate Governance Committee Assists the Board in its oversight of the Company’s governance structure and other corporate governance matters, including succession planning

Compensation Committee Reviews the Company’s employee compensation policies and practices to assess whether such policies and practices could lead to unnecessary risk-taking behavior

Sustainability, Diversity and Public Policy Committee

Assists the Board in its oversight of the Company’s policies, programs and related risks that concern key sustainability, diversity, equity and inclusion and public policy matters, including climate change

Oversight of Certain Key Risks
Oversight of COVID-19- Related Risks	During 2021, in addition to COVID-19 discussions as part of risk updates to the Board and the relevant Committees, the Board continued to be provided with updates on COVID-19’s impact to our business, financial condition and operations through memos, teleconferences or other appropriate means of communication. PepsiCo has COVID-19 risk protocols and responses embedded across its risk areas and will continue to evaluate its approach in addressing COVID-19-related risks as circumstances evolve.
Oversight of Cybersecurity Related Risks	The Board also maintains direct oversight over cybersecurity risk. The Board receives and provides feedback on regular updates from management regarding cybersecurity governance processes, the status of projects to strengthen internal cybersecurity and also discusses any significant cyber incidents, including recent incidents throughout the industry and the emerging threat landscape.
Oversight of Climate Change Related Risks	The Sustainability, Diversity and Public Policy Committee assists the Board in overseeing the management of long-term risks posed by climate change, including specific actions performed in order to protect the Company from the negative effects of climate change. In addition, the Committee reviews PepsiCo’s sustainability programs and goals related to reducing our climate impact in our operations throughout our value chain and monitors our progress toward achieving such goals.
Oversight of Human Capital Management Related Risks	The Board is actively engaged in overseeing senior management development and succession as well as PepsiCo’s key human capital management strategies. The Compensation Committee oversees the design of all material employee benefit plans and programs, the Nominating and Corporate Governance Committee oversees CEO and director succession plans, and the Sustainability, Diversity and Public Policy Committee oversees initiatives and progress related to diversity, equity and inclusion. Each of the Committees provide reports and feedback to the full Board for its collective review and discussion. For more information, please see “The Board’s Role in Human Capital Management and Talent Development” beginning on page 34 of this Proxy Statement.
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Corporate Governance at PepsiCo

At its February 2022 meeting, the Compensation Committee reviewed the results of the 2021 annual compensation risk assessment and concluded that the risks arising from the Company’s overall compensation programs are not reasonably likely to have a material adverse effect on the Company.

The Company believes that the Board’s leadership structure, discussed in detail under “Board Leadership Structure” on pages 25-26 of this Proxy Statement, supports the risk oversight function of the Board by providing for open communication between management and the Board and all directors are involved in the risk oversight. In addition, strong independent directors chair each of the Board’s four Committees, which provide in-depth focus on certain categories of risks.

The Board’s Role in Human Capital Management and Talent Development

The Board believes that human capital management and talent development are vital to PepsiCo’s continued success. They are integral elements of our strategic framework and we strive to create a diverse and inclusive workplace with meaningful opportunities that will attract and retain the best and brightest in a competitive talent landscape.

Our Board’s involvement in leadership development and succession planning is systematic and ongoing, and the Board provides input on important decisions in each of these areas. The Board has primary responsibility for succession planning for the CEO and oversight of other executive officer positions. The Nominating and Corporate Governance Committee oversees the development of the process and protocols regarding succession plans for the CEO, and annually reviews these protocols. To assist the Board, the CEO annually provides the Board with an assessment of senior managers and their potential to succeed to the position of CEO, developed in consultation with the Presiding Director and the Chair of the Nominating and Corporate Governance Committee. The Board meets regularly with high-potential executives, both in small group and one-on-one settings. The Board has overseen appointments of current direct reports of the CEO, who include seven executives globally who are racially/ethnically diverse and/or female, demonstrating our focus on building a highly skilled and diverse executive team that brings a broad array of opinions and perspectives that are reflective of our global businesses.

With respect to the broader organization, our Board is actively engaged in the oversight of our corporate culture and is continuously focused on developing a culture that is aligned with our long-term strategy. This includes reinforcing a set of behaviors throughout the Company that we think are critical to empower performance, which we call The PepsiCo Way, including voicing opinions fearlessly, raising the bar on talent and diversity and acting with integrity.

PepsiCo is focused on developing a culture that is aligned with our long-term strategy, including reinforcing a set of behaviors throughout the Company that we think are critical to empower performance, which we call The PepsiCo Way:

THE PEPSICO WAY	BE CONSUMER CENTRIC	ACT AS OWNERS	FOCUS & GET THINGS DONE FAST	VOICE OPINIONS FEARLESSLY	RAISE THE BAR ON TALENT & DIVERSITY	CELEBRATE SUCCESS	ACT WITH INTEGRITY

In addition, the Board and its applicable Committees regularly engage with employees at all levels of the organization to provide oversight on a broad range of other human capital management topics, including talent attraction and retention, diversity, equity and inclusion, pay equity, health and safety, training and development and compensation and benefits. Employee feedback is considered in designing and evaluating employee programs and benefits and in monitoring current practices for potential areas of improvement.

The Board’s Sustainability, Diversity and Public Policy Committee, established in 2017 and renamed in 2020, assists the Board in providing more focused oversight over PepsiCo’s policies and programs and related risks that concern key sustainability, diversity, equity and inclusion and public policy matters and to ensure that such topics remain central to the success of our business strategy.
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Human Capital Management Highlights

PepsiCo, under the Board’s oversight and guidance, has taken significant actions to enhance our diverse and inclusive culture, protect and train our associates and maintain our reputation as a great place to work.

	APPROACH	RECENT ACTIONS AND HIGHLIGHTS	ADDITIONAL INFORMATION

Diversity, Equity and Inclusion	We believe that our culture of diversity, equity and inclusion is a competitive advantage that fuels innovation, enhances our ability to attract and retain talent and strengthens our reputation. We continually strive to improve the attraction, retention, and advancement of diverse associates to ensure we sustain a high-caliber pipeline of talent that also represents the communities we serve.

In 2020, PepsiCo launched our more than $570 million Racial Equality Journey, an effort to break down systemic barriers to opportunity, starting with a set of initiatives in the United States focused on increasing Black and Hispanic representation at PepsiCo, supporting Black- and Hispanic-owned businesses and lifting up Black and Hispanic American communities over five years. This commitment includes specific goals to increase Black and Hispanic managerial representation at PepsiCo by 2025.

We are also continuing our efforts to recruit, develop and retain women through targeted efforts like our Transformational Leadership Program, Million Women Mentors and our Women’s Inclusion Network and Women of Color Employee Resource Groups.

We are committed to being transparent about our actions and provide a workforce demographics report on our website, which is updated every six months, to show how we are progressing against our goals.

More information on our Racial Equality Journey and initiatives to advance diversity, as well as our U.S. 2020 Consolidated EEO-1 Report as submitted to the U.S. Equal Employment Opportunity Commission, can be found on our website at www.pepsico.com/about/diversity-equity-and-inclusion.

Training and Development	PepsiCo supports and develops its associates through a variety of global training and development programs that build and strengthen employees’ leadership and professional skills, including career development plans, mentoring programs and in-house learning opportunities, such as PEP U Degreed, our internal global online learning resource

Through PEP U Degreed, we offer learning solutions, such as industry magazines, TED talks and podcasts. PEP U Degreed also leverages artificial intelligence and machine learning to suggest personalized learning resources. In 2021, PepsiCo associates completed over one million hours of training, including on PEP U Degreed.

In 2022, PepsiCo increased its investment in upskilling and reskilling by offering eligible U.S. associates access to more than 100 degrees, certificates and trades programs, all tuition-free.

In addition, PepsiCo launched SMILES, a global employee recognition program, in 2020 to provide an opportunity for managers and peers to celebrate their team members for The PepsiCo Way behaviors or a milestone. Since launch, more than one million SMILES have been generated on the platform.

More information on how we are supporting the growth and development of our associates can be found on our website at www.pepsico.com/esg-topics-a-z/employee-learning-and-development.
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Corporate Governance at PepsiCo

	APPROACH	RECENT ACTIONS AND HIGHLIGHTS	ADDITIONAL INFORMATION
Health and Safety

Protecting the safety, health, and well-being of our associates around the world is PepsiCo’s top priority. We strive to achieve an injury-free work environment.

In addition, throughout the COVID-19 pandemic, we have remained focused on the health and safety of our associates and implemented significant changes that we determined were in the best interest of our employees, their families, our customers and consumers and the communities in which we operate.

We provide training on how to mitigate potential safety risks and continue to invest in emerging technologies to protect our employees from injuries, including leveraging fleet telematics and distracted driving technology, resulting in reductions in road traffic accidents, and deploying wearable ergonomic risk reduction devices.

In response to the COVID-19 pandemic, we implemented notable changes, including a large portion of our workforce working remotely and the implementation of safety protocols and procedures for our frontline and other essential associates who continue to work on site. For example, we have deployed company-wide social distancing protocols, mandatory temperature checks and symptom screening while strengthening sanitation procedures and providing employees with personal protective equipment.

In the U.S., our biggest market, we provided all of our associates with 100% of pay for eligible quarantines. During the height of the pandemic, we also provided paid leave for eligible individuals who were considered high-risk or who lived with a family member who was high-risk, and also previously provided reimbursement through our childcare benefit for eligible employees who needed to pay for caregivers for children in the wake of various PepsiCo facility closures caused by COVID-19. To acknowledge the significant efforts of our frontline who continue to make, move and sell our products during this critical time, we also enhanced pay, benefits and well-being programs for our frontline associates. We further continued to provide health and financial wellness programs to help manage a variety of new stressors for employees.

More information on our commitment to the health and safety of our associates can be found on our website at www.pepsico.com/esg-topics-a-z/environment-health-and-safety.
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Shareholder and Stakeholder Engagement

We believe that regular, transparent communication with our shareholders and other stakeholders is essential to PepsiCo’s long-term success.

We value the views of our shareholders and other stakeholders, and the input that we receive from them is a cornerstone of our corporate governance practices. Through these engagements, we seek to ensure that corporate governance at PepsiCo is a dynamic framework that can both accommodate the demands of a rapidly changing business environment and remain responsive to the priorities of our shareholders and other stakeholders.

We engage with our shareholders and other stakeholders year-round in a variety of ways:

■	Our investor relations team regularly meets with shareholders, prospective shareholders and investment analysts. As appropriate, these meetings include our Chairman of the Board and CEO and Vice Chairman and Chief Financial Officer. These meetings are generally focused on our portfolio strategy, financial and operating performance, and capital allocation.

■	Members of our management team also regularly engage with shareholders and other stakeholders to discuss our sustainability strategy and initiatives, human capital management, Company culture, diversity, equity and inclusion, corporate governance and executive compensation practices and to solicit feedback on these and a variety of other topics of interest.

■	We frequently seek feedback from stakeholders in developing key sustainability programs and goals. For example, we engaged more than 50 stakeholders across several geographic areas during the development of the PepsiCo Positive (pep+) framework, including multilateral organizations, non-profit organizations and members of the academia.

■	Every year, during the two-month period before the Annual Meeting of Shareholders, we generally contact our 75 largest shareholders, who in 2021 represented approximately 47% of our outstanding shares of Common Stock, offering to discuss a broad range of topics.

■	Subsequent to the Annual Meeting of Shareholders, we continue our outreach efforts to develop a better understanding of the feedback received from shareholders and issues important to our shareholders.

As reflected in our Corporate Governance Guidelines, our Presiding Director is available for consultation and direct communication, if requested by major shareholders. Our engagement program also involves directors, as well as senior executives and associates from many different parts of the Company, including from PepsiCo’s communications, investor relations, executive compensation, compliance and ethics, legal, public policy and government affairs, and sustainability teams.

Following the 2021 Annual Meeting, we considered the voting outcomes for management and shareholder proposals, including the advisory shareholder proposal to reduce the threshold to call a special shareholder meeting, which received the support of approximately 44% of the votes cast. In response, the Nominating and Corporate Governance Committee and the Board carefully considered the proposal and the mix of views that we received on this topic during engagement with shareholders, and continue to believe that it is neither necessary nor in the best interests of the Company or its shareholders to take steps to implement this proposal, in light of our longstanding practice of regularly engaging with our shareholders and the Company’s strong corporate governance policies and practices, including the availability of the Company’s shareholder right to call a special meeting by shareholders holding in the aggregate 20% or more of our outstanding shares.

In addition, we have had an ongoing dialogue with various other shareholders and stakeholders and regularly meet with diverse stakeholders often in collaboration with leading non-profit groups that bring together investors, non-governmental organizations and businesses in support of sustainability. During these meetings, our shareholders and other stakeholders engage with us on such topics as climate change, packaging, nutrition, water scarcity, public health, human capital management, diversity, equity and inclusion, racial equality, gender pay parity, human rights and environmental matters related to PepsiCo’s supply chain, sustainable agriculture, sustainability reporting, and various other issues. We are also engaged with other key stakeholders through our active participation in leading corporate governance organizations, such as the Harvard Law School Program on Corporate Governance, the Council of Institutional Investors, Society for Corporate Governance and the Stanford Institutional Investors’ Forum.

Feedback Informs Our Board’s Decisions. The Board and its Committees regularly receive updates on our engagement and a summary of communications is sent to the Board with each regularly scheduled Board meeting to provide insights into feedback from shareholders and other stakeholders and the scope of topics important to them. During the Board meetings, the directors are also provided with the opportunity to discuss and ask questions on shareholder feedback. Our engagement activities have resulted in our receiving valuable feedback from our shareholders and other stakeholders who have provided important external viewpoints that inform our decisions and our strategy.

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Corporate Governance at PepsiCo

For example, as a result of the dialogue and collaboration with our shareholders and other stakeholders in recent years:

Governance

■   The Board refined the roles of its Committees by establishing a Public Policy and Sustainability Committee in 2017. In 2020, the Board amended the Committee’s charter and changed its name to Sustainability, Diversity and Public Policy Committee to reflect the Committee’s ongoing oversight over diversity, equity and inclusion matters. The Committee assists the Board in providing more focused oversight over PepsiCo’s policies and programs and related risks that concern key sustainability, diversity, equity and inclusion and public policy matters.

■   We published a global workforce demographics data report and our U.S. 2020 Consolidated EEO-1 Report as submitted to the U.S. Equal Employment Opportunity Commission, available at www.pepsico.com/about/diversity-equity-and-inclusion/progress-at-pepsico.

■   We amended our Articles of Incorporation in 2019 to eliminate supermajority voting standards, as approved by our shareholders.

■   The Board amended our Corporate Governance Guidelines over the last several years to:

–   specifically mention food safety and cybersecurity as areas of Board oversight to reflect current practices;

–   decrease the total number of public company boards that a non-executive director can serve on from 5 to 4 and establish a limit of 2 total public company boards for directors who are public company executive officers;

–   highlight the Board’s focus on diversity, by explicitly stating its commitment to actively seeking out highly qualified women and minority candidates, as well as candidates with diverse backgrounds, skills and experiences, to include in the pool from which Board nominees are chosen;

–   underscore the Board’s involvement in human capital management and talent development, by adding those experiences to the list of attributes sought for individual directors; and

–   specify the Board’s oversight role with respect to sustainability, an integral part of the Company’s business strategy.

■   The Board implemented a proxy access right for shareholders in 2016.

Sustainability

■   We ensure that the regular engagement team includes a member with sustainability or public policy expertise, who is available for a dialogue with shareholders about sustainability matters.

■   We continue to integrate purpose into our business strategy and brands with the launch of PepsiCo Positive (pep+), which drives action and progress across three key pillars — Positive Agriculture, Positive Value Chain and Positive Choices — bringing together a number of industry-leading goals under a comprehensive framework as we continue to implement a set of focused initiatives around next generation agriculture, water stewardship, sustainable packaging, products, climate change, and people, to help build a more sustainable food system. More information on pep+ can be accessed on www.pepsico.com/pepsicopositive.

■   We also enhanced the Company’s annual sustainability reporting suite by expanding our ESG Topics A-Z platform available at www.pepsico.com/esg-topics-a-z and, for the first time, publishing a Sustainability Accounting Standards Board (SASB) Index. These enhancements build on our industry leading work to publish annual sustainability performance metrics, Global Reporting Initiative (GRI) reporting, Task Force on Climate-Related Financial Disclosures (TCFD) reporting, and other measures.

■   We published our first Human Rights Report in 2020, available at www.pepsico.com/esg-topics-a-z/human-rights, which provides comprehensive information on our efforts to advance human rights throughout our full value chain.

Compensation	■ We perform comprehensive reviews of feedback from shareholders, and in 2020 several changes were made to the overall executive compensation program. We will maintain the program as it aligns to our business strategy, as well as our core compensation principles, but will continue to take shareholder feedback into consideration.
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Our Commitment to Sustainable Business Practices

We are focused on making our Company Faster, Stronger and Better at meeting the needs of our shareholders, customers, consumers, partners and communities, while caring for our planet and inspiring our associates around the world.

Our long-term sustainability goals have been woven into our business since we first articulated our purpose agenda over ten years ago, and we continue to believe our strong sustainability agenda will enable PepsiCo to run a successful global company that creates long-term value for society and our shareholders.

Throughout the year, the Board and the relevant Committees receive updates from and discuss with management sustainability, human capital management, including diversity, equity and inclusion, and public policy matters, including the Company’s key programs and related goals on these topics and progress toward achieving those goals.

To assist our Board in its oversight and to align with our sustainability agenda, the Board also refined the roles of its Committees by establishing a Public Policy and Sustainability Committee in 2017. In 2020, the Board amended this Committee’s charter and changed its name to Sustainability, Diversity and Public Policy Committee to reflect the Committee’s ongoing oversight over diversity, equity and inclusion matters. This Committee, which is comprised entirely of independent directors, assists the Board in providing more focused oversight over the Company’s policies, programs and related risks that concern key sustainability, diversity, equity and inclusion and public policy matters.

Launch of pep+

PepsiCo is pleased to share the progress we are making in our sustainability journey. In 2021, we introduced PepsiCo Positive (pep+), a strategic end-to-end transformation with sustainability and human capital at the center of how the company will create growth and value by operating within planetary boundaries and inspiring positive change for the planet and people. pep+ will guide how PepsiCo will transform its business operations: from sourcing ingredients and making and selling its products in a more sustainable way, to leveraging its more than one billion connections with consumers each day to take sustainability mainstream and engage people to make choices that are better for themselves and the planet. pep+ drives action and progress across three key pillars — Positive Agriculture, Positive Value Chain and Positive Choices — bringing together our numerous industry-leading goals for 2030 and beyond under a comprehensive framework as we continue to implement a set of focused initiatives around next generation agriculture, water stewardship, sustainable packaging, products, climate change and people to help build a more sustainable food system. Our sustainability performance goals broaden our efforts in a way that responds to changing consumer and societal needs and focus on building a healthier future for all of our stakeholders.

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Corporate Governance at PepsiCo

	OUR PEP+ GOALS	OUR PEP+ PROGRESS HIGHLIGHTS
Positive Agriculture We’re working to source our crops & ingredients in ways that restore the earth and strengthen farming communities

Spread regenerative agriculture across 7 MILLION ACRES by 2030

Improve the livelihoods of more than 250,000 PEOPLE in our agricultural supply chain and communities by 2030

Sustainably source(1) 100% of our key crops and ingredients by 2030

Sustainably sourced(1) 100% of our grower-sourced crops (potatoes, whole corn, oats and oranges) in 31 countries, and more than 90% of our grower-sourced crops globally as of 2021

Achieved 100% Roundtable on Sustainable Palm Oil (RSPO) physically certified palm oil(2)

Achieved 100% Bonsucro certified sustainable cane sugar globally(3)(4)

Positive Value Chain We’re helping build a circular and inclusive value chain

Achieve NET-ZERO EMISSIONS BY 2040

Cut virgin plastic per serving by 50% across our global beverages and convenient foods portfolio by 2030 against a 2020 baseline

NET WATER POSITIVE Reduce use and replenish more water than we use by 2030

Execute our diversity, equity and inclusion agenda, invest more than $570 MILLION by 2025

In 2021, we continued to transition to 100% renewable electricity in our direct operations, and approximately 70%(5)(6) of our global electricity needs were met by renewable sources

As of 2021, we increased our Black and Hispanic managerial populations in the U.S. to 8.3% and 9.5%, respectively, of our workforce

Women hold 43% of our global manager positions and continue to be paid within 1% of men in 72 countries (representing 99% of our salaried employee population), after controlling for legitimate drivers of pay such as job level, geographic location and performance ratings(7)

Positive Choices We’re inspiring people through our brands to make choices that create more smiles for them and the planet	EVOLVE OUR PORTFOLIO OF PRODUCTS SO THEY ARE BETTER FOR THE PLANET AND PEOPLE LEVERAGE OUR ICONIC BRANDS TO INSPIRE POSITIVE CHOICES	We are over 70%(6) of the way toward our 2025 targets in reducing added sugars, sodium and saturated fat across our beverages and convenient foods portfolio(8)

For more information, please visit www.pepsico.com/PepsiCoPositive.

(1)	“Sustainably source” refers to meeting the independently verified environmental, social and economic principles of PepsiCo’s Sustainable Farming Program, enabling continuous improvement for farmers, communities and the planet.
(2)	We increased our sourcing through the RSPO Mass Balance physically certified supply chain model and procured de minimis Independent Smallholder Credits to achieve 100% RSPO certification in 2021.
(3)	Results reflect exclusion of SodaStream International Ltd. (“SodaStream”) and Pioneer Foods portfolios.
(4)	Results include a combined approach of procuring Bonsucro credits and verifying our supply chain.
(5)	This target was met by a diversified portfolio of solutions.
(6)	Results reflect exclusion of Be & Cheery portfolio.
(7)	Based on base compensation.
(8)	Based on 2020 data in our Top 26 Beverage markets, which represent 80% of our global beverages volume, and our Top 23 Convenient Foods markets, which represent 88% of our global convenient foods volume.

Unless otherwise noted, information with respect to our acquisitions of Be & Cheery, BFY Brands, Inc., Pioneer Foods, Rockstar and SodaStream is included herein. Organizational changes (e.g., acquisitions, mergers and divestitures) are evaluated to determine if they have a significant impact on our sustainability performance and, as data becomes available, all reported years for metrics impacted by an organizational change are recast to consistently reflect the impact of the organizational change.

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Corporate Governance at PepsiCo

Our annual Sustainability Report and web-based interactive environmental, social and governance (“ESG”) reporting platform on the Company’s website at www.pepsico.com under “Sustainability” presents our sustainability goals and provides data, as well as examples of our efforts to achieve these goals.

Political Contributions Policy

In 2005, the Board of Directors adopted a Political Contributions Policy for the Company, which is amended from time to time. The Political Contributions Policy states, among other things, that details on PepsiCo’s political contributions are posted on our website on an annual basis, and that while the Company generally does not provide contributions from corporate funds to candidates outside the U.S., that it will appropriately post any such contribution along with other political contributions on our website.

The Political Contributions Policy, together with other policies and procedures of the Company, guide PepsiCo’s approach to political contributions. As specified in its Charter, the Sustainability, Diversity and Public Policy Committee oversees this policy and is responsible for reviewing the Company’s key public policy trends, issues and regulatory matters, its engagement in the public policy process and the Company’s political activities and expenditures. In addition, our Board receives information regarding the Company’s public policy initiatives and developments as necessary.

In keeping with our goal of transparency, our Political Contributions Policy and our annual U.S. political contributions are posted at www.pepsico.com under “Sustainability”—“ESG Topics A-Z”—“Public Policy Engagement, Political Activities and Contributions Guidelines.” Additionally, over the years, we have significantly enhanced our website disclosure of political spending and lobbying activities by including the following information:
■	a link to PepsiCo’s quarterly federal lobbying reports;
■	the total annual amount of PepsiCo’s federal lobbying-related expenditures in the United States;
■	information about our key lobbying priorities and our Board’s oversight of political spending and lobbying activities;
■	criteria to be used in connection with all contributions, including the candidate’s overall character, integrity, personal conduct, record of public service and commitment to supporting diversity, equity and inclusion;
■	a list of U.S. trade associations and policy groups that lobby on behalf of PepsiCo to which PepsiCo contributes over $25,000 annually; and
■	the names of the lobbyists with which we directly contract.

Communications with the Board

The PepsiCo Corporate Law Department reviews all communications sent to the Board of Directors and regularly provides to the Board a summary of communications that relate to the functions of the Board or a Board Committee or that otherwise warrant Board attention. Copies of such communications are also made available to the Board. Directors may at any time discuss the Board communications received by the Company. In addition, the Corporate Law Department may forward certain communications only to the Presiding Director, the Chair of the relevant Committee or the individual Board member to whom a communication is directed. Concerns relating to PepsiCo’s accounting, internal accounting controls or auditing matters will be referred directly to members of the Audit Committee. Those items that are unrelated to the duties and responsibilities of the Board or its Committees may not be provided to the Board by the Corporate Law Department, including, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job referral materials such as resumes; product-related communications; unsolicited ideas and business proposals; and material that is determined to be illegal or otherwise inappropriate.

Shareholders and other interested parties may send communications directed to the Board, a Committee of the Board, Presiding Director, independent directors as a group or an individual director by any of the following means:

By Phone	By Mail	Online
1-866-626-0633	PepsiCo Board of Directors ATTN: Corporate Secretary PepsiCo, Inc. 700 Anderson Hill Road Purchase, New York 10577	Submit a communication through our website www.pepsico.com under “About” — “Corporate Governance”—“Contacting the Board of Directors”
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2021 Director Compensation

Non-employee directors are compensated for their service on the Board as described below. Directors who are employees of the Company receive no additional compensation for serving as directors.

Annual Compensation

Every year, our Board of Directors reviews the competitiveness of our compensation program for non-employee directors. Based on the results of a competitive analysis, supported by the Board’s independent compensation consultant, FW Cook, and upon the recommendation of the Compensation Committee, in 2021 the Board decided to maintain the current annual cash retainer of $120,000 and current annual equity retainer of $190,000.

ANNUAL DIRECTOR COMPENSATION	ADDITIONAL COMPENSATION

An additional $30,000 annual cash retainer

■   Nominating and Corporate Governance Committee Chair

■   Sustainability, Diversity and Public Policy Committee Chair

An additional $40,000 annual cash retainer

■   Audit Committee Chair

■   Compensation Committee Chair

An additional $50,000 annual cash retainer

■   Presiding Director

The $190,000 annual equity retainer is provided in phantom units of PepsiCo Common Stock that are immediately vested and are payable on the first day of the calendar quarter following the first anniversary of the director’s retirement or resignation from PepsiCo’s Board of Directors, or as of a later date selected by the director. The number of phantom units of PepsiCo Common Stock granted to each director on October 1, 2021 was determined by dividing the $190,000 equity retainer value by the closing price of PepsiCo Common Stock on October 1, 2021, which was $150.95. As such, each director was granted 1,259 phantom units, each representing the right to receive one share of PepsiCo Common Stock and dividend equivalents. Dividend equivalents are reinvested in additional phantom units. Directors may also elect to defer their cash compensation into phantom units payable at the end of the deferral period selected by the directors.

Directors are reimbursed for expenses incurred to attend Board and Committee meetings and receive business travel and accident insurance coverage. Directors do not receive any meeting fees and do not have a retirement plan or receive any benefits such as life or medical insurance. Directors are eligible for matching of charitable contributions through the PepsiCo Foundation, which is generally available to all PepsiCo employees.

Initial Share Grant

Each newly appointed non-employee director receives a one-time grant of 1,000 shares of PepsiCo Common Stock when he or she joins the Board. These shares are immediately vested, but must be held until the director leaves the Board.

Governance Features

Our compensation program for non-employee directors operates with the following market-leading governance features:

Shareholder-Approved Cap on Pay. In 2016, our shareholders approved a cap on non-employee director pay as part of the renewal of the PepsiCo, Inc. Long-Term Incentive (“LTI”) Plan. The cap imposes a limit on the awards that may be granted to any non-employee director in a single calendar year in the following amounts: $500,000 for annual equity awards, $500,000 for annual cash retainers, and $250,000 for one-time initial awards to any newly appointed or elected non-employee director. Our current compensation program for non-employee directors is well within these limits.

Stock Ownership Requirements. To reinforce our ownership philosophy, non-employee directors are required to own shares of PepsiCo Common Stock equal to at least $600,000 (five times the annual cash retainer). Shares or phantom units of PepsiCo Common Stock held either directly by the non-employee director (or immediate family members), in the director’s deferred compensation account, or in a trust for the benefit of immediate family members, count towards satisfying the requirement.

Non-employee directors have five years from their appointment to meet their stock ownership requirement. All of our non-employee directors have met or are on track to meet their objectives within the five-year period.

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Clawback Provision. Under the terms of our long-term incentive plans, non-employee directors who violate PepsiCo’s Global Code of Conduct, who violate applicable non-compete provisions, or who engage in gross misconduct may be subject to financial consequences. Our long-term incentive plans permit PepsiCo to cancel a non-employee director’s outstanding equity awards if PepsiCo determines that the non-employee director has committed any such violation. The long-term incentive plans also permit PepsiCo to claw back all gains from exercised stock options received within the 12 months preceding the violation.

Prohibition on Hedging and Pledging. Our Insider Trading Policy prohibits all directors (including non-employee directors) from using any strategies or products (such as derivative securities or short-selling techniques) to hedge against the potential changes in the value of PepsiCo Common Stock. In addition, directors may not hold PepsiCo securities in a margin account or pledge PepsiCo stock or PepsiCo stock options as collateral for a loan.

Limited Trading Windows. Our directors (including non-employee directors) can only transact in PepsiCo securities during approved trading windows after satisfying mandatory clearance requirements.

2021 Non-Employee Director Compensation

The following table summarizes the compensation of the non-employee directors for the fiscal year ended December 25, 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Segun Agbaje	120,000	190,000	—	310,000
Shona L. Brown	160,000	190,000	—	350,000
Cesar Conde	120,000	190,000	—	310,000
Ian Cook	170,000	190,000	—	360,000
Edith W. Cooper(4)	30,000	363,183	—	393,183
Dina Dublon	132,500	190,000	31,208	353,708
Richard W. Fisher(5)	50,000	—	15,207	65,207
Michelle Gass	120,000	190,000	—	310,000
Dave Lewis	120,000	190,000	—	310,000
David C. Page	120,000	190,000	11,208	321,208
Robert C. Pohlad	137,500	190,000	—	327,500
Daniel Vasella	132,500	190,000	11,208	333,708
Darren Walker	137,500	190,000	—	327,500
Alberto Weisser	160,000	190,000	—	350,000

(1)	The retainer fee reflects a payment of $60,000 made in arrears in June 2021 for service during the period December 1, 2020 through May 31, 2021 and a payment of $60,000 made in arrears in December 2021 for service during the period June 1, 2021 through November 30, 2021. The following directors elected to defer all or part of their 2020-2021 cash compensation into PepsiCo’s director deferral program: Mr. Agbaje deferred his $120,000 retainer fees into 781 phantom stock units and Sir Dave deferred his $120,000 retainer fees into 781 phantom stock units. The number of phantom units of PepsiCo Common Stock Mr. Agbaje and Sir Dave deferred on June 1, 2021 and December 1, 2021 was determined by dividing the deferred cash compensation by the closing price of PepsiCo Common Stock on the grant date (or the next trading day), which was $147.63 and $160.16, respectively.
(2)	The amounts reported for stock awards represent the full grant date fair value of the phantom stock units granted in 2021 calculated in accordance with the accounting guidance on share-based payments.
(3)	The amounts reported in this column represent PepsiCo Foundation matching gifts, other charitable contributions or commitments and the value of gifts. PepsiCo Foundation matching gift contributions are available to all PepsiCo employees and PepsiCo non-employee directors. Under the matching gift program, the PepsiCo Foundation matches cash or stock donations to recognized tax-exempt organizations and provides a double-match requested by an eligible individual who was a member of a qualified board of a tax-exempt organization and made a financial contribution to such organization during 2021, with PepsiCo Foundation annual contributions generally capped at a total of $10,000 plus an additional $20,000 for charitable contributions made in October 2021, during our annual corporate-wide giving campaign that encourages associates to give back. With respect to Ms. Dublon, Mr. Fisher and Drs. Page and Vasella, the PepsiCo Foundation made matching contributions of $30,000, $10,000, $10,000 and $10,000, respectively.
(4)	Upon joining the Board on September 1, 2021, Ms. Cooper received the one-time grant of 1,000 shares of PepsiCo Common Stock granted to all new directors. She also received a pro-rated annual cash retainer of $30,000 for service from September 1, 2021 through November 30, 2021, a pro-rated equity retainer of $15,833 for service from September 1, 2021 through September 30, 2021 and the $190,000 annual equity retainer on October 1, 2021 to compensate her for the period October 1, 2021 through September 30, 2022.
(5)	Mr. Fisher retired from the Board effective May 5, 2021; therefore, his retainer fee includes a pro-rata amount of $50,000 for service from December 1, 2020 to May 5, 2021. Mr. Fisher elected to defer his $50,000 retainer fees into 339 phantom stock units. The number of phantom units of PepsiCo Common Stock Mr. Fisher deferred on June 1, 2021 was determined by dividing the deferred cash compensation by the closing price of PepsiCo Common Stock on the grant date (or the next trading day), which was $147.63.
PEPSICO 2022 PROXY STATEMENT	43

Ratification of Appointment of Independent Registered Public Accounting Firm (Proxy Item No. 2)

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (taking into account the vote on shareholder ratification). The Audit Committee has appointed KPMG LLP (“KPMG”) as PepsiCo’s independent registered public accounting firm for fiscal year 2022. KPMG has served as PepsiCo’s independent registered public accounting firm since 1990. While we are not required by our By-Laws or otherwise to seek shareholder ratification of the appointment of KPMG as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will take the vote into consideration when determining whether or not to retain KPMG. The Audit Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interests of our shareholders. Even if the selection of KPMG is ratified by shareholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of KPMG are expected to be present and available to answer appropriate questions at the 2022 Annual Meeting and will have an opportunity to make statements during the meeting if they desire to do so.

Our Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of KPMG as PepsiCo’s independent registered public accounting firm for fiscal year 2022.

Audit Committee Report

PepsiCo’s Audit Committee reports to, and acts on behalf of, the Board. The Audit Committee is comprised solely of directors who satisfy applicable independence and other requirements of Nasdaq and applicable securities laws. A majority of the members of the Audit Committee are “audit committee financial experts” as defined by SEC rules and regulations.

The Audit Committee’s purpose and responsibilities are set forth in its charter, which is approved and adopted by the Board and is available on PepsiCo’s website at www.pepsico.com under “About”—“Corporate Governance.” The Audit Committee’s Charter is reviewed at least annually and updated, as appropriate, to address changes in regulatory requirements, authoritative guidance, evolving oversight practices and investor feedback.

During 2021, the Audit Committee met seven times and fulfilled each of its duties and responsibilities as outlined in its charter, including reviewing and assessing the guidelines and policies governing PepsiCo’s risk management and oversight processes, overseeing PepsiCo’s compliance with legal and regulatory requirements (including meeting with the Global Chief Compliance & Ethics Officer to discuss PepsiCo’s compliance program), receiving an update on PepsiCo’s Law Department’s compliance with Part 205 of Section 307 of the Sarbanes-Oxley Act of 2002 regarding standards of professional conduct for attorneys and regularly meeting separately with PepsiCo’s General Counsel, Global Chief Compliance & Ethics Officer, General Auditor, Chief Financial Officer and representatives of the independent registered public accounting firm (see page 30 of this Proxy Statement for additional information regarding the Audit Committee’s responsibilities). During 2021, the Audit Committee also reviewed and considered how COVID-19 continued to impact each of its areas of responsibility, including its oversight of PepsiCo’s independent registered public accounting firm, the quality and integrity of PepsiCo’s financial statements and internal control over financial reporting, PepsiCo’s internal audit function, and enterprise risk management processes.

Selection and Oversight of the Independent Registered Public Accounting Firm. The Audit Committee assists the Board with its oversight of PepsiCo’s independent registered public accounting firm’s qualifications and independence. The Audit Committee is responsible for appointing, compensating, retaining and overseeing the work of PepsiCo’s independent registered public accounting firm, including approving any services provided by the firm, periodically reviewing and evaluating the performance of the lead audit partner, as well as overseeing the required rotation of KPMG’s lead audit partner and, through the Audit Committee Chair as its representative, reviewing and considering the selection of the lead audit partner. KPMG has served as PepsiCo’s independent registered public accounting firm since 1990. KPMG’s current lead audit partner is required to rotate after completion of the fiscal year 2022 audit.

44	PEPSICO 2022 PROXY STATEMENT

Ratification of Appointment of Independent Registered Public Accounting Firm (Proxy Item No. 2)

The Audit Committee recognizes the importance of maintaining the independence of PepsiCo’s auditor, both in fact and in appearance. In 2021, the Audit Committee received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG the firm’s independence from PepsiCo and management. These discussions included, among other things, a review of the nature of, and fees paid to, KPMG for non-audit services and the compatibility of such services with maintaining KPMG’s independence (see page 46 of this Proxy Statement for additional information). The Audit Committee concurred with KPMG’s conclusion that they are independent from PepsiCo and its management.

The Audit Committee also periodically considers whether there should be a rotation of PepsiCo’s independent registered public accounting firm. In addition to KPMG’s independence from PepsiCo and management, the Audit Committee also considers several other factors in deciding whether to re-engage KPMG, including: the quality of KPMG’s staff, work and quality control; KPMG’s policies related to independence; KPMG’s global reach; and KPMG’s capability and expertise to perform an audit of PepsiCo’s financial statements and internal control over financial reporting, given the breadth and complexity of PepsiCo’s business and global footprint. The Audit Committee also discussed with KPMG the status or results of the PCAOB’s reports on its inspections of KPMG and discussed with KPMG certain legal and regulatory proceedings, both pending and resolved, against KPMG.

Based on the foregoing, the Audit Committee has retained KPMG as PepsiCo’s independent registered public accounting firm for the fiscal year 2022 and recommends that shareholders ratify this appointment (see page 44 of this Proxy Statement for additional information regarding the shareholder vote).

Review and Recommendation Regarding Financial Statements. PepsiCo’s management is responsible for preparing PepsiCo’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. KPMG is responsible for expressing an opinion on PepsiCo’s financial statements and an opinion on PepsiCo’s internal control over financial reporting based on its audits. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of PepsiCo’s financial statements.

In the performance of its oversight function, the Audit Committee met with management and KPMG to review and discuss PepsiCo’s audited financial statements and internal control over financial reporting, asked management and KPMG questions relating to such matters and discussed with KPMG the matters required to be discussed by applicable PCAOB auditing standards. These meetings and discussions included a review of the critical accounting policies applied by PepsiCo in the preparation of its financial statements and the quality (and not just the acceptability) of the accounting principles utilized, the reasonableness of significant accounting estimates and judgments, the critical audit matters identified by KPMG during the audit, and the disclosures in PepsiCo’s consolidated financial statements. Based on the reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 25, 2021, for filing with the SEC.

The Audit Committee

Alberto Weisser, Chair Segun Agbaje Edith W. Cooper	Michelle Gass Dave Lewis

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent the Company specifically incorporates such report by reference.

PEPSICO 2022 PROXY STATEMENT	45

Ratification of Appointment of Independent Registered Public Accounting Firm (Proxy Item No. 2)

Audit and Other Fees

The following table presents fees incurred for professional audit services rendered by KPMG, the Company’s independent registered public accounting firm, for the audit of the Company’s annual consolidated financial statements for fiscal years 2021 and 2020, and fees billed for other services rendered by KPMG in fiscal years 2021 and 2020.

	2021	2020
Audit fees(1)	$29,526,000	$24,144,000
Audit-related fees(2)	$1,476,000	$1,480,000
Tax fees(3)	$166,000	$141,000
All other fees(4)	$—	$—
(1)	Audit fees for fiscal years 2021 and 2020 consisted of fees for the audits of the Company’s annual consolidated financial statements, and the audit of the effectiveness of the Company’s internal control over financial reporting, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services related to statutory filings or engagements.
(2)	Audit-related fees for fiscal years 2021 and 2020 consisted primarily of the audits of certain employee benefit plans, the issuance of comfort letters, agreed upon procedures and other attestation reports.
(3)	Tax fees for fiscal years 2021 and 2020 consisted primarily of international tax compliance services.
(4)	KPMG was not engaged in fiscal years 2021 or 2020 for any services other than those described above.

Pre-Approval Policy and Procedures

We understand the need for the independent registered public accounting firm to maintain its objectivity and independence, both in appearance and in fact, in its audit of PepsiCo’s consolidated financial statements. Accordingly, the Audit Committee has adopted the PepsiCo Policy for Pre-Approval of Audit, Audit-Related and Non-Audit Services. The policy provides that the Audit Committee will engage the independent registered public accounting firm for the audit of PepsiCo’s consolidated financial statements and audit-related, tax and other non-audit services in accordance with the terms of the policy. The policy provides that on an annual basis the independent registered public accounting firm’s global lead audit partner will review with the Audit Committee the services the independent registered public accounting firm expects to provide in the coming year and the related fee estimates, and that the Audit Committee will consider for pre-approval a schedule of such services. The policy further provides that the Audit Committee will specifically pre-approve engagements of the independent registered public accounting firm for services that are not pre-approved through the annual process. The Audit Committee Chair is authorized under the policy to pre-approve any audit, audit-related, tax or other non-audit services between Audit Committee meetings, provided such interim pre-approvals are reviewed with the full Audit Committee at its next meeting. In addition, the Audit Committee receives a status report at each of its regularly scheduled meetings regarding audit, audit-related, tax and other non-audit services that the independent registered public accounting firm has been pre-approved to perform, has been asked to provide or may be expected to provide during the balance of the year. The Audit Committee pre-approved all services provided by KPMG during fiscal 2021 and 2020 in accordance with the Policy for Pre-Approval of Audit, Audit-Related and Non-Audit Services.

46	PEPSICO 2022 PROXY STATEMENT

Advisory Approval of Executive Compensation
(Proxy Item No. 3)

Pursuant to Section 14A of the Exchange Act, the Company asks shareholders to cast an advisory vote to approve the compensation of our Named Executive Officers disclosed in the “Executive Compensation” section beginning on page 48 of this Proxy Statement. While this vote is non-binding, PepsiCo values the opinions of its shareholders and, consistent with our record of shareholder engagement, will consider the outcome of the vote when making future compensation decisions.

In considering your vote, we invite you to review the Compensation Discussion and Analysis beginning on page 48 of this Proxy Statement. As described in the Compensation Discussion and Analysis, we believe that PepsiCo’s executive compensation programs effectively align the interests of our executive officers with those of our shareholders by linking a significant portion of their compensation to PepsiCo’s performance and by providing a competitive level of compensation designed to recruit, retain and motivate talented executives critical to PepsiCo’s long-term success.

We are asking our shareholders to vote FOR, in an advisory vote, the following resolution:

“Resolved, the shareholders of PepsiCo approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table, the other compensation tables and the related notes and narratives on pages 48-83 of this Proxy Statement for the 2022 Annual Meeting of Shareholders.”

The Board has adopted a policy of providing annual advisory approvals of the compensation of our NEOs. The next advisory approval of executive compensation will occur at the 2023 Annual Meeting of Shareholders.

Our Board of Directors recommends that shareholders vote “FOR” the compensation of our Named Executive Officers.
PEPSICO 2022 PROXY STATEMENT	47

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a description of PepsiCo’s executive compensation philosophy and programs and more specifically, discusses the process in determining the compensation of our NEOs.

Name and Title
Ramon L. Laguarta	Chairman of the Board and CEO, PepsiCo
Hugh F. Johnston	Vice Chairman, Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”), PepsiCo
Silviu Popovici	CEO, Europe
Kirk Tanner	CEO, PepsiCo Beverages North America (“PBNA”)
Steven Williams	CEO, PepsiCo Foods North America (“PFNA”)

PepsiCo Strategy and Vision

Our unwavering commitment to becoming an even Faster, Stronger and Better organization and to Be the Global Leader in Beverages and Convenient Foods by Winning with pep+ contributed to our achievement of strong performance and financial results in 2021 as we continued to invest in our people, brands, go-to-market systems, supply chain, manufacturing capacity and digital capabilities to build competitive advantages and win in the marketplace.

This vision was introduced by our leadership team and led by the Chairman and CEO to support the start of our strategic transformation in 2019. Our business is benefiting from the substantial investments made and strategic actions taken over the last three years to deliver on our aspirations, yielding positive returns for our shareholders.

FASTER	STRONGER	BETTER
Winning in the marketplace, being more consumer-centric and accelerating investment for top-line growth	Transforming our capabilities, cost and culture by operating as one PepsiCo, leveraging technology, winning locally and globally enabled	Creating growth and value by operating within planetary boundaries and inspiring positive change for the planet and people

To further complement and enhance our strategic framework, we introduced pep+ in 2021, a fundamental end-to-end transformation of what we do and how we do it to create growth and shared value with sustainability and human capital at the center.

In addition, our primary focus remained keeping our associates safe, supporting our communities and meeting our consumers’ and customers’ needs as the COVID-19 pandemic continued to be a major worldwide health concern.

48	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

2021 PepsiCo Performance Highlights

PepsiCo exceeded its operating performance goals in 2021 despite continued macroeconomic challenges and economic uncertainty associated with the COVID-19 pandemic, including ongoing supply chain disruptions and inflationary pressures. Our strong results highlight the strength of our diversified portfolio and the growth momentum from our Faster, Stronger and Better business aspirations, as we continued to demonstrate resiliency.

To incentivize executive officers to deliver sustainable long-term value to shareholders, compensation is measured against key metrics which are critical for the execution of the Company’s strategy based on targets set at the beginning of the year. Highlights of our 2021 performance include:

Organic Revenue Growth[5]	Core Constant Currency EPS Growth[5]	Free Cash Flow Excluding Certain Items[5]

9.5%	12%	$8.1 Billion

TSR	Cash Returned to Shareholders

20.5%	$5.9 Billion

PepsiCo Compensation Principles

Our executive compensation programs are designed to align the interests of our executive officers with our shareholders, underpinned by the following core principles.

Pay for Performance

■  Put the majority of executive officer pay at-risk, where both short-term and long-term incentives are dependent on performance relative to predetermined goals

■  Awards granted to executive officers never vest exclusively on continued employment

■  Payout at target only when PepsiCo achieves its internal performance targets

Alignment with Business Strategy

■  Tie performance objectives directly to each Faster, Stronger and Better aspiration to drive forward our vision

■  Top-line and market share metrics reinforce our need to be Faster, bottom-line and capital management metrics provide a balance to help us be Stronger and integrating purpose into strategic business imperatives allows us to be Better

Shareholder Value Creation

■  Directly link pay to the achievement of performance goals designed to foster the creation of sustainable long-term shareholder value

■  Maintain stock ownership requirements for senior leadership which extend beyond employment

Market Pay Competitiveness	■ Provide market-competitive programs that enable PepsiCo to attract and retain highly talented individuals ■ Reward overachievement allowing for differentiation in talent
Delivering Individual and ESG Objectives

■  Recognize the delivery of individual and ESG goals that advance PepsiCo’s strategic business imperatives, tailored to each executive officer’s role and responsibilities

■  Embed goals into individual objectives which are tied to one or more of next generation agriculture, water stewardship, sustainable packaging, products, climate change and/or people

[5]	To evaluate performance in a manner consistent with how management evaluates our operating results and trends, the Compensation Committee applies certain Business Performance metrics that are measured on a non-GAAP basis as compensation performance measures to both long-term and annual incentive awards. Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 43-48 and 51 of PepsiCo’s 2021 Annual Report on Form 10-K for the fiscal year ended December 25, 2021 for a more detailed description of the items excluded from these measures.
PEPSICO 2022 PROXY STATEMENT	49

Executive Compensation

Impact of 2021 PepsiCo Performance on CEO Pay

Chairman and CEO Performance Summary

The Board of Directors evaluates the performance of Mr. Laguarta through a rigorous assessment of achievements relative to predetermined operational measures established by the Compensation Committee at the beginning of the year, with adjustments for individual performance. The annual incentive is fully at-risk based on performance and can range from 0% to 200% of target.

For 2021, Mr. Laguarta’s annual incentive was determined by reference to the Business Performance metrics and Business Results under the “2021 Annual Incentive Award” section beginning on page 55 of this Proxy Statement, with primary focus on achievement of predetermined goals established at the beginning of the year for each of the following measures:

■	Organic Revenue Growth[6]
■	Free Cash Flow Excluding Certain Items[6]
■	Relative Competitive Performance
■	Core Constant Currency Net Income Growth[6]

In addition to the Business Performance metrics, the Compensation Committee considered Mr. Laguarta’s individual performance by assessing his progress relative to PepsiCo’s short-term and long-term business strategy with an emphasis on the delivery of our aspirations to be Faster, Stronger and Better for our associates, communities, consumers, customers, planet and shareholders.

In 2021, Mr. Laguarta provided strong strategic leadership in an ongoing challenging environment to drive PepsiCo to exceed its financial goals, while remaining focused on long-term value creation for its shareholders and prioritizing the safety and well-being of associates. Under his direction, Organic Revenue Growth accelerated at its fastest pace since the implementation of the Faster, Stronger and Better strategic framework in 2019. Financial, operational and individual performance highlights under Mr. Laguarta’s leadership in 2021 include:

Faster

■  Delivered Organic Revenue Growth[7] of 11% in International divisions and 8% in North American divisions

■  Generated 11% Organic Revenue Growth[7] for Global Beverages, as well as 8% Organic Revenue Growth[7] for Global Convenient Foods

■  Continued expansion in both developed and developing and emerging markets, which delivered 8% and 15% Organic Revenue Growth[7], respectively

■  Drove strong marketplace performance with market share gains in key categories such as salty snacks and savory snacks in the United States

■  Led sustained business momentum in key international markets including continued gains in savory market share in Brazil, China, Turkey and Australia, as well as gains in beverages market share in China, Mexico, Poland and Thailand

■  Continued focus on innovation to strengthen our diverse portfolio, reinforced by the Frito-Lay North America business being ranked as the #1 innovation driver across salty and savory categories in 2021, as defined by IRI, and the expansion of our energy portfolio with Rockstar, Mtn Dew Energy and Starbucks TripleShot delivering more than $1 billion in estimated annual retail sales in aggregate in 2021

[6]	To evaluate performance in a manner consistent with how management evaluates our operating results and trends, the Compensation Committee applies certain Business Performance metrics that are measured on a non-GAAP basis as compensation performance measures to both long-term and annual incentive awards. Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 43-48 and 51 of PepsiCo’s 2021 Annual Report on Form 10-K for the fiscal year ended December 25, 2021 for a more detailed description of the items excluded from these measures.
[7]	Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP compensation performance measures relative to reported GAAP financial measures.
50	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

Stronger

■  Positioned juice businesses for future success by entering into an agreement with PAI Partners to sell Tropicana, Naked and other select juice brands across North America and an irrevocable option to sell certain juice businesses in Europe, while retaining a 39 percent non-controlling interest in a newly formed joint venture. The divestiture was completed in 2022

■  Expanded our GBS platform, delivering over $1 billion of productivity savings in 2021 and successfully executed against our major transformation initiatives, while continuing to build new automated capabilities to enable us to reinvest in our businesses

■  Took decisive actions and made numerous investments to advance our digitalization efforts to better leverage technology and data analytics to capture data at a more granular level, as well as achieved progress against our global next generation commercial capabilities in our e-Commerce, Net Revenue Management and Demand Accelerator functions

■  Provided leadership to deliver positive organizational health survey results with engagement scores holding steady or better than pre-pandemic periods

■  Advanced PepsiCo’s reputation as an employer of choice, proudly recognized by Forbes as one of America’s Best Large Employers in 2021, by Comparably as the recipient of the Best Global Culture in 2021 and by Ethisphere as one of the World’s Most Ethical Companies for a 15th consecutive year in 2021

Better

■  Launched pep+ which is a fundamental transformation of what we do and how we do it: from sourcing ingredients and making and selling our products in a more sustainable way, to leveraging our more than one billion connections with consumers each day to take sustainability mainstream and engage people to make choices that are better for themselves and the planet (with additional information on our pep+ achievements highlighted on pages 39-40 of this Proxy Statement)

■  Took action to continue building a circular and inclusive value chain with a goal to cut virgin plastic in our packaging by 50% by 2030 against a 2020 baseline, providing leadership to launch 100% recycled polyethylene terephthalate Pepsi bottles in Spain, and continuing to move our vision forward by making a $15 million investment in Closed Loop Partners’ Leadership Fund to strengthen recycling infrastructure and build circular supply chains that keep materials out of landfills

■  Increased women’s managerial representation globally through continued efforts to recruit, develop and retain women via targeted efforts like our Transformational Leadership Program and our Women’s Inclusion Network and Women of Color Employee Resource Groups, as well as our continued support of female-founded businesses with Stacy’s Rise Project

■  Continued to deliver on our more than $570 million Racial Equality Journey initiative, demonstrating meaningful progress toward our U.S. Black and Hispanic 2025 managerial representation ambition and launching the $50 million Juntos Crecemos platform aimed at strengthening Hispanic-owned businesses across the United States

■  Made progress with the PepsiCo Foundation Black Restaurant Accelerator Program designed to provide Black restaurant owners in the United States with capital, technical assistance and mentorship services

■  Supported additional underserved communities including #StrongerTogether efforts for the Asian-American Community, our You Belong Here campaign for individuals with disabilities and our Pride Month celebrations around the world such as our efforts in Mexico and Brazil with Doritos Rainbow

■  Partnered with the PepsiCo Foundation to roll out a $40 million scholarship and professional mentoring program to support Black and Hispanic aspiring and graduating community college students, initially launched in Dallas, Westchester, Houston and Chicago with plans to expand the program to sixteen additional cities

■  Awarded scholarships to the first 25 recipients through PepsiCo’s S.M.I.L.E. (Success Matters in Life & Education) initiative to help them transition from 2-year to 4-year colleges and universities, of whom more than 50% are Hispanic

PEPSICO 2022 PROXY STATEMENT	51

Executive Compensation

Chairman and CEO Pay Decisions

When Mr. Laguarta was appointed CEO in 2018, the Board of Directors took numerous factors into consideration to determine his compensation, including compensation for newly-appointed CEOs and target pay of CEOs of our peer group. The Board recommended to place Mr. Laguarta’s total compensation below the median of peer group CEO compensation to provide room for future increases in target compensation assuming sustained performance and demonstrated leadership.

As disclosed in the 2021 Proxy Statement, in recognition of Mr. Laguarta’s 2020 achievements and to move his compensation closer to market, the Board of Directors approved a 3% increase to his base salary effective February 2021. To further recognize Mr. Laguarta’s sustained performance and leadership since becoming CEO and to ensure appropriate market pay competitiveness aligned with PepsiCo’s pay philosophy, the Board approved an annual salary of $1.625 million for 2022, a 4.8% increase over 2021, a 2021 annual cash incentive of $6.01 million and a 2022 LTI award with a grant date value of $14.25 million. The actual payout Mr. Laguarta will realize on his 2022 LTI award will depend upon achievement of Core Constant Currency EPS Growth, Organic Revenue Growth and Relative TSR Performance targets established by the Compensation Committee for the 2022-2024 performance period.

Chairman and CEO Pay-for-Performance Alignment

The PepsiCo TSR shown in the table below illustrates the year-to-year return, including stock price appreciation and reinvested dividends, on PepsiCo’s Common Stock on a calendar year basis, indexed to a 2017 base year. As a comparison, the median TSR generated by PepsiCo’s peer group is depicted below, indexed to a 2017 base year. The table also illustrates PepsiCo’s year-to-year Core Constant Currency EPS Growth(2) on a fiscal year basis, adjusted for payout linked to our incentive plans and indexed to a 2017 base year.

(1)	The above chart is prepared on a different basis than the 2021 Summary Compensation Table on page 69 of this Proxy Statement. SEC rules require disclosure of stock-settled awards in the year granted and disclosure of cash-settled awards in the year in which the relevant performance criteria are satisfied, whether or not payment is actually made in that year. Consistent with these rules, Mr. Laguarta’s 2021 compensation reflected in the 2021 Summary Compensation Table includes the Performance Stock Units (“PSUs”) granted in 2021 and Long-Term Cash (“LTC”) awards granted in 2019, which is based on performance over the 2019-2021 performance period and paid out in March 2022.
(2)	Please refer to Appendix A to this Proxy Statement for a description and reconciliation of this non-GAAP compensation performance measure relative to the reported GAAP financial measure. In calculating this compensation performance measure, PepsiCo’s 2020 Core Constant Currency EPS Growth was adjusted to exclude certain charges taken as a result of COVID-19 and PepsiCo’s 2018 Core Constant Currency EPS Growth was adjusted to exclude certain gains associated with the sale of assets and insurance claims and settlement recoveries.
(3)	TSR is based on stock price appreciation and reinvested dividends of PepsiCo’s peer group in effect for each calendar year.
(4)	LTI awards for the 2021 performance year consist of PSUs (66%) and LTC awards (34%) at target under our current LTI program design (further described in the “2021 Long-Term Incentive Awards” section beginning on page 62 of this Proxy Statement) and differ from the value reported in the 2021 Summary Compensation Table under the SEC rules. The above chart excludes the special PSU award that was granted to Mr. Laguarta in 2018.
52	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

Strong Compensation Governance

The Compensation Committee oversees the executive compensation programs and evaluates the programs against competitive practices, legal and regulatory developments and corporate governance trends. The Compensation Committee has incorporated the following market-leading governance features into our programs.

What We Do

Stringent clawback provisions: PepsiCo has robust clawback provisions, providing the right to cancel and recoup granted, earned and vested awards, wholly or partly, with a look-back period in the event of misconduct

Double trigger vesting: LTI awards provide for accelerated vesting only if an executive is involuntarily terminated without cause or resigns for good reason within two years of a change in control or if the awards are not assumed by the acquirer

Responsible share usage: Share utilization is below our peer group median due to our responsible usage of shares under the LTI Plan

Rigorous stock ownership requirements: Executive officers are required to own PepsiCo stock worth two to eight times their base salary (depending on position), with holding requirements extended for 12 months beyond employment

Challenging incentive targets: Targets for incentive awards are set at the beginning of the performance period taking into consideration our business strategy, operating goals and external guidance

Risk mitigation: Our compensation programs include balanced performance metrics, clawback provisions and an oversight process to identify risk

What We Don’t Do

No employment agreements: None of our executive officers have an employment agreement, separation or change in control agreement

No supplemental executive retirement plans: We do not have any supplemental executive retirement plans, as our NEOs participate in the same pension programs as other similarly situated employees

No tax gross-ups: We do not provide tax gross-ups on perks or benefits except in the case of standard expatriate tax equalization benefits available to all similarly situated employees

No hedging and pledging: Under our Insider Trading Policy, executive officers are prohibited from hedging and pledging Company stock

No resetting of financial targets: We do not reset internal incentive goals used to determine performance-based award payouts for executive officers once established at the beginning of the performance period

No repricing: We do not reprice stock option awards and our plans expressly forbid exchanging underwater options for cash

Engagement with Our Shareholders

PepsiCo has a longstanding practice of regularly engaging with shareholders year-round. Every year, during the two-month period before the Annual Meeting of Shareholders, we generally contact our 75 largest shareholders who in 2021 represented approximately 47% of our outstanding shares of Common Stock, offering to discuss a broad range of topics, including executive compensation. Subsequent to the Annual Meeting of Shareholders, we continue our outreach efforts to develop a better understanding of the feedback received from shareholders and issues important to our shareholders.

Our Compensation Committee considered shareholder feedback in its annual review of program components, targets and payouts to maintain awareness of emerging executive compensation practices, ensure the continued strength of our pay-for-performance alignment and sustain strong shareholder support.

At our 2021 Annual Meeting, shareholders again showed strong support for our executive compensation programs with 92% of the votes cast approving our advisory resolution.	To strengthen the link between PepsiCo’s business strategy and incentives, the Compensation Committee implemented several changes to the overall executive compensation program effective with the 2020 performance year. The Compensation Committee determined to maintain the current construct of the program for 2021.

PEPSICO 2022 PROXY STATEMENT	53

Executive Compensation

Components of Our Executive Compensation Program

The primary components of our executive compensation programs, summarized in the following table, ensure that pay is directly linked to the creation of sustainable long-term shareholder value.

Type	Component	Objective	Performance Metrics	Terms
Fixed Compensation	Base Salary

■  Provide market- competitive fixed pay reflective of an executive officer’s role, responsibilities and individual performance in order to attract and retain top talent

■  Ensure appropriate balance between internal pay equity and external market practice for executives with a comparable scope of responsibilities

			■ Subject to annual adjustment based on market data, internal equity, job responsibilities and individual performance ■ Increases not automatic or guaranteed	■ Paid per local practice
Performance- Based Compensation	Annual Incentive

■  Drive Company and business unit performance, including revenue growth, year- over-year market share change, profitability and free cash flow

■  Deliver individual performance against specific business imperatives

■  Performance measures linked to Company-wide performance or business unit performance depending on the NEO’s position and scope of responsibilities

■  Individual performance tied to PepsiCo’s strategic imperatives within the scope of the executive officer’s responsibilities

■  Paid in cash in the 1st quarter of the year following the performance period

■  Must be employed by the Company as of the end of the fiscal year to be eligible for a payout, unless retirement eligible, capped at 200% of target for the Chairman and CEO and 300% of target for all other NEOs

LTI

■  Align executive officers’ rewards with returns delivered to PepsiCo’s shareholders via sustained financial results and shareholder returns

■  Incentivize achievement of long-term value creation through stock performance objectives and critical financial and operating performance objectives over a three-year period

■ Performance measures linked to three-year goals (for 2021-2023, measures were Core Constant Currency EPS Growth, Organic Revenue Growth and TSR relative to proxy peers)

■  Annual awards are granted on or around March 1

■  Awards generally vest after three years if the executive is still employed by the Company, or upon retirement if retirement eligible, and subject to the achievement of performance criteria, capped at 200% of target

54	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

2021 Target Pay Mix for Named Executive Officers

To align pay levels for NEOs with the Company’s performance, our pay mix places the greatest emphasis on performance-based incentives.

CHAIRMAN AND CEO TARGET PAY MIX	NEO AVERAGE TARGET PAY MIX (EXCLUDING CHAIRMAN AND CEO)
Performance-Based Compensation 91%	Performance-Based Compensation 85%

Base Salary

The Compensation Committee annually reviews the salaries of our NEOs, as annual salary increases are not automatic or guaranteed. Mr. Williams’ base salary was increased by 14% in February 2021 to address external and internal pay competitiveness for his role and responsibilities.

The base salaries paid to our NEOs in fiscal year 2021 are presented in the 2021 Summary Compensation Table on page 69 of this Proxy Statement.

Name	Base Salary as of 2020 Fiscal Year-End ($000)	Base Salary as of 2021 Fiscal Year-End ($000)	Percentage Increase
Ramon L. Laguarta	1,500	1,550	3%
Hugh F. Johnston	1,000	1,000	0%
Silviu Popovici	750	750	0%
Kirk Tanner	800	800	0%
Steven Williams	700	800	14%

2021 Annual Incentive Award

We provide annual cash incentive opportunities to our NEOs under the PepsiCo, Inc. Executive Incentive Compensation Plan (“EICP”). Awards granted under the EICP are designed to drive Company, business unit and individual performance.

When determining the actual annual incentive award payable to each executive officer, the Compensation Committee considers both business and individual performance. The graphic below illustrates the calculation of the annual incentive award for each NEO, apart from the Chairman and CEO, whose compensation is discussed earlier.

PEPSICO 2022 PROXY STATEMENT	55

Executive Compensation

Business Performance Metrics. Our annual incentive program applies metrics that executives directly influence to ensure a link between annual performance and actual incentive payments. Compensation performance measures are selected taking our business strategy into consideration to drive effective execution and delivery of our operating goals. The Compensation Committee may make adjustments from time to time to facilitate year-over-year comparability of historical business performance and trends, which is consistent with how management evaluates operating results. The 2021 performance metrics which make up the Business Performance component of the annual incentive award are listed in the table below for each NEO:

Name	Ramon L. Laguarta PepsiCo	Hugh F. Johnston PepsiCo	Silviu Popovici Europe	Kirk Tanner PBNA	Steven Williams PFNA(1)
Organic Revenue Growth	●	●	●	●	●
Free Cash Flow Excluding Certain Items	●	●	●	●	●
Core Constant Currency EPS Growth	●
Relative Competitive Performance	●	●	●	●	●
Core Constant Currency Net Income Growth	●	●
Core Constant Currency Operating Profit Growth			●	●	●

(1)	Annual incentive award for Mr. Williams is based on Frito-Lay North America (“FLNA”) and Quaker Foods North America (“QFNA”) compensation performance measures.

Business Results. In determining annual incentive awards for 2021, the Compensation Committee assessed actual Company performance against the pre-established performance targets noted in the table below. Performance targets are set at the beginning of the year taking external guidance into consideration. This ensures that our NEOs are motivated to deliver on our financial goals communicated to shareholders.

Performance Metrics[8]	Performance Targets	Actual Results
Organic Revenue Growth	4.5%	9.5%
Free Cash Flow Excluding Certain Items	$7.2 billion	$8.1 billion
Core Constant Currency EPS Growth	8%	12%
Core Constant Currency Net Income Growth	7.7%	11%

Business unit performance targets and Relative Competitive Performance expectations, which were intended to be challenging, are not disclosed because such disclosure would result in competitive harm to the Company. These targets were set at levels necessary to deliver our consolidated financial goals and generate value for shareholders.

In determining final bonus payouts, the Compensation Committee considers actual business results relative to the performance targets outlined in the previous table, in addition to other quantitative and qualitative factors. The Compensation Committee engages in a robust and rigorous review of any exclusions made from results of operations for compensation purposes. These adjustments may be positive or negative to ensure that executives are neither rewarded nor penalized for extraordinary factors outside of their control.

Relative Competitive Performance (“RCP”). In addition to the financial performance measures outlined above, RCP is a measure that assesses year-over-year market share change in applicable food and beverage categories such as savory, liquid refreshment beverages, cereals and/or modern dairy, based on market share data reported by independent market research leaders and our analysis of other relevant factors, including data availability, data quality, strategic importance to a category, consumer perception and brand equity.

[8]	Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 43-48 and 51 of PepsiCo’s 2021 Annual Report on Form 10-K for the fiscal year ended December 25, 2021 for a more detailed description of the items excluded from these measures.
56	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

Individual Performance Metrics. The Compensation Committee evaluates individual performance based on objectives related to an individual’s contribution to PepsiCo’s strategic business imperatives, such as improving operating efficiencies, driving innovation, increasing customer satisfaction, enhancing environmental sustainability and managing and developing a diverse and talented workforce. The strategic business imperatives are intended to be challenging. They can be both quantitative and qualitative and vary for each executive officer.

As we continue to integrate purpose into our business strategy and brands through pep+, executive officers are held accountable for strategic imperatives which drive action and progress towards our long-term sustainability goals. As such, executive officers have ESG goals incorporated into their individual performance objectives, generally tailored to the scope of their respective responsibilities.

The Compensation Committee thoroughly reviews all accomplishments for the performance year, evaluating each executive officer’s progress towards the achievement of our broader sustainability goals as described in PepsiCo’s annual Sustainability Report. Holistic accomplishments pertaining to each stage of our value chain are considered including, but not limited to, next generation agriculture, water stewardship, sustainable packaging, products, climate change and people.

These outcomes are taken into consideration by the Compensation Committee, in conjunction with the executive officer’s broader contributions to PepsiCo’s business imperatives, translating into his or her Individual Performance Multiplier, which ranges from 0% to 150% to allow for enhanced differentiation in payouts.

PEPSICO 2022 PROXY STATEMENT	57

Executive Compensation

NEO Performance Summary. In determining annual incentive awards for 2021, the Compensation Committee considered the following accomplishments by NEOs, other than the Chairman and CEO, who is discussed earlier.

	NEO Performance	2021 Compensation ($000)
Hugh F. Johnston Vice Chairman, EVP and CFO, PepsiCo

FASTER:

■  Enabled PepsiCo to increase its dividend for the 49th consecutive year in 2021, returning $5.9 billion in cash to shareholders through $5.8 billion of dividends and $0.1 billion in share repurchases, prioritizing investor returns

■  Advanced journey to gradually upgrade and harmonize systems through the expansion of the duration and scope of PepsiCo’s 2019 productivity plan designed to deliver at least $1 billion in annual savings through 2026

STRONGER:

■  Drove process and information technology standardization across global key platforms with critical, large scale projects, including the implementation of tools tied to go-to-market modernization, our value chain and digital planning

■  Built the Finance function of the future globally by operationalizing new ways of working, in tandem with developing key capabilities

BETTER:

■  Continued to effectively manage proceeds of PepsiCo’s first Green Bond to optimize the achievement of our long-term sustainability goals

■  Managed our capital allocation priorities and appropriated annual funding operating expenses associated with our sustainability initiatives

Mr. Johnston’s 2021 Annual Incentive Award was determined in accordance with the performance measures previously disclosed and the accomplishments highlighted to the left.

Mr. Johnston’s 2021 LTI Award was granted in March 2021 in the form of 66% PSUs and 34% LTC.

	NEO Performance	2021 Compensation ($000)
Silviu Popovici CEO, Europe

FASTER:

■  Enabled Net Revenue growth in key geographies, such as Southwest Europe, Northwest Europe and the United Kingdom

■  Held or gained share in key markets, highlighted by savory share expansion in Turkey and Belgium, and beverages share expansion in Poland

STRONGER:

■  Invested in our systems, data, digitalization and strategic capabilities to build commercial capabilities in Europe, leveraging our global toolkit to be best-in-class

■  Successfully expanded digital supply chain and smart factory pilots

BETTER:

■  Invested in 100% renewable electricity in nine markets across Europe and scaled efforts to use agricultural waste to make fertilizer in Turkey and the United Kingdom with our circular potatoes program

■  Pledged in the European Union to reduce added sugars in our soft drinks by 50% by 2030 and grow our more nutritious snacking portfolio to a $1 billion business over the same period

Mr. Popovici’s 2021 Annual Incentive Award was determined in accordance with the performance measures previously disclosed and the accomplishments highlighted to the left.

Mr. Popovici’s 2021 LTI Award was granted in March 2021 in the form of 66% PSUs and 34% LTC.

58	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

	NEO Performance	2021 Compensation ($000)
Kirk Tanner CEO, PBNA

FASTER:

■  Delivered Organic Revenue Growth[9] of 10% for PBNA, while expanding margins through disciplined capital management

■  Gained market share in the carbonated soft drink category with Mountain Dew and in the ready-to-drink tea, water and sparkling water categories

■  Posted solid growth across all channels, led by strong double-digit Net Revenue growth in foodservice, large format and convenience and gas channels

STRONGER:

■  Invested in innovation, pricing and execution which resulted in many key brands performing exceptionally well, reinforced by double-digit Net Revenue growth in Pepsi, Mountain Dew, Gatorade, Starbucks, LIFEWTR, bubly and Aquafina

■  Provided critical opportunities and advanced succession planning to support the development of PBNA leadership

BETTER:

■  Expanded offerings of Zero Sugar products in the carbonated and non-carbonated categories to offer more choices to our consumers

■  Made progress towards product sustainability goals, including the development of a holistic Gatorade sustainability product pipeline

Mr. Tanner’s 2021 Annual Incentive Award was determined in accordance with the performance measures previously disclosed and the accomplishments highlighted to the left.

Mr. Tanner’s 2021 LTI Award was granted in March 2021 in the form of 66% PSUs and 34% LTC.

	NEO Performance	2021 Compensation ($000)
Steven Williams CEO, PFNA

FASTER:

■  Delivered Organic Revenue Growth[9] of 7% for FLNA, coupled with flat growth for QFNA, lapping significant surge in consumer demand from the prior year

■  Accelerated solid growth across many channels, including strong Net Revenue growth across the large format, convenience and gas, foodservice and e-commerce channels

■  Delivered double-digit Net Revenue growth for Ruffles and high-single-digit Net Revenue growth for Doritos

STRONGER:

■  Continued focus on consumer-centric innovation such as Doritos 3D, Cheetos Crunch Pop Mix, Lay’s Kettle Cooked Extra and Ruffles Double Crunch

■  Implemented revenue management actions to mitigate the impact of higher commodity, transportation and other supply chain costs

BETTER:

■  Promoted nutritious snacking alternatives such as Simply, Baked and lightly salted offerings

■  Invested in small Black and Hispanic businesses to continue supporting our Racial Equality Journey initiative

■  Enhanced organizational design and compensation mechanisms to support 2021 progress toward the achievement of pep+ sustainability objectives for FLNA and QFNA

Mr. Williams received a 14% base salary increase in February 2021.

Mr. Williams’ 2021 Annual Incentive Award was determined in accordance with the performance measures previously disclosed and the accomplishments highlighted to the left.

Mr. Williams’ 2021 LTI Award was granted in March 2021 in the form of 66% PSUs and 34% LTC.

[9]	Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP financial measures relative to reported GAAP financial measures, and to pages 43-48 and 51 of PepsiCo’s 2021 Annual Report on Form 10-K for the fiscal year ended December 25, 2021 for a more detailed description of the items excluded from these measures.
PEPSICO 2022 PROXY STATEMENT	59

Executive Compensation

2019 Long-Term Incentive Awards

PepsiCo’s LTI program is 100% performance-based. The design helps ensure an appropriate level of focus on successfully attaining critical operating goals and sustained appreciation in shareholder value relative to our peers.

Awards granted included two distinct components: PSUs and LTC awards. Each executive’s target grant value was based on his or her role. Actual grant values were between 0% and 125% of target based on long-term individual performance.

Performance Stock Units

The PSUs incentivized our executive officers to focus on critical operating performance objectives that we believed translated to sustainable shareholder returns over the long-term. The PSUs paid out in PepsiCo shares, plus dividends accrued over the vesting period on earned shares.

50% weighting

Earnings Per Share

3-year average of annual Core Constant Currency EPS Growth rates

A metric followed by shareholders that incorporates key elements of financial success, including top-line growth in revenue, expense control, the effectiveness of investments made in the business over time and bottom-line profitability.

50% weighting

Return on Invested Capital

3-year cumulative increase in Core Net ROIC

A metric followed by shareholders that measures the improvement in both capital spending and working capital management, enabling us to continue to improve the efficiency of our asset base.

Payout	0 - 175% of Target

Long-Term Cash Award

The LTC award focused on relative TSR performance, strengthening alignment with long-term shareholder value creation. The LTC award was denominated and paid out in cash, reflecting PepsiCo’s responsible use of shares under our LTI program.

100% weighting	Relative TSR Performance TSR performance relative to our proxy peer group over a 3-year performance period.
Target payout requires us to deliver positive 3-year TSR. Linear interpolation is used when ranking falls between percentages shown.
Payout	0 - 200% of Target
60	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

Long-Term Incentive Award Payouts

2019 PSU Payout

As a result of investments made to accelerate growth initiatives, the 2019 PSUs paid out at 87.5% of target.

3-YEAR AVERAGE CORE CONSTANT CURRENCY EPS GROWTH[10]		3-YEAR CORE NET ROIC IMPROVEMENT[10]

■	PepsiCo’s three-year (2019-2021) average Core Constant Currency EPS Growth[10] compensation performance measure of 7.0% was above the maximum of 6.8% set by the Compensation Committee in March 2019	■	PepsiCo’s actual three-year (2019-2021) Core Net ROIC[10] compensation performance measure of -428bps was below the threshold of -150bps set by the Compensation Committee in March 2019
■	In calculating this compensation performance measure, PepsiCo’s 2020 Core Constant Currency EPS Growth was adjusted to exclude certain charges taken as a result of the COVID-19 pandemic in 2020, as described in PepsiCo’s 2020 Annual Report on Form 10-K for the fiscal year ended December 26, 2020	■	In calculating this compensation performance measure, PepsiCo’s Core Net ROIC Improvement was adjusted to exclude the impact of acquisitions in 2020, including Rockstar, Pioneer Foods and Be & Cheery and to mitigate the impact of changes in foreign exchange rates from 2019 to 2021

Name	PSUs Granted	PSUs Earned	Payout of Target
Ramon L. Laguarta(1)	56,897	49,785	87.5%
Hugh F. Johnston	35,560	31,115	87.5%
Silviu Popovici	17,069	14,935	87.5%
Kirk Tanner	17,922	15,682	87.5%
Steven Williams	6,847	5,991	87.5%
(1)	The PSU grant shown above excludes Mr. Laguarta’s special award which was granted in 2018 and based on different performance metrics and targets over 2018-2020 and was paid out in March 2022, described on page 63 of this Proxy Statement.

2019 Long-Term Cash Award Payout

The 2019 LTC award paid out at 124% of target in light of our total return to shareholders, including dividends, outperforming the median of our proxy peer group over the three-year performance period.

3-YEAR RELATIVE TSR PERCENTILE VS. PROXY PEER GROUP

■	Based on PepsiCo’s TSR of 71.5% for the three-year performance period ended on December 31, 2021, PepsiCo ranked at the 62nd percentile relative to our proxy peer group

Name	LTC Granted ($000)	LTC Earned ($000)	Payout of Target
Ramon L. Laguarta	3,400	4,216	124%
Hugh F. Johnston	2,125	2,635	124%
Silviu Popovici	1,020	1,265	124%
Kirk Tanner	1,071	1,328	124%
Steven Williams	332	411	124%
[10]	Please refer to Appendix A to this Proxy Statement for a description and reconciliation of these non-GAAP compensation performance measures relative to reported GAAP financial measures.
PEPSICO 2022 PROXY STATEMENT	61

Executive Compensation

2021 Long-Term Incentive Awards

As disclosed in last year’s Proxy Statement, beginning with the 2020 LTI award, PSUs are earned using 3-year Organic Revenue Growth instead of 3-year Core Net ROIC Improvement, reinforcing PepsiCo’s vision to Be the Global Leader in Beverages and Convenient Foods by Winning with pep+. To recognize the stretch nature of performance goals and to align with peer practices, the maximum PSU payout was increased to 200% of target.

The vesting of LTI awards continues to be 100% performance-based, subject to the achievement of ambitious three-year financial targets aligned with the terms and conditions of PepsiCo’s LTI program. The three-year cliff vesting provision also serves as a critical retention tool in an environment of competition for key talent.

Awards granted include two distinct components: PSUs and LTC awards. Each executive’s target grant value is based on his or her role.

Performance Stock Units

The PSUs incentivize our executive officers to focus on critical operating performance objectives that we believe will translate to sustainable shareholder returns over the long-term. The PSUs will pay out in PepsiCo shares, plus dividends accrued over the vesting period on earned shares.

50% weighting

Earnings Per Share

3-year average of annual Core Constant Currency EPS Growth rates

A metric followed by shareholders that incorporates key elements of financial success, including top-line growth in revenue, expense control, the effectiveness of investments made in the business over time and bottom-line profitability.

50% weighting	Organic Revenue Growth 3-year average of annual Organic Revenue Growth A metric followed by shareholders that focuses on accelerated top-line growth and enhanced shareholder returns.

Payout	0 - 200% of Target

Long-Term Cash Award

The LTC award focuses on relative TSR performance, strengthening alignment with long-term shareholder value creation. The LTC award is denominated and will pay out in cash, reflecting PepsiCo’s responsible use of shares under our LTI program.

100% weighting	Relative TSR Performance TSR performance relative to our proxy peer group over a 3-year performance period.
Target payout requires us to deliver positive 3-year TSR. Linear interpolation is used when ranking falls between percentages shown.
Payout	0 - 200% of Target
62	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

Special Long-Term Incentive Awards

Special PSU Award Grants

The Compensation Committee recognizes that retention of highly qualified leaders is critical to PepsiCo’s continued strong performance and successful succession planning. Due to the breadth and depth of expertise they have gained through their careers, PepsiCo’s senior leaders are often considered for senior roles outside of PepsiCo. Each year, the CEO presents an extensive analysis to the Compensation Committee that addresses talent retention considerations, taking into account the demonstrated performance and future potential of each senior officer, as well as the competitive landscape for executive talent and business disruption likely to be caused by unplanned departures.

As a result of this analysis, the Compensation Committee grants special performance-based awards to select talented leaders critical to our business continuity and growth.

As previously disclosed in the 2021 Proxy Statement, in February 2021, the Compensation Committee certified the achievement of the performance goals applicable to the special award granted to Mr. Laguarta in March 2018. Based on the achievement of each of the three performance periods from 2018 through 2020, Mr. Laguarta’s PSUs were earned at 61% of target and 22,599 shares were delivered to him in March 2022.

No new special PSU awards were granted to NEOs in 2021.

PEPSICO 2022 PROXY STATEMENT	63

Executive Compensation

Retirement and Benefit Programs

Retirement and Post-Retiree Medical

■  Our NEOs participate in the same retirement programs as other similarly situated employees and receive no enhancements in determining their benefits versus other employees

■  PepsiCo maintains defined benefit pension plans for the majority of U.S. salaried employees hired before January 1, 2011 and defined contribution plans for U.S. salaried employees hired in 2011 or later

■  A separate retirement plan is also maintained for certain employees working outside the U.S. who are unable to participate in their home country plans

■  Effective December 31, 2025, accruals for salaried employees under the defined benefit pension plans in which NEOs participate will be frozen and employees will participate in the defined contribution plans going forward with details described in the “2021 Retirement Benefits” section beginning on page 74

■  Our NEOs are also eligible for retiree medical coverage on the same terms as other similarly situated employees

■  No NEOs were provided enhanced coverage, such as executive life insurance

Health and Mobility Benefits

■  Executive officers receive the same healthcare benefits as other similarly situated employees

■  U.S.-based medical benefits are generally the same for all participants in the Company’s healthcare program; however, our executive officers are required to pay two to three times as much as non-executive employees for their coverage

■  International medical benefit plans vary, but executives typically receive the benefits offered in the relevant broad-based program

■  PepsiCo’s global mobility program facilitates the assignment of global talent to positions in other countries by minimizing any financial detriment or gain to the employee from an international assignment

■  In 2021, Mr. Popovici participated in the mobility program due to his assignment in Switzerland

■  Executive officers who relocate are supported under the mobility program available to all PepsiCo salaried employees, eligible for reimbursement of relocation expenses, such as household goods shipment and applicable taxes associated with moving

Perquisites

■  Consistent with our pay-for-performance philosophy, we limit executive perquisites to a Company car allowance, an annual physical and personal use of Company aircraft

■  Certain executive officers may also be required to use Company ground transportation

■  Based on an independent security study, the Compensation Committee generally requires the CEO to use Company aircraft to enhance personal safety and to increase time available for business purposes

■  Certain exceptions allow the use of commercial aviation provided that the PepsiCo Global Security Team has assessed the risk and trip itinerary in advance, establishing a travel security protocol

■  Executives are fully responsible for their personal income tax liability associated with personal use of Company aircraft

■  A select few executive officers who are permitted to use Company aircraft, other than the CEO, must reimburse PepsiCo for the full variable operating cost of personal flights in excess of a limited number of hours per year as established by the Compensation Committee

■  Personal use of Company aircraft above a predetermined hour threshold for executive officers other than the CEO must be approved by the CEO on a case-by-case basis

Executive Income Deferral

■  Under the PepsiCo Executive Income Deferral Program (the “EIDP”), most U.S.-based executives can elect to defer up to 75% of their base salary and up to 100% of their annual cash incentive awards into phantom investment funds on a tax-deferred basis

■  Executives may elect to have their deferral accounts notionally invested in market-based funds, including the PepsiCo Common Stock Fund

■  The EIDP does not guarantee a rate of return, does not match deferrals and none of the funds provide “above market” earnings

■  The EIDP is a non-qualified and unfunded program in which account balances are unsecured and at-risk, with its material features described in the “2021 Non-Qualified Deferred Compensation” section beginning on page 78

64	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

Peer Group

The Compensation Committee utilizes a peer group to evaluate whether executive officer pay levels are aligned with Company performance on a relative basis and assesses the composition of the peer group annually. The Compensation Committee primarily identifies companies that are of comparable size (based on revenue and market capitalization), maintain strong consumer brands, have an innovative culture, compete with PepsiCo for executive talent and/or possess significant international operations. There were no changes to our peer group during the 2021 performance year.

PEPSICO 2021 COMPENSATION PEER GROUP

3M Company	International Business Machines Corp.	Pfizer Inc.
Anheuser-Busch InBev SA/NV	Johnson & Johnson	The Procter & Gamble Company
Apple Inc.	The Kraft Heinz Company	Starbucks Corporation
The Coca-Cola Company	McDonald’s Corporation	Unilever PLC
Colgate-Palmolive Company	Microsoft Corporation	United Parcel Service, Inc.
Danone S.A.	Mondelēz International, Inc.	Walmart Inc.
General Electric Company	Nestlé S.A.	The Walt Disney Company
General Mills, Inc.	NIKE, Inc.

PEPSICO VS. PEER GROUP

*	Based on the four fiscal quarters ended prior to December 25, 2021 and publicly available as of March 1, 2022
**	Based on 2021 year-end

Governance Features of Our Executive Compensation Programs

We believe that PepsiCo’s compensation programs should ensure that our executives remain accountable for business results and take responsibility for the assets of the business and its employees. Consistent with this objective, our Board has incorporated strong governance features into our executive compensation programs.

Risk Mitigation

PepsiCo’s executive compensation programs include features intended to discourage employees from taking unnecessary and excessive risks that could threaten the financial health and viability of the Company.

Balanced Performance
Metrics

The annual incentive program utilizes balanced financial metrics consisting of top-line metrics (such as organic revenue), bottom-line metrics (such as operating profit) and metrics designed to enhance capital management (such as cash flow).

Accountability for Prior
Business Unit Results

All or a portion of the annual incentive award for any executive officer who assumes a new leadership position in a different business unit is generally determined based on the prior business unit’s results to hold the executive officer accountable for sustained performance.

Emphasis on Long-Term
Shareholder Value Creation

LTI awards are the most significant element of executive officer pay and focus executives on creating long-term shareholder value, measured in terms of delivering exceptional long-term operating results and stock price performance relative to a comparator group.

Stringent Clawback
Provisions

Under PepsiCo’s annual incentive, LTI and executive deferral programs, the Company has the right to cancel and recoup awards and gains from an executive in certain circumstances.

PEPSICO 2022 PROXY STATEMENT	65

Executive Compensation

Stock Ownership Requirements

Under PepsiCo’s stock ownership guidelines, executive officers are required to own shares of PepsiCo Common Stock equal in value to a specified multiple of their annual base salary, as set forth below:

Shares of PepsiCo Common Stock or equivalents held by the executive officer (or immediate family members) in a 401(k) plan, in a deferred compensation account, or in a trust for the benefit of immediate family members count towards satisfying the requirement. Unexercised stock options and unvested PSUs and Restricted Stock Units (“RSUs”) granted under the LTI Plan do not count towards satisfying the applicable stock ownership requirement.

Executive officers have five years from the date they first become subject to a particular level of stock ownership to meet the stock ownership requirement. All of PepsiCo’s executive officers have met or are on track to meet their ownership requirements within the five-year period.

Executive officers who terminate or retire from PepsiCo are required to continue to hold 100% of the shares needed to meet the applicable level of stock ownership until at least six months after termination or retirement and to continue to hold at least 50% of the shares needed to meet the applicable level of stock ownership until at least twelve months after termination or retirement.

Share Retention Policy

To ensure that our executive officers exhibit a strong commitment to PepsiCo stock ownership, the Board adopted a Share Retention Policy in 2002. The policy limits the proceeds that an executive officer may receive in cash upon exercise of stock options during each calendar year to 20% of the aggregate value of all of the executive officer’s in-the-money vested stock options. Any proceeds in excess of this 20% limit must be held in shares of PepsiCo Common Stock for at least one year after the date of exercise. In addition, executive officers are required to hold at least 50% of the shares, net of applicable tax withholding, received upon the vesting and payout of PSUs in furtherance of PepsiCo’s stock ownership guidelines.

Executive officers who maintain the required level of stock ownership are exempt from the Share Retention Policy.

No Employment Contracts

None of our NEOs have an employment contract or separation agreement, and we do not maintain formal programs or policies that guarantee cash severance or continued access to health and welfare benefits in the event of an involuntary termination of employment. Consistent with our approach of rewarding performance, employment is not guaranteed, and either the Company or the NEO may terminate the employment relationship at any time. In some cases, the Compensation Committee or the Board may agree to provide separation payments and benefits to departing executives upon their termination. Such terminations are addressed on a case-by-case basis, taking into consideration the nature of the termination and a variety of other factors.

Clawback Provisions

Compliance with our Global Code of Conduct, as well as Acting with Integrity, one of the seven guiding behaviors of The PepsiCo Way, are fundamental to doing business the right way. To reinforce the importance of this, PepsiCo’s executive compensation programs have stringent clawback provisions which allow the Company to cancel outstanding awards from the EICP and LTI Plan, to enforce the repayment of gains from the exercise of any stock options granted under the terms of the LTI Plan and to recoup the value of awards that have vested and/or paid out from the EICP and LTI Plan.

Clawback provisions are triggered in the event an executive engages in behavior that may be detrimental to the Company, such as the breaching of non-competition, non-solicitation or non-disclosure clauses, or an act of gross misconduct which includes but is not limited to negligence that causes or contributes to the need for an accounting adjustment to the Company’s financial results.

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Change in Control Provisions

PepsiCo does not maintain formal policies for our NEOs that provide for predetermined cash severance, continued health and welfare benefits, pension service credit, tax gross-ups or any other change in control benefits other than change in control protections under the shareholder-approved LTI Plan.

The LTI Plan provides non-employee directors and all employees, including executive officers, change in control protection for their LTI awards. Outstanding unvested awards vest and performance-based awards are payable in accordance with their terms as if performance metrics have been achieved at the target performance level in the event that the participant is terminated without cause or resigns for good reason within two years following a change in control of PepsiCo (i.e., “double trigger” vesting) or if the acquiring entity fails to assume or replace the awards. We utilize “double trigger” vesting to ensure management talent will be available to assist in the successful integration following a change in control and to align with prevailing governance practices.

Prohibition on Hedging and Pledging

Our Insider Trading Policy prohibits employees, including executive officers, from engaging in activities that are designed to hedge or offset any decrease in the market value of PepsiCo stock (including purchasing financial instruments such as prepaid variable forward contracts, collars, exchange funds or equity swaps or engaging in short sales). In addition, employees, including executive officers, may not hold PepsiCo securities in a margin account or pledge PepsiCo stock or PepsiCo stock options as collateral for a loan or otherwise.

Limited Trading Windows

Executive officers can only transact in PepsiCo securities during approved trading windows after satisfying mandatory clearance requirements.

Responsible Equity Grant Practices

PepsiCo’s equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the “fair market value” of PepsiCo Common Stock on such dates.

■	Stock option, PSU and RSU grants are awarded under our shareholder-approved LTI Plan at “fair market value,” defined as the average of the high and low stock prices rounded up to the nearest quarter on the date of grant. These formulas mitigate the impact of our stock price’s intra-day volatility when setting the grant price of equity awards.
■	PepsiCo does not backdate, reprice or grant stock options retroactively. Our shareholder-approved LTI Plan prohibits repricing of awards or exchanges of underwater options for cash or other securities without shareholder approval.
■	Under our shareholder-approved LTI Plan, stock options, RSUs, PSUs and LTC awards generally require a three-year minimum vesting period. Aggregate awards covering up to 5% of the total shares available under the LTI Plan may be issued with a vesting period of less than three years, but never less than one year.
■	PepsiCo is responsible in the use of shares under our LTI Plan, with share utilization below our peer group median.
■	Equity award grants to executive officers are approved by a subcommittee of the Compensation Committee consisting entirely of non-employee directors, as that term is defined in Rule 16b-3 of the Exchange Act.

Tax Considerations

Historically, the Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code in establishing compensation for our executive officers, with a primary objective of supporting PepsiCo’s business needs and workforce strategy.

Effective with the January 1, 2018 taxation year, the Section 162(m) performance-based exception is no longer applicable and the $1 million deduction limit applies to the CEO, CFO and the top three other highest compensated executive officers in the year. The deduction limit also applies to all those who were subject to the limit in any prior year after 2016, and it continues to apply to compensation paid at any time, including after termination or retirement and after death.

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Executive Compensation

Our Decision-Making Process

COMPENSATION COMMITTEE

The Compensation Committee oversees and evaluates PepsiCo’s executive compensation programs against competitive practices, regulatory developments and corporate governance trends.

JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC

February Meeting	March Meeting	September Meeting	November Meeting

■   Certifies performance-based incentive payouts

■   Recommends CEO compensation to independent members of the Board without management input

■   Approves performance goals and other objectives of the Chairman and CEO

■   Approves executive officer compensation based on Company performance, market data, responsibilities and other factors

■ Sets specific performance targets for executive officer incentive awards ■ Reviews compensation-related disclosures for Proxy Statement

■   Reports to the Board regarding director compensation and stock ownership guidelines

■   Establishes peer group companies used to benchmark Company performance and executive officer compensation

■   Reviews trends and best practices in executive compensation

■   Reviews Committee Charter, Committee’s assessment results and work plan for the following year

■   Reviews and approves executive compensation policies, such as stock ownership and clawback provisions, as needed

Compensation Committee meetings may occur on a more frequent basis in the event of ad hoc matters for discussion or approval.

Independent Advisor	PepsiCo Management
The Compensation Committee has engaged FW Cook as its independent external advisor, and considers analysis and advice from FW Cook when making compensation decisions	PepsiCo’s management team is responsible for providing input to the Compensation Committee with respect to compensation decisions for PepsiCo’s executive officers (other than the Chairman and CEO)

■  Provides recommendations on Chairman and CEO compensation directly to the Compensation Committee

■  Regularly reviews the Company’s executive compensation programs, in cooperation with management, and advises the Committee of changes that may be made to better reflect evolving best practices and improve effectiveness

■  Regularly reviews the Company’s compensation philosophy, target peer group and target competitive positioning for reasonableness and appropriateness

■  All services performed by FW Cook have been limited to executive and director compensation consulting

■  FW Cook is prohibited from undertaking any other work with PepsiCo management or employees and has direct access to Compensation Committee members without management involvement

■  The Compensation Committee assessed FW Cook’s independence under SEC regulations and Nasdaq listing standards, and concluded that there is no conflict of interest

■  Provides input regarding PepsiCo’s business strategy and performance

■  The Chairman and CEO provides the Compensation Committee with a self-assessment based on achievement of the agreed-upon objectives and other leadership accomplishments

■  The Chairman and CEO provides the Compensation Committee with performance evaluations and pay recommendations for other executive officers

■  Regularly reviews shareholder feedback which is taken into consideration when reevaluating and/or designing the Company’s executive compensation programs

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2021 Summary Compensation Table

The following table summarizes the compensation of the NEOs for the fiscal year ended December 25, 2021 in accordance with SEC rules. We encourage you to also review page 52 for a description of how Chairman and CEO compensation is viewed by PepsiCo’s Board.

					Non-Equity Incentive Plan Compensation ($)			Change in Pension
Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Subtotal for Annual Payouts ($)(3)	Subtotal for Long-Term Payouts ($)(4)	Total for Annual and Long-Term Payouts ($)(5)	Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Ramon L. Laguarta Chairman of the Board and Chief Executive Officer	2021	1,542,308	—	8,745,056	6,006,640	4,216,000	10,222,640	4,415,239	581,364	25,506,607
	2020	1,469,231	—	9,694,125	3,550,000	1,753,125	5,303,125	4,344,395	676,106	21,486,982
	2019	1,300,000	—	8,022,328	3,100,000	1,354,688	4,454,688	2,654,833	438,968	16,870,817
Hugh F. Johnston Vice Chairman, EVP and CFO	2021	1,000,000	—	4,620,000	2,958,380	2,635,000	5,593,380	1,849,787	141,198	13,204,365
	2020	1,000,000	—	4,620,000	2,079,000	2,045,313	4,124,313	2,533,163	102,612	12,380,088
	2019	1,000,000	—	4,124,960	2,114,000	1,896,563	4,010,563	2,101,080	55,414	11,292,017
Silviu Popovici CEO, Europe	2021	750,000	—	1,980,038	1,584,000	1,264,800	2,848,800	264,701	2,632,231	8,475,770
	2020	750,000	—	3,573,412	1,381,100	1,075,250	2,456,350	240,751	1,029,101	8,049,614
	2019	742,308	—	2,513,372	1,185,900	294,780	1,480,680	231,730	1,163,924	6,132,014
Kirk Tanner CEO, PBNA	2021	800,000	—	1,980,038	2,535,000	1,328,040	3,863,040	1,589,710	157,918	8,390,706
	2020	800,000	—	2,970,056	1,386,000	1,028,500	2,414,500	2,444,261	64,061	8,692,878
	2019	800,000	—	2,078,952	1,219,200	1,083,750	2,302,950	1,581,885	72,950	6,836,737
Steven Williams CEO, PFNA	2021	784,615	—	1,980,038	1,406,240	411,060	1,817,300	1,583,633	149,035	6,314,621
(1)	Mr. Williams was not an NEO prior to 2021 and, as a result, only his 2021 compensation information is being disclosed in the Summary Compensation Table.
(2)	The amounts reported for stock awards represent the aggregate grant date fair value of stock awards calculated in accordance with the accounting guidance on share-based payments. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of these awards, please see Note 6 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the applicable fiscal year.
For 2021, the amounts reported in this column represent the grant date fair value of PSU awards. If PepsiCo were to exceed its performance targets, grant recipients may earn up to 200% of the target number of PSUs granted. The following table reflects the grant date fair value of the PSU awards at below-threshold, target and maximum performance earn-out levels.

	Value of 2021 PSU Awards
Name	Below Threshold	At Target Level ($)	At Maximum 200% Level ($)
Ramon L. Laguarta	—	8,745,056	17,490,112
Hugh F. Johnston	—	4,620,000	9,240,000
Silviu Popovici	—	1,980,038	3,960,076
Kirk Tanner	—	1,980,038	3,960,076
Steven Williams	—	1,980,038	3,960,076
(3)	As described in the “2021 Annual Incentive Award” section of the Compensation Discussion and Analysis beginning on page 55 of this Proxy Statement, the amounts reported reflect compensation earned for performance under the annual incentive compensation program for that year, paid in March of the subsequent year.
(4)	As described in the “Long-Term Incentive Award Payouts” section of the Compensation Discussion and Analysis on page 61 of this Proxy Statement, the Long-Term Payout amounts reported for 2021 reflect compensation earned for performance over a three-year period (2019-2021) under the LTC award granted in 2019 and paid in March 2022.

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Executive Compensation

(5)	Represents the total of the Annual Payouts and Long-Term Payouts of Non-Equity Incentive Plan Compensation.
(6)	The amounts reported reflect the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the defined benefit pension plans in which they participate. The change in pension value reflects changes in age, service and earnings during 2021.
(7)	The following table provides the details for the amounts reported for 2021 for each NEO:
Name	Personal Use of Company Aircraft ($)(A)	Car Allowance and Personal Use of Ground Transportation ($)(B)	Global Mobility ($)(C)	Tax Reimbursement ($)(D)	Charitable Contributions and Gifts ($)(E)	Total All Other Compensation ($)
Ramon L. Laguarta	463,014	25,459	86,491	—	6,400	581,364
Hugh F. Johnston	99,648	25,350	—	—	16,200	141,198
Silviu Popovici(F)	—	40,766	417,185	2,173,080	1,200	2,632,231
Kirk Tanner	111,345	25,373	—	—	21,200	157,918
Steven Williams	86,485	25,350	—	—	37,200	149,035
(A)	Personal use of Company aircraft is valued based on the aggregate incremental cost to the Company, which is generally allocated based on variable operating costs (such as fuel, maintenance, landing fees, crew expenses, catering and en-route charges) or the cost associated with the use of a charter aircraft. Infrequently, an executive’s spouse or other family member may fly on the Company aircraft. The NEOs are fully responsible for all personal income taxes associated with any personal use of Company aircraft.
(B)	Car allowance and personal use of ground transportation includes cash allowance for car usage, personal use of a Company-provided vehicle (taxable benefit value from personal usage) or the aggregate incremental cost to the Company for Company-provided ground transportation (such as fuel and the driver’s compensation). Infrequently, an executive’s spouse or other family member may use Company-provided ground transportation. The NEOs are fully responsible for all personal income taxes associated with any personal use of Company-provided ground transportation. The value shown for Mr. Popovici is the annual lease for his Company-provided vehicle as well as fuel used in 2021, converted into U.S. dollars based on an average monthly exchange rate of 1 CHF = 1.0952 USD for 2021.
(C)	The amounts reported reflect the expense for benefits provided pursuant to PepsiCo’s standard global mobility program as a result of Mr. Laguarta’s relocation to the United States and Mr. Popovici’s international assignment in Switzerland. These benefits include tax preparation assistance, housing, cost-of-living and home-leave allowances and household goods storage. The global mobility program facilitates the assignment of employees to positions outside their home country by minimizing any financial detriment or gain to the employee from the international assignment.
(D)	For Mr. Popovici, this reflects the estimated total net amount of tax equalization designed to cover taxes on his compensation in excess of the taxes he would have incurred in his home country, in accordance with our standard mobility program.
(E)	The amounts reported in this column represent PepsiCo Foundation matching gifts, other charitable contributions or commitments and the value of gifts. Under the matching gift program, the PepsiCo Foundation matches cash or stock donations to recognized tax-exempt organizations. The PepsiCo Foundation annual contributions are generally capped at a total of $10,000 plus an additional $20,000 for charitable contributions made in October 2021, during our annual corporate-wide giving campaign that encourages associates to give back. PepsiCo Foundation matching gift contributions are available to all PepsiCo employees and PepsiCo non-employee directors. In 2021, the PepsiCo Foundation made matching contributions of $4,000, $15,000, $20,000 and $36,000 for Messrs. Laguarta, Johnston, Tanner and Williams, respectively.
(F)	A portion of global mobility benefits provided to Mr. Popovici while in Switzerland was paid in Swiss Francs and converted into U.S. dollars based on an average monthly exchange rate of 1 CHF = 1.0952 USD for 2021.

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Executive Compensation

2021 Grants of Plan-Based Awards

The following table summarizes grants of annual incentive awards, LTC awards and PSUs provided to NEOs in 2021. The material terms of PepsiCo’s annual and LTI programs are described in the Compensation Discussion and Analysis beginning on page 48 of this Proxy Statement.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value
Name	Grant Date(1)	Approval Date(1)	Grant Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock and Option Awards(2)
Ramon L. Laguarta	—	2/4/2021	Annual Incentive(3)(4)	—	3,083,333	6,166,667
	3/1/2021	2/4/2021	Long-Term Cash(5)	—	4,505,000	9,010,000
	3/1/2021	2/4/2021	PSUs(6)				—	66,629	133,258	8,745,056
Hugh F. Johnston	—	2/4/2021	Annual Incentive(3)	—	1,750,000	5,250,000
	3/1/2021	2/4/2021	Long-Term Cash(5)	—	2,380,000	4,760,000
	3/1/2021	2/4/2021	PSUs(6)				—	35,200	70,400	4,620,000
Silviu Popovici	—	2/4/2021	Annual Incentive(3)	—	1,125,000	3,375,000
	3/1/2021	2/4/2021	Long-Term Cash(5)	—	1,020,000	2,040,000
	3/1/2021	2/4/2021	PSUs(6)				—	15,086	30,172	1,980,038
Kirk Tanner	—	2/4/2021	Annual Incentive(3)	—	1,200,000	3,600,000
	3/1/2021	2/4/2021	Long-Term Cash(5)	—	1,020,000	2,040,000
	3/1/2021	2/4/2021	PSUs(6)				—	15,086	30,172	1,980,038
Steven Williams	—	2/4/2021	Annual Incentive(3)(4)	—	1,175,000	3,525,000
	3/1/2021	2/4/2021	Long-Term Cash(5)	—	1,020,000	2,040,000
	3/1/2021	2/4/2021	PSUs(6)				—	15,086	30,172	1,980,038
(1)	Consistent with prior years, 2021 PSUs and LTC awards were approved by the Compensation Committee at its regularly scheduled meeting in February. The approval date for the awards was February 4, 2021 and the grant date was March 1, 2021.
(2)	The amounts reported represent the aggregate grant date fair value of all PSUs granted to NEOs in 2021 calculated in accordance with the accounting guidance on share-based payments. For a discussion of the assumptions and methodologies used in calculating the grant date fair value of the PSUs reported, please see Note 6 to the Company’s consolidated financial statements in the Company’s 2021 Annual Report on Form 10-K for the fiscal year ended December 25, 2021.
(3)	The amounts reported reflect the potential range of 2021 annual cash incentive awards under the EICP, as described under the “2021 Annual Incentive Award” section in the Compensation Discussion and Analysis beginning on page 55 of this Proxy Statement.
(4)	The target and maximum annual incentive for Messrs. Laguarta and Williams reflect pro-rated increases due to base salary adjustments received in February 2021.
(5)	The amounts reported reflect the potential range of 2021 LTC award payouts under the shareholder-approved LTI Plan. The actual LTC award earned is determined based on the level of achievement attained with respect to the pre-established performance targets based on PepsiCo’s TSR relative to the proxy peer group over the three-year performance period and will be paid out on the third anniversary of the grant date.
(6)	The actual number of shares of PepsiCo Common Stock that are earned for the 2021 PSUs will be determined based on the level of achievement attained with respect to Core Constant Currency EPS Growth and Organic Revenue Growth consistent with the pre-established payout scale determined for the three-year performance period. If PepsiCo performs below the pre-established performance targets, the number of PSUs earned will be reduced below the target number. The amounts reported in the “target” column reflect the number of PSUs that may be paid out if the performance targets are achieved at 100%, and the amounts reported in the “maximum” column reflect the maximum number of PSUs that will be paid out if the performance targets are exceeded.
The PSUs earned by NEOs will vest and be paid out in shares of PepsiCo Common Stock on the third anniversary of the grant date subject to pro-rata vesting upon retirement between ages 55 and 61, inclusive, with at least 10 years of service, and full vesting upon retirement at age 62 or older with at least 10 years of service, in each case subject to achievement of the applicable performance targets over the full three-year performance period. As of 2021 fiscal year-end, Messrs. Laguarta, Johnston and Williams are eligible for pro-rata vesting. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of the 2021 PSU awards.

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Executive Compensation

2021 Outstanding Equity Awards at Fiscal Year-End

The following table lists all outstanding stock option, PSU and RSU awards as of December 25, 2021 for the NEOs. The material terms and conditions of the equity awards reported in this table are described in the Long-Term Incentive Awards sections of the Compensation Discussion and Analysis beginning on page 60 of this Proxy Statement. No LTI award granted to an NEO has been transferred to any other person, trust or entity.

	Option Awards							Stock Awards(1)(2)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Option Grant Date	Option Vesting Date	Option Expiration Date	Grant Date	Vesting Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ramon L. Laguarta								3/1/2021	3/1/2024	—	—	66,629	11,312,272
								3/1/2020	3/1/2023	—	—	61,600	10,458,448
								3/1/2019	3/1/2022	—	—	56,897	9,659,973
								3/1/2018	3/1/2022	22,599(4)	3,836,858	—	—
Hugh F. Johnston								3/1/2021	3/1/2024	—	—	35,200	5,976,256
								3/1/2020	3/1/2023	—	—	35,200	5,976,256
								3/1/2019	3/1/2022	—	—	35,560	6,037,377
Silviu Popovici								3/1/2021	3/1/2024	—	—	15,086	2,561,301
								3/1/2020	3/1/2023	—	—	22,629	3,841,952
								3/1/2019	3/1/2022	—	—	17,069	2,897,975
Kirk Tanner								3/1/2021	3/1/2024	—	—	15,086	2,561,301
								3/1/2020	3/1/2023	—	—	22,629	3,841,952
								3/1/2019	3/1/2022	—	—	17,922	3,042,797
Steven Williams								3/1/2021	3/1/2024	—	—	15,086	2,561,301
								3/1/2020	3/1/2023	—	—	17,600	2,988,128
								5/1/2019	3/1/2022	—	—	5,037	855,182
								3/1/2019	3/1/2022	1,846	313,414	1,810	307,302
(1)	Each of the PSU awards listed in the table vests three years after the grant date, subject to continued service with PepsiCo through the vesting date and achievement of applicable performance targets during a three-year performance period. Each of the awards will vest on a pro-rata basis upon retirement between ages 55 and 61, inclusive, with at least 10 years of service, and will vest in full upon retirement at age 62 or older with at least 10 years of service, subject to achievement of applicable performance targets. As of 2021 fiscal year-end, Messrs. Laguarta, Johnston and Williams are eligible for pro-rata vesting.
(2)	The market value of unvested PSUs and RSUs reflected in the table has been calculated by multiplying the number of unvested PSUs and RSUs by $169.78, PepsiCo’s closing stock price on December 23, 2021, the last trading day of the 2021 fiscal year.
(3)	The numbers displayed in this column reflect the target number of PSUs awarded. Notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of these awards.
(4)	The reported award reflects the special PSU award granted to Mr. Laguarta in March 2018. In February 2021, the Compensation Committee certified the level of performance achieved with respect to the achievement of annual performance targets over a three-year performance period (2018-2020), and, as a result, Mr. Laguarta may receive 61.4% of target for this award. The award remains subject to time-based vesting and is scheduled to vest on March 1, 2022 subject to continued employment through the vesting date. In addition, notwithstanding the level of performance achieved, the Compensation Committee retains the discretion to reduce the number of shares issued in settlement of this award.

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Executive Compensation

2021 Option Exercises and Stock Vested

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Ramon L. Laguarta	—	—	14,964	1,962,603
Hugh F. Johnston	—	—	17,458	2,289,704
Silviu Popovici	—	—	15,052	1,974,145
Kirk Tanner	—	—	8,779	1,151,410
Steven Williams	—	—	25,496	3,494,239
(1)	Stock option exercises are executed in a manner consistent with PepsiCo’s Share Retention Policy, which is described in the “Governance Features of Our Executive Compensation Programs” section of the Compensation Discussion and Analysis beginning on page 65 of this Proxy Statement.
(2)	The following table lists PSU and RSU awards that vested in 2021 for the NEOs.
Name	Type	Grant Date	Payout Date	Number of Shares Granted (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Dividend Equivalents Paid ($)
Ramon L. Laguarta	PSUs	3/1/2018	3/1/2021	28,448	14,964	1,962,603	170,627
Hugh F. Johnston	PSUs	3/1/2018	3/1/2021	33,190	17,458	2,289,704	199,065
Silviu Popovici	PSUs	3/1/2018	3/1/2021	17,448	9,178	1,203,741	104,652
Silviu Popovici	PSUs(A)	3/1/2018	3/1/2021	13,793	5,874	770,404	66,978
Kirk Tanner	PSUs	3/1/2018	3/1/2021	16,690	8,779	1,151,410	100,103
Steven Williams	RSUs(B)(C)	3/1/2019	3/1/2021	5,431	3,585	470,191	28,014
Steven Williams	PSUs(C)	3/1/2018	3/1/2021	1,851	974	127,745	11,106
Steven Williams	RSUs(C)	3/1/2018	3/1/2021	5,552	5,552	728,172	63,307
Steven Williams	RSUs(C)(D)	2/5/2016	2/5/2021	15,385	15,385	2,168,131	269,699
(A)	The award granted to Mr. Popovici on March 1, 2018 was subject to the achievement of annual performance targets over a three-year performance period (2018-2020) and continued employment through the payout date.
(B)	The RSU award granted on March 1, 2019 to Mr. Williams pro-rata vested as Mr. Williams became eligible for early retirement in 2021 having reached age 55 with at least 10 years of service.
(C)	The awards granted to Mr. Williams were awarded prior to his promotion to his senior executive officer role and associated pay structure.
(D)	The award granted to Mr. Williams on February 5, 2016 was subject to continued employment through the payout date.
(3)	The value realized on exercise of stock options is equal to the amount per share at which the NEO sold shares acquired on exercise (all of which occurred on the date of exercise), minus the exercise price of the stock options, times the number of shares acquired on exercise of the options. The value realized on vesting of stock awards is equal to the average of the high and low market prices of PepsiCo Common Stock on the date of vesting, times the number of shares acquired upon vesting. The number of shares and value realized on vesting include shares that were withheld at the time of vesting to satisfy tax withholding requirements.

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Executive Compensation

2021 Retirement Benefits

A summary of defined benefit and defined contribution plans sponsored by PepsiCo that our NEOs participated in during 2021 are described in the tables below. Benefits for the NEOs who participate in these plans are generally determined using the same formula as for other eligible employees. NEOs receive no enhancements that are not available to other eligible employees in each plan.

As disclosed in the 2021 Proxy Statement, in December 2020, PepsiCo announced that future service accruals for salaried employees would cease under the defined benefit pension plans outlined below, effective December 31, 2025 and going forward, all salaried employees would participate in the defined contribution plans, which are also summarized below.

	PepsiCo Employees Retirement Plan I (“PERP-I”)	PepsiCo Pension Equalization Plan (“PEP”)	PepsiCo International Retirement Plan - Defined Benefit Program (“PIRP-DB”)

Eligible NEOs	■ Ramon L. Laguarta (early retirement eligible) ■ Hugh F. Johnston (early retirement eligible) ■ Kirk Tanner ■ Steven Williams (early retirement eligible)		■ Ramon L. Laguarta (frozen)

Type of Plan	Qualified defined benefit pension plan	Non-qualified defined benefit pension plan	Non-qualified defined benefit pension plan

Eligibility	U.S. salaried employees hired prior to January 1, 2011	Employees eligible to participate in the PERP-I whose benefits under the PERP-I are affected by limitations imposed by the Internal Revenue Code on qualified plan compensation or benefits	Generally covers non-U.S. citizens hired prior to January 1, 2011 who were active participants in a defined benefit retirement plan sponsored by their home country and were unable to remain in that plan during their assignment outside their home country, designated for participation by PepsiCo

Form of Payment Upon Retirement	Benefits generally payable as a single life annuity, a single lump sum distribution, a joint and survivor annuity, a 10-year certain annuity or a combination of a partial lump sum and an annuity

■   Benefits accrued and vested by December 31, 2004 are generally paid in the same form and at the same time the PERP-I benefits are paid

■   Benefits accrued or vested after December 31, 2004 are payable at termination (subject to a six-month delay under Section 409A of the Internal Revenue Code), in the form of a lump sum

Benefits payable as a single life annuity, a single lump sum distribution, a joint and survivor annuity, a 10-year certain annuity or a combination of a partial lump sum and an annuity

Benefit Timing

■   Normal retirement benefits payable at age 65 with 5 years of service

■   Unreduced early retirement benefits payable as early as age 62 with 10 years of service

■   Reduced early retirement benefit payable at age 55 with 10 years of service, determined by reducing the normal retirement benefit by 4% for each year benefits begin prior to age 62

74	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

	PepsiCo Employees Retirement Plan I (“PERP-I”)	PepsiCo Pension Equalization Plan (“PEP”)	PepsiCo International Retirement Plan - Defined Benefit Program (“PIRP-DB”)

Retirement Benefit Formula

A single life annuity beginning at normal retirement age generally determined as follows:

■   3% for each year of service up to 10 years, plus 1% for each year of service in excess of 10, multiplied by the executive’s highest consecutive five-year average monthly earnings (base salary and annual bonus compensation, limited by Internal Revenue Code regulations), based on service and earnings up to December 31, 2025

■   Reduced by 0.43% of the executive’s highest consecutive five-year average monthly earnings up to applicable monthly Social Security covered compensation, multiplied by the executive’s years of service up to 35

■ Same terms and conditions as the PERP-I as determined without regard to the Internal Revenue Code limitations on compensation and benefits ■ Offset by the actual benefit payable under the PERP-I

■   Substantially the same as the formula under the PERP-I and the PEP, without the Social Security offset

■   Offset by retirement benefits paid under any Company plan or government mandated retirement program

Disability/ Death Benefits

■   All participants who become disabled after 10 years of service and remain disabled until retirement generally receive continued service for the duration of their disability, but not past December 31, 2025

■   If an employee dies, the spouse or domestic partner of an employee who is retirement eligible is entitled to a pension equal to the survivor benefit under the 50% joint and survivor option. The surviving spouse, domestic partner or estate of an active retirement-eligible participant is also entitled to a one-time payment equal to the lump sum benefit accrued at death, offset by the lump sum value of any surviving spouse’s or domestic partner’s benefit that might be payable. This special death benefit is paid by the Company and not from the plan

If the participant dies, the spouse or domestic partner of an employee is entitled to a pension equal to the survivor benefit under the 50% joint and survivor option

Deferred Vested Benefits

■   For a participant with five or more years of service who terminates employment prior to attaining either age 55 with 10 years of service or age 65 with 5 years of service

■   Benefit is equal to the retirement benefit formula amount calculated using the potential years of credited service had the participant remained employed to age 65 pro-rated by a fraction, the numerator of which is the participant’s years of credited service at termination and the denominator of which is the participant’s potential years of credited service had the participant remained employed to age 65

■   Deferred vested benefits under the PERP-I and PIRP-DB are payable as an annuity commencing at age 65; however, a participant may elect to commence benefits as early as age 55 on an actuarially reduced basis to reflect the longer payment period. A participant who terminates from the PERP-I is eligible for a one-time lump sum benefit within 365 days of termination, provided that the participant does not have a PEP benefit that vested prior to 2005. A participant who terminates from the PIRP-DB is also eligible for a one-time lump sum benefit within 365 days of termination. Deferred vested benefits under PEP are payable at the later of age 55 or termination (subject to a six-month delay and form of payment restrictions under Section 409A of the Internal Revenue Code)

PEPSICO 2022 PROXY STATEMENT	75

Executive Compensation

	PepsiCo Savings Plan - Automatic Retirement Contribution Program (“ARC”)	PepsiCo International Retirement Plan - Defined Contribution Program (“PIRP-DC”)

Eligible NEOs	■ None of the NEOs participate in the ARC	■ Silviu Popovici

Type of Plan	Qualified defined contribution plan	Non-qualified defined contribution plan

Eligibility	U.S. salaried employees hired on or after January 1, 2011	Generally covers non-U.S. citizens hired on or after January 1, 2011 who are unable to remain in their home country retirement plan during their assignment outside their home country and are designated for participation by PepsiCo

Form of Payment Upon Retirement	Benefits are payable as a single lump sum distribution or in installments	Benefits are payable as a single lump sum distribution

Benefit Timing	Vested account balance payable following retirement/termination

Retirement Benefit Formula

■   Contributions are determined by multiplying a percentage (range of 2% to 9% based on age and years of service) by eligible pay, subject to Internal Revenue Code limitations

■   PepsiCo provides a matching contribution of 50% up to either 4% or 6% of eligible pay, based on years of service

■   Pay Credits are determined each year by multiplying the eligible pay credit percentage (ranging from 5% to 12%) by the eligible annualized pay

■   Interest Credits are allocated based on the 30-year Treasury rate

■   Offset by retirement benefits paid under any Company plan or government mandated retirement program

■   Total PIRP-DC contributions in any year cannot exceed an amount equal to the Internal Revenue Code annual compensation limit in effect for that year

Disability/Death Benefits	If the participant dies, the spouse, domestic partner or beneficiary is entitled to receive the vested account balance

Deferred Vested Benefits	Vested account balance payable following retirement/termination

76	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

The Present Value of Accumulated Benefit reported in the 2021 Retirement Benefits Table below represents the accumulated benefit obligation for benefits earned to date, based on age, service and earnings through the measurement date of December 25, 2021.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Ramon L. Laguarta(2)	PepsiCo International Retirement Plan - DB	21.0	4,374,288	—
	PepsiCo Employees Retirement Plan I	4.3	122,931	—
	PepsiCo Pension Equalization Plan		13,515,318	—
Hugh F. Johnston	PepsiCo Employees Retirement Plan I	31.8	1,641,310	—
	PepsiCo Pension Equalization Plan		16,609,556	—
Silviu Popovici	PepsiCo International Retirement Plan - DC	4.3	896,350	—
Kirk Tanner	PepsiCo Employees Retirement Plan I	29.5	1,253,499	—
	PepsiCo Pension Equalization Plan		7,718,153	—
Steven Williams	PepsiCo Employees Retirement Plan I	25.0	1,237,523	—
	PepsiCo Pension Equalization Plan		4,200,574	—
(1)	These amounts have been calculated using actuarial methods and assumptions shown below in the fiscal year-end valuation under the guidance on employers’ accounting for pensions with the assumption, required by SEC disclosure rules, that each NEO remains in service until retirement at the earliest date when unreduced retirement benefits would be available (i.e., age 62 or older); discount rate of 2.87% for the PepsiCo Employees Retirement Plan I, 2.76% for the PepsiCo Pension Equalization Plan and 2.89% for the PepsiCo International Retirement Plan; and benefits were converted to lump sums based on a 5% lump sum conversion rate at retirement.
(2)	The amounts reported for Mr. Laguarta above reflect his transition to the U.S. on September 1, 2017. In 2017, Mr. Laguarta was credited service under the PepsiCo International Retirement Plan - DB commencing on his hire date in lieu of end-of-service benefits under his prior Spanish employment terms that he ceased to be eligible for upon his relocation to the U.S.

PEPSICO 2022 PROXY STATEMENT	77

Executive Compensation

2021 Non-Qualified Deferred Compensation

Executive Income Deferral Program

Eligible NEOs	■ Hugh F. Johnston ■ Kirk Tanner ■ Steven Williams

Description	Non-qualified and unfunded program that allows certain U.S.-based eligible employees to defer a portion of their annual compensation to a later date. The participants’ balances are unsecured, subject to the claims of PepsiCo’s creditors and may be forfeited in the event of the Company’s bankruptcy

Deferral Limits	Eligible PepsiCo executives may defer up to 75% of base salary and 100% of annual cash incentive compensation. The Company does not provide a matching contribution on any deferrals

Return on Plan Balance	Executives earn a return on their notional accounts based on investments in the phantom funds selected by the executives (listed in footnote 2 of the table below) from a list of phantom funds made available by the Company. The EIDP does not guarantee a rate of return and none of the funds provide above market earnings

Distributions

■   At the time of election to defer, executives are required to choose to receive future payments on either a specific date or upon separation from service

■   Notwithstanding a participant’s payment election, deferrals made after 2000 are paid in a lump sum at the time of separation from service in cases in which separation (other than retirement) occurs prior to the elected payment date

■   Payments of deferrals made after 2004 to executives who are specified employees under Section 409A of the Internal Revenue Code that are triggered by a separation from service are delayed six months following separation

Form of Payment	Made in cash and received as a lump sum or in installments (quarterly, semi-annually or annually) over a period of up to 20 years and up to age 80

For additional detail on PepsiCo’s EIDP, refer to the “Executive Income Deferral” section of the Compensation Discussion and Analysis on page 64 of this Proxy Statement.

78	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

Supplemental Savings Program

Eligible NEOs	■ None of the NEOs participate in the PepsiCo Automatic Retirement Contribution Equalization Plan (the “ARC-E”)

Description	The ARC-E is a non-qualified, non-elective defined contribution deferred compensation plan sponsored by PepsiCo to provide benefits to employees whose benefits under the ARC portion of the PepsiCo Savings Plan are limited due to Internal Revenue Code limitations on qualified plan compensation and benefits

Eligibility	U.S. salaried employees hired on or after January 1, 2011

Form of Payment Upon Retirement	Benefits are payable as a single lump sum distribution

Benefits Timing

■   Vested account balance payable following retirement/termination

■   Payments made to executives who are specified employees under Section 409A of the Internal Revenue Code that are triggered by a separation from service are delayed six months following separation

Retirement Benefits Formula	Contributions have the same terms and conditions as ARC described in the “2021 Retirement Benefits” section on page 74 without regard to the Internal Revenue Code limitations on compensation and benefits. Total ARC and ARC-E contributions in any year cannot exceed an amount equal to the Internal Revenue Code annual compensation limit in effect for that year

Disability/Death Benefits	If the participant dies, the spouse, domestic partner or beneficiary is entitled to receive the vested account balance

The following table provides information regarding participation by NEOs in our non-qualified deferred compensation programs during 2021 and at fiscal year-end.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Hugh F. Johnston	—	—	705,028	—	4,186,635
Kirk Tanner	—	—	78,380	—	365,967
Steven Williams	—	—	442,590	—	2,844,051
(1)	PepsiCo does not provide above market or preferential rates and, as a result, the notional earnings are not included in the 2021 Summary Compensation Table.
(2)	None of the amounts reported in this column are reflected in the 2021 Summary Compensation Table with respect to Messrs. Johnston, Tanner and Williams. Deferral balances of NEOs under the EIDP were notionally invested in the following phantom funds and earned the following rates of return in 2021: PepsiCo Common Stock Fund: 20.24%, BlackRock LifePath Retirement Fund: 7.10%, BlackRock International Equity Index Fund: 12.06%, BlackRock Small Cap Equity Index Fund: 12.89%, BlackRock Mid-Cap Equity Index Fund: 22.18%, BlackRock Large Cap Equity Index Fund: 29.44%, BlackRock Total U.S. Equity Index Fund: 25.84%, Security Plus Fund: 1.74%, Dodge & Cox Bond Account: -0.40% and Defined Applicable Federal Rate (AFR) Fund: 2.17%.

PEPSICO 2022 PROXY STATEMENT	79

Executive Compensation

Potential Payments on Termination or Change in Control

Termination of Employment/Retirement

None of our NEOs have any arrangement that provides for severance payments or severance benefits.

In the event an NEO retires, terminates or resigns from PepsiCo for any reason as of fiscal year-end, he or she would be entitled to a retirement benefit and any outstanding balance calculated in accordance with the terms and conditions disclosed under the “2021 Retirement Benefits” section beginning on page 74 of this Proxy Statement and under the “2021 Non-Qualified Deferred Compensation” section beginning on page 78 of this Proxy Statement.

Our NEOs’ unvested annual LTI awards vest on a pro-rata basis upon retirement between ages 55 and 61, inclusive, and fully vest upon death, disability or retirement on or after age 62. In order to be retirement eligible, an executive must be at least age 55 with 10 or more years of service. For special awards, no accelerated vesting occurs upon retirement. In the event of death or long-term disability, special awards fully vest. Even after vesting, PSUs and LTC awards remain subject to the achievement of pre-established performance targets.

The following table sets forth, for each NEO, the value of the unvested stock options, PSUs, RSUs and LTC awards and accrued dividend equivalents on PSUs and RSUs that would vest or be forfeited if the NEO’s employment terminated on December 25, 2021, the last day of the 2021 fiscal year, due to termination without cause, retirement, death or long-term disability:

	Termination/ Retirement ($ in millions)(1)		Death/Long-Term Disability ($ in millions)(1)
Name	Vest	Forfeit	Vest	Forfeit
Ramon L. Laguarta	26.5	22.7	22.7	—
Hugh F. Johnston	15.6	10.1	10.1	—
Silviu Popovici	—	13.3	13.3	—
Kirk Tanner	—	13.5	13.5	—
Steven Williams	5.4	4.5	4.5	—
(1)	The PSUs and RSUs were valued at a price of $169.78, PepsiCo’s closing stock price on December 23, 2021, the last trading day of the 2021 fiscal year. Death and Long-Term Disability vesting amounts do not include the value of vested stock options that have already been earned or unvested PSUs, RSUs and LTC awards that an executive may have earned due to fulfilling the retirement eligibility criteria. As of 2021 fiscal year-end, Messrs. Laguarta, Johnston and Williams are eligible for pro-rata vesting of annual LTI awards.

Change in Control

PepsiCo has a long history of maintaining a “double trigger” vesting policy. This means that unvested stock options, PSUs, RSUs and LTC awards only vest if the participant is terminated without cause or resigns for good reason within two years following a change in control of PepsiCo or if the acquirer fails to assume or replace the outstanding awards.

For each NEO, the following table illustrates:

■	the value of the stock options, PSUs, RSUs, LTC awards and accrued dividend equivalents on PSUs and RSUs that would vest upon a change in control of PepsiCo without termination of employment; and

■	the value of the stock options, PSUs, RSUs, LTC awards and accrued dividend equivalents on PSUs and RSUs that would vest upon an NEO’s termination without cause or resignation for good reason or if the acquirer does not assume or replace the outstanding awards at the time of the change in control.

	Change in Control ($ in millions)
Name	Total Benefit: Change in Control Only	Total Benefit: Qualifying Termination upon Change in Control(1)
Ramon L. Laguarta	—	22.7
Hugh F. Johnston	—	10.1
Silviu Popovici	—	13.3
Kirk Tanner	—	13.5
Steven Williams	—	4.5
(1)	The amounts reported in this column assume that both the change in control and termination occurred on December 25, 2021, the last day of the 2021 fiscal year. The stock options, PSUs and RSUs were valued based on PepsiCo’s $169.78 closing stock price on December 23, 2021, the last trading day of the 2021 fiscal year. Amounts do not include vested options that have already been earned due to continued service or unvested PSUs, RSUs and LTC awards that an executive may have earned due to fulfilling the retirement eligibility criteria. As of 2021 fiscal year-end, Messrs. Laguarta, Johnston and Williams are eligible for pro-rata vesting of annual LTI awards.
80	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021.

The Compensation Committee
Shona L. Brown, Chair	Dina Dublon	Robert C. Pohlad
Cesar Conde	David C. Page	Daniel Vasella

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated into any future filing under the Securities Act or the Exchange Act except to the extent the Company specifically incorporates such report by reference.

PEPSICO 2022 PROXY STATEMENT	81

Executive Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the ratio of the annual total compensation of our CEO to that of our median employee. As a global organization, we have employees operating in 79 countries serving consumers and customers in more than 200 countries and territories. Our objective is to provide competitive compensation commensurate with an employee’s position and geographic location, while also linking compensation to Company and individual performance.

To provide context for this disclosure, it is important to understand the scope of our operations.

■	Globally Diverse Workforce. More than half of our employees are located outside the United States in locations where the cost of living is significantly below the U.S., including developing and emerging markets such as Mexico, Russia, the Middle East, China, South Africa, Brazil and India. The compensation elements and pay levels of our employees can vary dramatically from country to country based on market trends, cost of living and cost of labor. These factors, along with fluctuations in currency exchange rates, impact the median employee compensation and the resulting ratio.

■	Frontline is a Strategic Advantage. PepsiCo has a large global frontline employee population driven by our direct store delivery model and in-house manufacturing and supply chain in many markets. We believe our frontline employees who make, merchandise, move and sell our products represent a strategic advantage for PepsiCo. PepsiCo’s integrated approach enables us to bring innovative products and packages to market faster, allows us to react more quickly to changes in the marketplace and builds unmatched customer relationships at the store level.

Calculating Methodology

In 2021, to identify our median employee and calculate such employee’s annual total compensation, we used consistent methodologies, estimates and assumptions that were used prior to 2021 to identify any previous median employees.

Gathering Data on our Worldwide Employee Population. Due to the complexity of collecting compensation information across all the countries in which we have employees and the limited employee headcount in some of those countries, we used the de minimis exemption allowed by applicable SEC rules to exclude approximately 5,383 employees from 41 countries as detailed below, bifurcated into our reportable segments in effect in 2021.

■	Africa, Middle East and South Asia - 666: Bangladesh, Ethiopia, Lebanon, Nigeria

■	Asia Pacific, Australia and New Zealand and China Region - 1,344: Hong Kong, Indonesia, Japan, Malaysia, New Zealand, Philippines, Singapore, South Korea, Taiwan, Vietnam

■	Europe - 2,226: Austria, Azerbaijan, Belarus, Bosnia and Herzegovina, Cyprus, Czech Republic, Denmark, Estonia, Finland, Georgia, Hungary, Italy, Kazakhstan, Kyrgyzstan, Lithuania, Luxembourg, Norway, Sweden, Switzerland, Uzbekistan

■	Latin America - 1,147: Bermuda, Bolivia, Costa Rica, El Salvador, Panama, Paraguay, Uruguay

The excluded employees represented less than 5% of our total global population of 309,076 as of October 1, 2021. In certain countries, our employment levels are subject to seasonal variations. After our use of the de minimis exemption, our employee population from which we determined our median employee consisted of 303,693 individuals from 38 countries.

We collected full-year 2020 compensation data for the October 1, 2021 employee population, relying on our internal payroll and tax records, rather than using statistical sampling.

Consistently Applied Compensation Measure. Our employees are compensated through multiple compensation elements that are highly dependent on the role, market practices and statutory requirements within each country where our employees are located. Because of the differences in compensation elements globally, we identified all cash-based compensation plus equity-based compensation that was realized in the measurement period as an appropriate representation of the annual total compensation for our employees in accordance with SEC rules.

■	Compensation was annualized on a straight-line basis for full-time and part-time new hire employees who did not work a full fiscal year.

■	We used the 12-month average exchange rate to convert each non-U.S. employee’s total compensation to U.S. dollars, enabling the median to be identified.

■	We calculated the total compensation for the median employee in the same manner in which we determine the compensation shown for our NEOs in the Summary Compensation Table, including the value of retirement benefits.

82	PEPSICO 2022 PROXY STATEMENT

Executive Compensation

The Ratio

The following ratio of Mr. Laguarta’s annual total compensation to the median employee’s for our last completed fiscal year is a reasonable estimate calculated in a manner consistent with applicable SEC rules.

■	The median employee’s total compensation was $52,297.

■	The total compensation was calculated in the same manner in which we determine the compensation shown for our NEOs in the Summary Compensation Table, including the value of retirement benefits.

■	As reported in the Summary Compensation Table on page 69, our CEO’s compensation was $25,506,607.

Based on this information, the ratio of Mr. Laguarta’s annual total compensation to the median employee compensation for 2021 was estimated to be 488 to 1.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 25, 2021 with respect to the shares of PepsiCo Common Stock that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders(1)	16,418,111(2)	$110.54(3)	43,896,443(4)
Equity compensation plans not approved by security holders	—	—	—
Total	16,418,111	$110.54(3)	43,896,443
(1)	Includes the LTI Plan.

(2)	This amount includes 5,977,466 PSUs and RSUs that, if and when vested, will be settled in shares of PepsiCo Common Stock. This amount also includes 298,842 phantom units under the PepsiCo Director Deferral Program that will be settled in shares of Common Stock pursuant to the LTI Plan at the end of the applicable deferral period. For PSUs for which the performance period has ended as of December 25, 2021, the amounts reported in the table reflect the actual number of PSUs earned above and below target levels based on actual performance measured at the end of the performance period. The amounts reported in the table assume target level performance for PSUs which have not vested as of December 25, 2021. If maximum earn-out levels are assumed for such PSUs, the total number of shares of PepsiCo Common Stock to be issued upon exercise and/or settlement of outstanding awards as of December 25, 2021 is 17,239,186.

(3)	Weighted-average exercise price of outstanding options only.

(4)	The shareholder-approved LTI Plan is the only equity compensation plan under which PepsiCo currently issues equity awards. As of May 2, 2007, the LTI Plan superseded the Company’s prior plan, the shareholder-approved 2003 Long-Term Incentive Plan, and no further awards were made under the 2003 plan. The LTI Plan permits the award of stock options, stock appreciation rights, restricted and unrestricted shares, restricted stock units and performance shares and units. The LTI Plan authorizes a number of shares for issuance equal to 195,000,000 plus the number of shares underlying awards under the Company’s prior equity compensation plans that are canceled or expired after May 2, 2007 without delivery of shares. Under the LTI Plan, any stock option granted reduces the available number of shares on a one-to-one basis, any RSU or other full value award granted before May 5, 2010 reduces the available number of shares on a one-to-one basis and any RSU or other full value award granted on or after May 5, 2010 reduces the available number of shares on a one-to-three basis.

PEPSICO 2022 PROXY STATEMENT	83

Shareholder Proposals (Proxy Item Nos. 4-6)

Shareholders have submitted the following proposals for the reasons stated. The shareholder proposals will be voted on at our 2022 Annual Meeting if properly presented by the shareholder proponent or by a qualified representative on behalf of the shareholder proponent. In accordance with federal securities regulations, we have included the shareholder proposals, including any supporting statements and graphics, as submitted by the shareholder proponents. We do not believe that certain assertions in these shareholder proposals about PepsiCo are correct. We have not attempted to refute all of these inaccuracies. However, our Board of Directors has recommended a vote against each of these proposals for the reasons set forth following each proposal.

Shareholder Proposal – Independent Board Chairman (Proxy Item No. 4)

John Chevedden, on behalf of Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021, who owns shares of PepsiCo Common Stock worth at least $2,000, has submitted the following proposal:

Proposal 4 – Independent Board Chairman

The shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Selection of the Chairman of the Board The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

The Chairman shall not be a former CEO of the company.

This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in June 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

This proposal topic won 44%-support at our 2012 annual meeting. This 44%-support likely represented 51%-support from the shares that have access to independent proxy voting advice.

A CEO serving as Chair can result in excessive management influence on the Board and weaker oversight of management. The CEO gets comfortable with being his own boss. With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman.

A lead director is no substitute for an independent board chairman. A lead director cannot call a special shareholder meeting and cannot even call a special meeting of the board. A lead director can delegate most of his lead director duties to the CEO office and then the lead director can simply rubber-stamp it.

The lack of an independent Board Chairman is an unfortunate way to discourage new outside ideas and an unfortunate way to encourage the CEO to pursue pet projects that would not stand up to effective oversight. Plus PepsiCo shareholders are restricted in bringing new ideas to management in a manner that has traction because shareholders have no right to act by written consent.

In an example from a company whose share price went from $130 to $200 in 10 months, the 2020 Lowe’s annual meeting proxy said Lowe’s independent directors determined that having a separate Chairman and Chief Executive Officer affords the CEO the opportunity to focus his time and energy on managing the business and allows the Chairman to devote his time and attention to Board oversight and governance.

Please vote yes:

Independent Board Chairman - Proposal 4

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

84	PEPSICO 2022 PROXY STATEMENT

Shareholder Proposals (Proxy Item Nos. 4-6)

After careful consideration, the Board has determined that a fixed policy requiring an independent Chairman as requested by the shareholder proposal is neither necessary nor in the best interests of PepsiCo or its shareholders for the following reasons:

■	Our Board should retain the flexibility to determine the most effective leadership structure for PepsiCo based on the Company’s needs and the Board’s regular assessment of the Company’s leadership.

■	Our Board regularly reviews the Company’s leadership structure and continues to believe that the combined Chairman and CEO role, together with a strong independent Presiding Director with clearly defined and robust responsibilities, provides the best leadership structure for the Company at this time.

■	Our Board believes that our leadership structure and strong corporate governance practices provide for effective, independent Board oversight that best serves the interests of our shareholders at this time.

Our Board believes it is important to preserve flexibility in determining the most effective leadership structure for PepsiCo based on the Company’s specific circumstances and needs to best serve both the short-term and long-term interests of shareholders.

PepsiCo’s governing documents allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. Rather than taking a “one-size-fits-all” approach to Board leadership, our existing policies provide the Board flexibility to determine the most appropriate leadership structure to address the Company’s needs in light of the dynamic environment in which we operate as part of the Board’s regular assessment of the Company’s leadership. The Board has deep knowledge of the strategic goals of the Company, the unique opportunities and challenges it faces, and the various capabilities of our directors and the Company’s senior management and is therefore best positioned to determine the most effective leadership structure to protect and enhance long-term shareholder value. Furthermore, the 2021 Spencer Stuart Board Index notes that only 37% of S&P 500 companies have a truly independent chair, i.e., one that meets the NYSE or Nasdaq rules for independence.

Our Board currently believes that PepsiCo and its shareholders are best served by a combined Chairman and CEO role, together with a strong independent Presiding Director.

Ramon L. Laguarta, PepsiCo’s Chairman of the Board and CEO, has deep operational experience, particularly in international markets, and extensive knowledge of the Company, food and beverage industry and risk management practices that Mr. Laguarta gained from working over 20 years at PepsiCo in a variety of executive and leadership roles. Therefore, the Board believes that Mr. Laguarta is best positioned to be aware of key issues facing the Company and to serve as Chairman in guiding thoughtful Board discussions and effectively communicating with PepsiCo’s various internal and external constituencies.

In order to ensure independent oversight of the Company’s management, strategy and business, our independent directors have elected Ian Cook as the Presiding Director of the Board. Mr. Cook has a deep understanding of PepsiCo and its business acquired from his years on our Board, as well as his extensive 40-plus year experience at a multinational consumer products company, including 12 years as chief executive officer, which makes him uniquely positioned to work collaboratively with our Chairman and CEO while ensuring strong independent oversight of management.

The Presiding Director has clearly defined and robust responsibilities, which include:

■Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
■Serving as a liaison between the Chairman and the independent directors;
■Having authority to approve information sent to the Board;
■Approving meeting agendas for the Board;
■Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
■Having the authority to call meetings of the independent directors; and
■If requested by major shareholders, ensuring that he or she is available for consultation and direct communication.
The Company has a track record of strong long-term performance under the leadership structure of a combined Chairman and CEO and independent Presiding Director.

PEPSICO 2022 PROXY STATEMENT	85

Shareholder Proposals (Proxy Item Nos. 4-6)

In addition to the Presiding Director responsibilities outlined in the Corporate Governance Guidelines, Mr. Cook is also an actively engaged director who regularly communicates with our Chairman and CEO and other members of the Board and senior management on various topics of importance to the Company. For more information on additional duties that Mr. Cook has fulfilled over the past few years, see the “Board Leadership Structure” section beginning on page 25 of this Proxy Statement. He has also overseen further enhancements to the Company’s strong governance policies and practices, such as the Board’s decision to eliminate supermajority voting standards in our Articles of Incorporation as approved by shareholders, implementing a proxy access right for shareholders, and establishing the Sustainability, Diversity and Public Policy Committee. These actions are just a few examples of how the independent directors, led by our Presiding Director, have been responsive to shareholders. In recognition of Mr. Cook’s strong leadership stemming from his industry-relevant knowledge, operational and governance experience and exceptional interpersonal and communication skills, the independent members of the Board of Directors recently re-elected Mr. Cook as the Presiding Director for an additional three-year term beginning in 2022.

Under the leadership of a combined Chairman and CEO and overseen by our strong independent Board, PepsiCo has delivered strong performance, as illustrated by the five-year annualized total shareholder return chart on page 85, and has continued its efforts to progress and expand its ambitious sustainability goals, including announcing PepsiCo Positive, a strategic end-to-end transformation with sustainability and human capital at the center of how the Company intends to create growth and value.

Given these considerations, the Board does not currently believe that a change to PepsiCo’s leadership structure will improve corporate performance or otherwise benefit shareholders at this time.

PepsiCo’s strong corporate governance practices provide for effective independent leadership and independent oversight of PepsiCo.

■	We believe that the strong overall corporate governance framework that we have in place supports the objective and independent Board leadership structure necessary to effectively challenge and oversee management and to effectively oversee key issues facing the Company:

■	We have a diverse and experienced Board whose members are elected annually by shareholders and is comprised entirely of independent directors within the meaning of the applicable laws and Nasdaq rules, with the exception of the Chairman and CEO.

■	Each of our four standing Board Committees - Audit; Compensation; Nominating and Corporate Governance; and Sustainability, Diversity and Public Policy - is comprised solely of, and chaired by, independent directors. This means that the independent directors oversee key matters of the Company as outlined in each of the Committee charters, such as the integrity of our financial statements, compensation of our executive officers including Mr. Laguarta, selection and evaluation of directors, development and implementation of corporate governance policies, and sustainability, diversity, equity and inclusion and public policy matters.

■	The Nominating and Corporate Governance Committee monitors the Board’s leadership structure to determine whether it remains in the best interests of our shareholders and revisits the structure regularly as part of its ongoing Board assessment process.

■	The Board and its Committees each meets in executive session on a regular basis without the presence of the CEO or other members of management. Independent directors use these executive sessions to discuss matters they deem appropriate, including evaluation of the Chairman and CEO, director and senior management succession, Company strategy and performance, Board priorities and Board effectiveness.

■	All Board members have complete access to management, and the Board and its Committees have the authority to retain legal, accounting and other outside consultants to advise them as they deem appropriate.

The Board believes it is best positioned to determine the most effective leadership structure for PepsiCo based on the best interests of the Company and our shareholders. Moreover, the Board believes the combined Chairman and CEO role, together with the leadership of our strong independent Presiding Director and bolstered by the other governance practices outlined above, strikes the right balance between consistent leadership and effective independent oversight of PepsiCo’s management, strategy and business. For all of the foregoing reasons, our Board continues to believe that our current leadership structure has served our shareholders well and remains in our shareholders’ best interest.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

86	PEPSICO 2022 PROXY STATEMENT

Shareholder Proposals (Proxy Item Nos. 4-6)

Shareholder Proposal – Report on Global Public Policy and Political Influence Outside of the United States (Proxy Item No. 5)

John C. Harrington, Harrington Investments, Inc., 1001 2nd Street, Suite 325, Napa, California 94559, who owns shares of PepsiCo Common Stock worth at least $2,000, has submitted the following proposal:

RESOLVED: Shareholders request that the Company annually issue a transparency report on global public policy and political influence, disclosing company expenditures and activities outside of the United States. Such report should disclose company funding and in-kind support directed to candidates or electioneering, lobbying, scientific advocacy, and charitable donations for the preceding year including:

●	recipients and amounts;

●	date and timeframe of the activity taking place

●	the Company’s membership in or payments to nongovernmental organizations including trade and business associations, scientific or academic organizations and charities.

●	the rationale for these activities.

The Board and management may, in its discretion, establish a de minimis threshold, such as contributions to an individual or organization totaling less than $250, below which itemized disclosures would not be required.

Supporting Statement

Food corporations rely heavily on consumer trust, brand affinity and public goodwill. In today’s world, public officials, journalists, NGOs, and even social media can quickly and publicly reveal corporate advocacy that seems remarkably at odds with a company’s image, brand or stated values.

In the food industry, a particular vulnerability involves company support for scientific advocacy intended to shape policymaker perceptions and stall policymaking, regulations and rule-setting.1 Other problematic company-sponsored advocacy efforts may undercut public health policies through national trade associations. For instance, a PepsiCo supported trade association, ConMexico, lobbied the Mexican government to postpone food labeling regulations generating widespread criticism due to negative impacts on public health.2

PepsiCo scores low with regards to international disclosures of corporate political activities, according to a recently published transparency index.3

In March 2021, Vanguard cautioned that “poor governance of corporate political activity, coupled with misalignment to a company’s stated strategy or a lack of transparency about the activity, can manifest into financial, legal, and reputational risks that can affect long-term value”.4

In January 2021, our company announced it was “suspending all political contributions while conducting a full review to ensure they align with our company’s values and our shared vision going forward”5. The announcement raised serious concerns for investors regarding our company’s corporate political activity both in the U.S. and internationally.

As a truly global corporation, PepsiCo operates in over 200 countries and territories6, with approximately 291,000 global employees.7 In 2020, 42 percent of PepsiCo operating profits came from outside the U.S.8 While our Company discloses fragmentary information relating to U.S. political activities, spending to influence and engage on public policy outside of the U.S. is even more poorly disclosed.

We urge you to vote in favor of this proposal, and to encourage our company to disclose detailed data on its non-domestic political contributions, lobbying, and support for trade associations, charitable and scientific organizations, thus all corporate political activities. Adopting this resolution would position the corporation globally to be a leader on political transparency.

[1]	https://www.corporateaccountability.org/wp-content/uploads/2020/09/Partnership-for-an-unhealthy-planet.pdf

{$NOTE_LABEL} https://ojo-publico.com/1702/mexico-empresas-ponen-de-pretexto-la-pandemia-para-aplazar-etiquetado

[3]	https://feedthetruth.org/wp-content/uploads/2021/08/FeedtheTruth_FACT_Index_report_v3.pdf

[4]	https://about.vanguard.com/investment-stewardship/perspectives-and-commentary/INVSPOLS_032021.pdf

[5]	https://www.reuters.com/article/us-usa-trump-pepsico/pepsico-suspends-all-political-contributions-idUSKBN29K1NC

[6]	https://www.pepsico.com/about/about-the-company

[7]	https://www.statista.com/statistics/536974/pepsico-s-number-of-employees-worldwide/

[8]	https://www.pepsico.com/docs/album/annual-reports/pepsico-inc-2020-annual-report.pdf?sfvrsn=d25439e4_4

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

PEPSICO 2022 PROXY STATEMENT	87

Shareholder Proposals (Proxy Item Nos. 4-6)

In recent years, public attention and scrutiny have increased around the role corporations play in influencing global public policy, including through the provision of political contributions. PepsiCo recognizes the need for corporations to ensure strong governance over their corporate political activities and alignment between such activities and stated corporate strategies, as well as to provide transparency with respect to their advocacy and related actions. As such, PepsiCo has worked to ensure active oversight and abundant corporate transparency around this topic.

After careful consideration, the Board has determined that the report on PepsiCo’s non-U.S. political activities and related contributions requested by the shareholder proposal is neither necessary nor in the best interests of PepsiCo or our shareholders given our existing policies and practices, including the fact that we do not make political contributions outside of the U.S. and have already publicly stated on our website that we would disclose any international political contributions.

We regularly engage with global stakeholders, including government officials, to raise our concerns around or support regulatory proposals designed to ensure an equal playing field for our global operations or facilitate our Company’s goals, such as in the area of environmental sustainability. Over the years, we have worked closely with external stakeholders to design a leading system of transparency on political engagement in the U.S., which also takes into account our international operations, as reflected through our comprehensive publicly available reporting and disclosures on our website. Our practices and policies, as detailed below, reflect our efforts to provide clear, consistent, transparent and meaningful safeguards around PepsiCo’s role in engaging in public policy dialogues:

We have not and do not plan to make political contributions to candidates outside of the U.S. Although no international political contributions are currently planned, we have publicly stated on our website that we would disclose any international contributions paid, along with all our U.S. contributions, to ensure transparency. Additionally, PepsiCo does not directly sponsor communications supporting or opposing candidates or political parties.

Our Board of Directors oversees the Company’s public policy processes and activities with the assistance of its Sustainability, Diversity and Public Policy Committee, which is comprised entirely of, and chaired by, independent directors. This includes the Committee’s periodic review of our policies and practices regarding political contributions, as well as an annual review of our political contributions and expenditures. We provide robust disclosures on our governance, public policy engagement, political activities and contributions guidelines on our website, including our Political Contributions Policy which specifically states that PepsiCo does not generally provide contributions to candidates outside of the U.S. and that we will appropriately disclose such contributions on our website. For additional information, see the dedicated page on our website at www.pepsico.com/esg-topics-a-z/public-policy-engagement-political-activities-and-contributions-guidelines.

We comply with all national transparency rules around reporting contributions to trade associations in the U.S. and internationally.

PepsiCo advocates on our own behalf and belongs to trade associations that advocate on our behalf. We follow all national transparency rules regarding the disclosure of our contributions to trade associations. As a general rule, the trade associations with which we engage internationally do not provide contributions to political candidates, and we expect our associations to inform the Company if they were to begin engaging in this way.

Our scientific engagement is focused on sharing our expertise on key issues. PepsiCo adheres to robust principles on transparency in sponsoring any scientific research, including making available links to PepsiCo-funded research on our website and disclosing any role of PepsiCo in research when promoting findings of sponsored research.

As companies continue to be called upon to develop creative, innovative solutions and products to better serve society’s needs, PepsiCo is committed to engaging with stakeholders on public health and sustainability topics. For example, PepsiCo is a member of organizations such as the European Food Information Council, a non-profit organization focused on making the science behind food and health more accessible and easier to understand among the public. Our scientific engagement is focused on sharing our expertise on key issues such as food safety, food allergies, health benefits assessment of food products, microplastics, packaging materials, sensory science and consumer behavior.

With respect to scientific research, PepsiCo believes that adherence to ethical principles is essential and has adopted the PepsiCo Position on Conduct of Scientific Research (“Scientific Research Position”), which is disclosed on a dedicated page on responsible research on our website, available at www.pepsico.com/esg-topics-a-z/responsible-research. The Scientific

88	PEPSICO 2022 PROXY STATEMENT

Shareholder Proposals (Proxy Item Nos. 4-6)

Research Position outlines our guiding principles on transparency, conflicts of interest and minimizing bias and best practices with respect to PepsiCo-sponsored research and research conducted by PepsiCo associates with external research partners. Among other things, we require sponsored researchers to follow accepted principles of scientific rigor in order to adequately test the stated hypotheses and assure accuracy of data produced and requires that any role of PepsiCo at all times be made public through disclosure of source of funding.

In addition, the Scientific Research Position states that we will (1) make available on our website citations for, and hyperlinks to, PepsiCo-funded research at the time of publication in a peer-reviewed journal, and (2) be fully transparent about our role in the design, implementation and analysis of the research, as well as in research funding, when promoting the findings of sponsored research. Published content from PepsiCo-sponsored research from 2010 to present can be found on the PepsiCo Health & Nutrition Sciences website at www.pepsicohealthandnutritionsciences.com/publications.

We do not make charitable contributions for purposes of political influence and all charitable contributions made by the PepsiCo Foundation are publicly disclosed in its tax returns.

Most of our international cash charitable contributions in 2020 were made through the PepsiCo Foundation, the Company’s philanthropic arm. The PepsiCo Foundation primarily works with U.S. non-profit organizations such as Charities Aid Foundation America to contribute to various international partners for disaster relief and work in the areas of access to food security, safe water and economic opportunity. As a 501(c)(3) private foundation, the PepsiCo Foundation is prohibited from engaging in most lobbying and political activities, including directly or indirectly participating or intervening in political campaigns on behalf of or in opposition to any political candidate, and does not make charitable contributions for purposes of political influence.

All of the PepsiCo Foundation’s contributions, including those made to foreign organizations, are publicly disclosed on its U.S. tax returns in compliance with federal disclosure requirements.

More information regarding the PepsiCo Foundation’s work and disbursements, including its extensive work to bring food and other vital resources to the communities most affected by COVID-19, can be found on our website at www.pepsico.com/sustainability/philanthropy.

We are committed to continued transparency and addressing input from external stakeholders related to our advocacy on global public policy and other related activities. Given our robust public reporting and our current policies and practices, which both meet high standards and are reviewed on a regular basis, we believe the report requested by this proposal would be both duplicative and unnecessary.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

Shareholder Proposal – Report on Public Health Costs (Proxy Item No. 6)

The Shareholder Commons, on behalf of the John Bishop Montgomery Trust U/A DTD 4/4/2019, 65 3rd Street, Suite 25, P.O. Box 1270, Point Reyes Station, CA, who owns shares of PepsiCo Common Stock worth at least $2,000, has submitted the following proposal:

ITEM 6: Report on public-health costs of food and beverages products

RESOLVED, shareholders ask that the board commission and publish a report on (1) the link between the public-health costs created by PepsiCo’s food and beverage business and PepsiCo’s prioritization of enterprise risk and (2) the manner in which such costs affect the market returns available to its diversified shareholders.

Supporting Statement:

PepsiCo says it is “making it easier for consumers to choose foods and beverages that are good for themselves and good for the planet,”1 yet the unhealthful foods and beverages that constitute 79 percent of PepsiCo’s product portfolio2 are among the top culprits in the growing global obesity epidemic.

A recent report found that food and drink manufacturers, including PepsiCo, were capitalizing on the COVID-19 pandemic to increase consumption of unhealthful products. For example, “An initiative depicted as ‘PepsiCo Gives Back’ … served as a marketing opportunity linking a nutrition project and a leading antipoverty agency directly with the promotion of sugar-sweetened beverages and unhealthy [sic] snack foods.”3

PEPSICO 2022 PROXY STATEMENT	89

Shareholder Proposals (Proxy Item Nos. 4-6)

The World Health Organization assesses the unpriced social burdens of obesity as equaling almost 3 percent of global GDP annually.4 This cost, year after year, is devastating to economic growth. Yet PepsiCo does not disclose any methodology to address the public-health costs of its business.

It appears PepsiCo only addresses nutrition when that pursuit optimizes its internal financial return. In describing its approach to nutrition-related risk, PepsiCo says it “leverage[s] an integrated enterprise risk management framework.”5 This prioritization of risks to the enterprise, rather than risks to public health, means that PepsiCo only addresses nutritional issues that threaten its ability to generate profits. The Company does not prioritize risks to the global community, so that PepsiCo can continue to profit from conduct that threatens public health so long as it does not create risk for the company itself.

But a gain in Company profit that comes at the expense of public health is a bad trade for most PepsiCo shareholders, who are diversified and rely on broad economic growth to achieve their financial objectives. A Company strategy that increases its own financial returns but threatens global GDP is counter to the interests of most PepsiCo shareholders: the potential drag on GDP created by public-health costs will directly reduce diversified portfolio returns over the long term.6

This proposal asks the Board to commission a report that analyzes the trade-offs PepsiCo makes by prioritizing enterprise risk over risks to public health and the global economy from the perspective of its largely diversified shareholders, whose investment portfolios may be at grave risk from public-health threats.

The requested report will help shareholders determine whether current Company policies serve shareholders’ best interests and whether PepsiCo should prioritize certain public-health issues over financial returns.

Please vote for: Report on public-health costs of food and beverage products – Proposal 6

[1]	https://www.pepsico.com/esg-topics-a-z/nutrition

[2]	https://accesstonutrition.org/index/global-index-2021/scorecards/pepsico-5/

[3]	https://ncdalliance.org/sites/default/files/resource_files/Signalling%20Virtue%2C%20Promoting%20Harm_Sept2020_FINALv.pdf

[4]	https://www.schroders.com/en/sysglobalassets/digital/insights/2019/pdfs/sustainability/sustainex/sustainex-short.pdf

[5]	https://www.pepsico.com/docs/album/esg-topics-policies/nutrition-risk-management.pdf

[6]	https://www.unepfi.org/fileadmin/documents/universal_ownership_full.pdf

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

As one of the world’s largest beverages and convenient foods companies, PepsiCo embraces the role it can play in promoting a balanced diet that supports health and wellness and we have long been committed to being a part of the solution to the complex issue of the role of diet in obesity and undernutrition. Reformulation to reduce added sugars, sodium and saturated fat in many of our products and portfolio expansion have been cornerstones of our sustainability agenda since its inception. PepsiCo monitors nutrition-related risks as a part of its enterprise risk management. PepsiCo also takes a much broader view in its sustainability agenda and is focused on continuing to evolve its portfolio of beverages and convenient food products so that they are better for the planet and people. The Board believes PepsiCo is already effectively addressing the issues raised in this proposal through our ongoing sustainability initiatives, including our recently announced PepsiCo Positive (pep+) framework, which include but are not limited to improving the nutritional profile of our products and overall product portfolio, working to provide simple, clear information on our packaging, rethinking packaging sizes and leveraging the scale of our brands to drive positive change. For further information on PepsiCo’s sustainability initiatives relating to our products, see our website at www.pepsico.com/sustainability/focus-areas/product.

It is not practicable to extrapolate PepsiCo’s impact from all other factors that contribute to public health, and therefore the reporting called for in this proposal is neither practicable nor a good use of Company resources.

There are numerous factors that contribute to obesity, and we believe it is not feasible to accurately quantify external public health costs for specific food and beverage products or categories in isolation. The World Health Organization (WHO) assessment referenced in this proposal is based on a 2014 McKinsey Global Institute report that states obesity is impacted by numerous health, socio-economic and lifestyle factors, of which diet is just one of many important factors. In fact, the report considers 74 interventions across 18 different areas that have the highest likelihood of impacting obesity rates.

90	PEPSICO 2022 PROXY STATEMENT

Shareholder Proposals (Proxy Item Nos. 4-6)

Furthermore, while the SustainEx report referenced in this proposal suggests that a methodology exists to assess public health costs of our products, we believe that there are a number of challenges with such methodology. Most significantly, this method references utilizing product reviews by GoodGuide (which has been offline since 2020) or the Environmental Working Group that were not developed to assess the impact of food and beverage products related to obesity. Such product reviews, for instance, penalize products that are reformulated to reduce added sugars through the use of low calorie sweeteners or use conventional processing methods and do not acknowledge the addition of fiber to products. In addition, they make assumptions related to additives and ingredients that are inconsistent with the evidence base.

It is our belief that existing research and analysis have effectively identified the multitude of factors that contribute to obesity and their collective public health costs, and that the time, money and people resources that would be required to produce the proposed report would be better spent on our significant existing efforts to mitigate those factors. In carefully considering this proposal, our Board also took into account the fact that a similar proposal presented at PepsiCo’s 2021 Annual Meeting of Shareholders received the support of only approximately 12% of the votes cast.

PepsiCo’s product-related goals and progress go beyond measures to manage enterprise risk, as highlighted by our recently announced pep+ framework, and we have taken aggressive steps to implement many of the actions recommended by the World Health Organization, including reformulation, portfolio diversification and responsible labeling and marketing practices.

While PepsiCo closely monitors and actively manages sustainability risks as a part of our enterprise risk management program, our sustainability agenda reflects a much broader ambition to drive positive action for the planet and people. The proposal does not give effect to our current website page on nutrition that provides in-depth information on PepsiCo’s product-related sustainability goals and progress and work to meet societal nutritional needs, available at www.pepsico.com/esg-topics-a-z/nutrition.

In September 2021, we introduced pep+, a strategic end-to-end transformation with sustainability and human capital at the center of how the Company will create growth and value. We reinforced our commitment to evolve our portfolio and improve its nutritional profile and help improve nutrition access through our pep+ framework, which includes:

■	Incorporating more diverse ingredients in both new and existing food products to deliver nutritional benefits, such as chickpeas and whole grains;

■	Expanding our position in the nuts and seeds category, where we are already the global branded leader, including leadership positions in Mexico, China and several Western European markets;

■	Accelerating progress against our goals to reduce added sugars and sodium by 2025 through the use of science-based targets across our portfolio and cooking our convenient food offerings with healthier oils (with reduction goals informed by leading global and national health authorities, including the WHO); and

■	Partnering with communities to advance food security and make nutritious food accessible to 50 million people by 2030.

For further information on pep+, see our website at www.pepsico.com/pepsicopositive.

In addition, we continue to take aggressive steps to implement actions recommended by the WHO Global Strategy on Diet, Physical Activity and Health and the WHO Global Action Plan for the Prevention and Control on Non-Communicable Diseases. Our multi-faceted approach includes:

■	Developing and publishing the PepsiCo Nutrition Criteria (based on guidance from leading global and national health authorities, including the WHO), which is described in detail on our website at www.pepsico.com/docs/album/esg-topics-policies/pepsico-nutrition-criteria.pdf;

■	Providing clear labeling information about product ingredients;

■	Adhering to responsible marketing policies, including specifically restating our commitment to responsible marketing throughout the COVID-19 pandemic; and

■	Meeting the highest standards for food quality and safety.

We are also increasing the number of more nutritious options in our portfolio through innovation, acquisitions and strategic partnerships to offer more choices and meet consumer needs as part of a balanced diet. Recent acquisitions and strategic investments include:

PEPSICO 2022 PROXY STATEMENT	91

Shareholder Proposals (Proxy Item Nos. 4-6)

■	Bare Foods Co. (a producer of baked fruit and vegetable convenient foods);

■	Health Warrior, Inc. (a producer of snacks with ingredients like chia and pumpkin seeds);

■	Cytosport, Inc. (makers of Muscle Milk and Evolve Protein - enhanced protein beverages);

■	Pioneer Food Group Ltd (one of South Africa’s beverages and convenient foods companies with strong positions in cereals, juice, and other African nutritional food staples);

■	BFY Brands, Inc. (makers of air popped convenient foods);

■	Hangzhou Haomusi Food Co., Ltd. (Be & Cheery) (one of China’s largest online convenient foods companies with product offerings that include nuts, dried fruits and meat snacks); and

■	The PLANeT Partnership (a joint venture with Beyond Meat, Inc. to produce and market innovative beverages and convenient food products made from plant-based protein).

In general, alongside healthy lifestyle, education and more physical activity, we believe offering consumers choices by reformulating some of our products, widening and improving the nutritional composition of our portfolio, providing clear nutritional information on labels to help consumers make informed purchase decisions and following self-imposed marketing and advertising restrictions to protect children are the most effective ways we can help consumers achieve their dietary goals.

Given our belief that it is not feasible to accurately provide the requested report due to the numerous factors that contribute to obesity and PepsiCo’s ongoing commitment beyond enterprise risk management to follow the recommendations of the United Nations and the WHO in order to be a part of the solution through reformulation, portfolio diversification and responsible labeling and marketing practices, we do not believe the report requested by this proposal would be a worthwhile use of Company resources.

Our Board of Directors recommends that shareholders vote “AGAINST” this proposal.

92	PEPSICO 2022 PROXY STATEMENT

Ownership of PepsiCo Common Stock

Stock Ownership of Officers and Directors

The following table shows, as of March 1, 2022, the number of shares of our Common Stock beneficially owned and the number of phantom units of our Common Stock held in the Company’s income deferral programs by each director (including each nominee), by each of the NEOs identified in the 2021 Summary Compensation Table on page 69 of this Proxy Statement, and by all current directors and executive officers as a group. Each phantom unit represents the economic equivalent of one share of our Common Stock. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table. None of the shares are subject to pledge.

As of March 1, 2022, our current directors and executive officers as a group beneficially owned less than 1% of our outstanding Common Stock.

Name of Individual or Group	Number of Shares of PepsiCo Common Stock Beneficially Owned(1)	Number of Phantom Units of PepsiCo Common Stock Held in PepsiCo’s Deferral Programs(2)	Total
Segun Agbaje	700	4,181	4,881
Shona L. Brown	1,000	37,060	38,060
Cesar Conde	1,000	10,724	11,724
Ian Cook	3,569	34,715	38,284
Edith W. Cooper	1,075	1,368	2,443
Dina Dublon	2,455	36,037	38,492
Michelle Gass	1,000	5,114	6,114
Hugh F. Johnston	57,992	19,603	77,596
Ramon L. Laguarta	130,729	—	130,729
Dave Lewis	700	3,375	4,075
David C. Page	1,000	13,418	14,418
Robert C. Pohlad(3)	1,144,659	12,735	1,157,394
Silviu Popovici	30,511	—	30,511
Kirk Tanner	52,648	—	52,648
Daniel Vasella	14,011	60,177	74,188
Darren Walker	1,000	9,577	10,577
Alberto Weisser	1,000	23,216	24,216
Steven Williams	26,167	—	26,167
All directors and executive officers as a group (24 persons)	1,626,489	273,695	1,900,185

(1)	The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days after March 1, 2022: (1) through the exercise of vested stock options: all directors and executive officers as a group, 28,871 shares; and (2) pursuant to other equity awards: Mr. Johnston, 15,304 shares; Mr. Laguarta, 36,588 shares; Mr. Popovici, 9,409 shares; Mr. Tanner, 7,930 shares; Mr. Williams, 4,670 and all directors and executive officers as a group, 106,051 shares. In addition, the amounts reported include Common Stock equivalent amounts attributed to the following executive officers based on their respective holdings in the PepsiCo Savings Plan: Mr. Johnston, 291 shares; Mr. Tanner, 565 shares; Mr. Williams, 380; and all executive officers as a group, 1,567 shares.
(2)	Reflects phantom units of our Common Stock held in the PepsiCo Executive Income Deferral Program and the PepsiCo Director Deferral Program.
(3)	The shares shown for Robert C. Pohlad include 900,000 shares held in a limited liability company over which Mr. Pohlad has shared voting and investment power and 27 shares held indirectly by his spouse.

PEPSICO 2022 PROXY STATEMENT	93

Ownership of PepsiCo Common Stock

Stock Ownership of Certain Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of our outstanding Common Stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class Outstanding(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	122,600,602	(2)	8.9%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	105,501,759	(3)	7.6%

(1)	Based on the number of shares of our Common Stock outstanding and entitled to vote at the 2022 Annual Meeting as of our record date, March 1, 2022.
(2)	Based solely on the Schedule 13G/A filed by the Vanguard Group with the SEC on February 9, 2022 regarding its holdings as of December 31, 2021. The Vanguard Group also reported that, as of December 31, 2021, it had sole voting power for 0 shares of our Common Stock, sole dispositive power for 116,788,458 shares of our Common Stock, shared voting power for 2,315,794 shares of our Common Stock and shared dispositive power for 5,812,144 shares of our Common Stock.
(3)	Based solely on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 1, 2022 regarding its holdings as of December 31, 2021. BlackRock, Inc. also reported that, as of December 31, 2021, it had sole voting power for 87,624,690 shares of our Common Stock, sole dispositive power for 105,501,759 shares of our Common Stock and shared voting power for and shared dispositive power for 0 shares of our Common Stock.

94	PEPSICO 2022 PROXY STATEMENT

Information About the Annual Meeting

Voting Procedures

Who may vote at the Annual Meeting?

Only shareholders of record of our Common Stock as of the close of business on our record date, March 1, 2022, are entitled to receive notice of and to vote at the Annual Meeting and at any postponement or adjournment of the meeting. As of the record date, there were 1,383,248,600 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting and each share of our Common Stock is entitled to one vote.

How do I vote?

Whether you are a shareholder of record (that is, if your shares are registered in your own name with our transfer agent) or a beneficial owner of shares held in street name (that is, if you hold your shares through a broker, bank or other holder of record), you can vote any one of four ways:

■	Via the Internet Prior to the Annual Meeting. You may vote by visiting www.proxyvote.com and entering the 16-digit control number found in the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), proxy card or voting instruction form.

■	By Telephone. You may vote by calling the toll-free number found in the proxy card or voting instruction form or provided on the website listed on the Notice of Internet Availability.

■	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card (if you are a shareholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the envelope provided.

■	Via the Internet During the Annual Meeting. Even if you plan to attend the Annual Meeting, you are encouraged to vote beforehand by Internet, telephone or mail. You may also vote during the Annual Meeting (up until the closing of the polls) by visiting www.virtualshareholdermeeting.com/PEP2022, entering the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form and following the instructions available on the website.

What happens if I do not give specific voting instructions when I deliver my proxy?

■	Shareholder of Record. The persons named as proxies will vote your shares in accordance with your instructions. Except as noted below with respect to shares held in the PepsiCo Savings Plan, if your properly executed proxy does not contain voting instructions, the persons named as proxies will vote your shares in accordance with the voting recommendations of the Board.

■	Beneficial Owner of Shares Held in Street Name. If you are the beneficial owner of shares held in street name, you have the right to direct your bank or broker how to vote your shares, and it is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, under stock exchange rules, it will nevertheless be entitled to vote your shares with respect to “routine” matters, but it will not be permitted to vote your shares with respect to “non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal.

Proxy Item No. 2 (ratification of the appointment of the independent registered public accounting firm) is a matter the Company believes will be considered “routine.”

Proxy Item No. 1 (election of directors), Proxy Item No. 3 (advisory approval of executive compensation), and Proxy Item Nos. 4-6 (shareholder proposals) are matters the Company believes will be considered “non-routine.”

If you are a beneficial owner and do not give voting instructions to your bank or brokerage firm on certain matters, the Company believes your bank or broker may vote your shares with respect to Proxy Item No. 2, but not Proxy Item Nos. 1 or 3-6.

PEPSICO 2022 PROXY STATEMENT	95

Information About the Annual Meeting

Can employees who participate in PepsiCo’s Savings Plan vote?

Yes. If you are an employee who participates in the PepsiCo Savings Plan (a portion of which constitutes an Employee Stock Ownership Plan), you can vote the shares (if any) that are deemed to be in your account in the PepsiCo Savings Plan as of the close of business on March 1, 2022.

To do so, you must sign and return the proxy card or vote by the Internet or telephone, as instructed in the proxy materials you received in connection with these shares in the PepsiCo Savings Plan. Voting instructions must be received no later than 11:59 p.m. Eastern Daylight Time on May 1, 2022, so that the trustee (who votes the shares on behalf of the participants of the PepsiCo Savings Plan) has adequate time to tabulate the voting instructions. The trustee will vote those shares you instruct. If you do not provide voting instructions, the trustee will vote your PepsiCo Savings Plan shares in the same proportion as the PepsiCo Savings Plan shares of other participants for which the trustee has received proper voting instructions.

What constitutes a quorum in order to hold and transact business at the Annual Meeting?

The presence in person or by proxy of the holders of record of a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Votes “for” and “against,” “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established. Once a share of the Company’s Common Stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournments of the meeting unless a new record date is or must be set for the adjourned meeting. If a quorum is not present at the opening of the meeting, the meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn.

What is the voting requirement to approve each of the proposals?

Assuming the existence of a quorum at the Annual Meeting:

■	Each director nominated pursuant to Proxy Item No. 1 must receive a vote “for” their election from a majority of the votes cast;

■	For all other matters, the affirmative vote of a majority of the votes cast is required to approve each proposal.

Abstentions and broker non-votes are not treated as cast either for or against a matter, and therefore will not affect the outcome of the vote.

Can I revoke my proxy or change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting by voting again via the Internet prior to or during the Annual Meeting or by telephone, by completing, signing, dating and returning a new proxy card or voting instruction form with a later date. Only your latest dated proxy we receive at or prior to the Annual Meeting will be counted. However, your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again.

Who will count the votes?

We have retained representatives of Broadridge Investor Communication Solutions, Inc. as the inspectors of election to tabulate the votes and certify the vote results.

Where can I find the voting results of the Annual Meeting?

We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC within the time period prescribed by SEC rules.

96	PEPSICO 2022 PROXY STATEMENT

Information About the Annual Meeting

How are proxies solicited and what is the cost?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting. We bear all expenses incurred in connection with the solicitations of proxies. We have engaged Innisfree M&A Incorporated to solicit proxies for an estimated fee of $18,500, plus expenses.

In addition to the solicitation of proxies by mail and electronically, PepsiCo intends to ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. Our directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person. They will not receive any additional compensation for these activities.

Attending the Annual Meeting

How can I attend the Annual Meeting?

In light of ongoing concern regarding COVID-19, and to promote the health and well-being of our employees, shareholders, directors, officers and other stakeholders, we have planned for this year’s Annual Meeting to be a virtual-only meeting. Shareholders will not be able to physically attend the Annual Meeting. To be admitted to the virtual 2022 Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/PEP2022 using the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form. If you are a beneficial owner of shares, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. Guests without a control number may also attend the meeting, but will not have the option to vote shares or ask questions.

The Annual Meeting will begin promptly at 9:00 a.m. Eastern Daylight Time on May 4, 2022. Online access to the webcast will open at approximately 8:45 a.m. Eastern Daylight Time to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/PEP2022. A replay of the Annual Meeting webcast will be available on our website at www.pepsico.com in the Investors section after the Annual Meeting for at least 30 days.

Will I be able to ask questions and participate in the virtual Annual Meeting?

Shareholders of record and beneficial owners of shares will be able to participate in the Annual Meeting by asking questions and voting their shares as outlined above. This year’s shareholders Q&A session will include questions submitted both during and in advance of the meeting. You may submit a question beginning approximately five days in advance of the meeting at www.proxyvote.com after logging in with the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form. Questions may be submitted online shortly prior to, and during, the Annual Meeting by logging in with the 16-digit control number at www.virtualshareholdermeeting.com/PEP2022. We will answer questions during the Annual Meeting that are pertinent to the Company as time permits. If we receive substantially similar written questions, we plan to group such questions together and provide a single response to avoid repetition and allow time for additional question topics. For appropriate questions that are not otherwise addressed during the 2022 Annual Meeting, we will publish our responses on our Investor Relations site after the meeting or communicate the relevant response directly to the submitting shareholder.

Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our rules of conduct for the Annual Meeting, which shareholders can view during the meeting at the meeting website.

2022 Proxy Materials

Why am I receiving these proxy materials?

Our Board of Directors has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the Board of Directors’ solicitation of proxies for use at our Annual Meeting of Shareholders. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.

PEPSICO 2022 PROXY STATEMENT	97

Information About the Annual Meeting

What is included in these materials?

These proxy materials include:

■	this Proxy Statement for the Annual Meeting; and

■	our 2021 Annual Report.

If you received printed versions of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a Notice of Internet Availability in the mail instead of printed proxy materials?

In accordance with SEC rules, instead of mailing a printed copy of our proxy materials to all of our shareholders, we have elected to furnish such materials to selected shareholders by providing access to these documents over the Internet. Accordingly, on or about March 24, 2022, we sent a Notice of Internet Availability to most of our shareholders.

These shareholders have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials by calling the toll-free number or emailing the address found on the Notice of Internet Availability. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help save natural resources and reduce the cost to print and distribute the proxy materials.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability provides you with instructions regarding how to:

■	view our proxy materials for the Annual Meeting on the Internet;

■	vote your shares after you have viewed our proxy materials;

■	request a printed copy of the proxy materials; and

■	instruct us to send our future proxy materials to you electronically by email.

PepsiCo will plant a tree for every shareholder that signs up for electronic delivery. Choosing to receive your future proxy materials by email will lower our costs of delivery and will help reduce the environmental impact of our Annual Meeting. Since 2016, we have planted nearly 86,600 trees based on the number of shareholders who have signed up for electronic delivery.

Copies of the proxy materials are available for viewing at www.pepsico.com/proxy22.

You may have received proxy materials by email. Even if you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. If you do so, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

What is “householding”?

If you are a beneficial owner, your bank or broker may deliver a single Proxy Statement and Annual Report, along with individual proxy cards, or individual Notices of Internet Availability to any household at which two or more shareholders reside unless contrary instructions have been received from you. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if you wish to receive a separate set of proxy materials for this year’s Annual Meeting, we will deliver them promptly upon request to PepsiCo’s Manager of Shareholder Relations at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577 or (914) 253-3055 or investor@pepsico.com.

Where can I find the Annual Report?

The 2021 Annual Report to Shareholders, including financial statements, was delivered or made available with this Proxy Statement.

98	PEPSICO 2022 PROXY STATEMENT

Information About the Annual Meeting

A copy of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021 (including the financial statements, schedules and a list of exhibits) will be sent without charge upon the request of any shareholder to PepsiCo’s Manager of Shareholder Relations at PepsiCo, Inc., 700 Anderson Hill Road, Purchase, New York 10577 or investor@pepsico.com. You also may obtain our Annual Report on Form 10-K over the Internet on the SEC’s website at www.sec.gov, or on our website at www.pepsico.com under “Investors” — “Financial Information” — “SEC Filings.”

Other Matters

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

2023 Shareholder Proposals and Director Nominations

Shareholder Proposals for Inclusion in the Proxy Statement for the 2023 Annual Meeting

PepsiCo welcomes comments or suggestions from its shareholders. If a shareholder wishes to have a proposal formally considered at the 2023 Annual Meeting of Shareholders and included in the Company’s Proxy Statement for that meeting, we must receive the proposal in writing on or before the close of business on November 24, 2022 and the proposal must otherwise comply with Rule 14a-8 under the Exchange Act.

Director Nominations for Inclusion in the Proxy Statement for the 2023 Annual Meeting

The Board has implemented a proxy access provision in our By-Laws, which allows a shareholder or group of up to 20 shareholders owning in aggregate three percent or more of our outstanding Common Stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the shareholder(s) and nominee(s) satisfy the requirements in the By-Laws. If a shareholder or group of shareholders wishes to nominate one or more director candidates to be included in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to these proxy access provisions in Section 2.9 of our By-Laws, we must receive proper written notice of any such nomination no earlier than the close of business on October 25, 2022 and no later than the close of business on November 24, 2022, and the nomination must otherwise comply with our By-Laws. If, however, the 2023 Annual Meeting is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, we must receive such notice no earlier than the close of business on the 150th day prior to such meeting and no later than the close of business on the later of the 120th day prior to such meeting or the 10th day following the public announcement of the meeting date.

Other Proposals or Director Nominations for Presentation at the 2023 Annual Meeting

Under our By-Laws, if a shareholder wishes to present other business or nominate a director candidate at the 2023 Annual Meeting of Shareholders, we must receive proper written notice of any such business or nomination no earlier than the close of business on January 4, 2023 and no later than the close of business on February 3, 2023. If, however, the 2023 Annual Meeting is not within 30 days before or 60 days after the anniversary of this year’s Annual Meeting, we must receive such notice no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the public announcement of the meeting date. Any such notice must include the information specified in the By-Laws. If a shareholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the Annual Meeting.

All notices of proposals or nominations, as applicable, must be addressed to the Corporate Secretary of PepsiCo at 700 Anderson Hill Road, Purchase, New York 10577.

PEPSICO 2022 PROXY STATEMENT	99

Appendix A - Reconciliation of GAAP and
Non-GAAP Information

($ in millions, except per share amounts; unaudited)

Organic revenue growth, core constant currency EPS growth and core constant currency EPS growth (with 2018 growth excluding the impact of certain gains and 2020 growth excluding the impact of COVID-19 charges for calculation of this compensation performance measure), free cash flow, free cash flow excluding certain items, core net ROIC improvement (with 2021 3-year growth excluding the impact of the Pioneer Foods, Rockstar and Be & Cheery acquisitions and cumulative impact of foreign exchange translation for calculation of this compensation performance measure) and core constant currency net income growth (refers to core constant currency net income attributable to PepsiCo) are non-GAAP financial measures. In addition to using these measures as compensation performance measures, we use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan and evaluation of our overall business performance. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results, and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.

We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. The core non-GAAP financial measures contained in the Proxy Statement exclude the impact of the following items:

■	Mark-to-Market Net Impact: Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.

■	Restructuring and Impairment Charges: Expenses related to the multi-year productivity plans publicly announced in 2019 and 2014, as applicable. The 2019 plan was expanded and extended through the end of 2026 to take advantage of additional opportunities within the initiatives of the plan.

■	Acquisition and Divestiture-Related Charges: In 2021, acquisition and divestiture-related benefits of $4 million primarily related to the acceleration payment made in 2021 under the contingent consideration arrangement associated with our acquisition of Rockstar, which is partially offset by other acquisition and divestiture-related charges, as well as a tax benefit related to contributions to socioeconomic programs in South Africa. In 2020, acquisition and divestiture-related charges of $255 million primarily related to our acquisitions of Pioneer Foods, Rockstar, Be & Cheery and BFY Brands. The charges are primarily related to fair value adjustments to the acquired inventory included in the acquisition-date balance sheets and closing costs, employee-related costs, contract termination costs, changes in the fair value of contingent consideration and other integration costs. These merger and integration charges also include liabilities to support socioeconomic programs in South Africa, which are irrevocable conditions of our acquisition of Pioneer Foods. In 2019, acquisition and divestiture-related charges of $55 million primarily related to our acquisition of SodaStream. The charges are primarily related to fair value adjustments to the acquired inventory included in SodaStream’s balance sheet at the acquisition date, as well as merger and integration charges, including employee-related costs. In 2018, acquisition and divestiture-related charges of $75 million related to our acquisition of SodaStream. These charges include closing costs, advisory fees and employee-related costs.

■	Pension and Retiree Medical-Related Impact: In 2021, pension settlement charges of $47 million related to lump sum distributions exceeding the total of annual service and interest costs, as well as curtailment gains of $35 million related to plan changes. In 2020, pension settlement charges of $205 million related to lump sum distributions exceeding the total of annual service and interest costs. In 2019, pension settlement charges of $220 million related to the purchase of a group annuity contract and settlement charges of $53 million related to one-time lump sum payments to certain former employees who had vested benefits.

■	Charges Related to Cash Tender and Exchange Offers: In 2021, interest expense of $842 million in connection with our cash tender offers, primarily representing the tender price paid over the carrying value of the tendered notes and loss on treasury rate locks (T-locks) used to mitigate the interest rate risk on the cash tender offers. In 2018, interest expense of $253 million in connection with our cash tender and exchange offers, primarily representing the tender price paid over the carrying value of the tendered notes.

A-1	PEPSICO 2022 PROXY STATEMENT

Appendix A - Reconciliation of GAAP and Non-GAAP Information

■	Net Tax Related to the Tax Cuts and Jobs (TCJ) Act: In 2021, net tax expense of $190 million related to the TCJ Act as a result of adjustments related to the final assessment of the 2014 through 2016 Internal Revenue Service (IRS) audit. In 2019 and 2018, net tax benefit of $8 million and $28 million, respectively, related to the TCJ Act.

■	Other Net Tax Benefits: In 2018, other net tax benefits of $4.3 billion related to the reorganization of our international operations. Also, in 2018, non-cash tax benefits of $717 million associated with both the conclusion of certain international tax audits and our agreement with the IRS resolving all open matters related to the audits of taxable years 2012 and 2013.

Additionally, free cash flow excluding certain items is a measure management uses to monitor cash flow performance. Since net capital spending is essential to our product innovation initiatives and maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider net capital spending when evaluating our cash from operating activities. We also consider certain other items (included in the Net Cash Provided by Operating Activities Reconciliation table below) in evaluating free cash flow that we believe investors should consider in evaluating our free cash flow results.

ROIC is net income attributable to PepsiCo plus interest expense after-tax divided by the sum of quarterly average debt obligations and quarterly average common shareholders’ equity. This metric serves as a measure of how well we use our capital to generate returns. Core net ROIC is ROIC adjusted for quarterly average cash, cash equivalents and short-term investments, after-tax interest income, and items that are not indicative of our ongoing performance. We believe the calculation of ROIC and core net ROIC provides useful information to investors and is an additional relevant comparison of our performance to consider when evaluating our capital allocation efficiency.

As described above, some of these non-GAAP financial measures were further adjusted in 2020 for certain charges taken as a result of the COVID-19 pandemic in 2020, such as costs related to expanded benefits and frontline incentives, the provision of personal protective equipment and increased sanitation, allowances for expected credit losses, upfront payment reserves and inventory write-downs. For further information regarding these 2020 COVID-19 charges, refer to pages 31-33 and 68 of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021.

For more information regarding these non-GAAP financial measures, including further information on the excluded items for years 2021 and 2020, see pages 43-48 and 51 of PepsiCo’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021.

Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

Net Revenue Growth Reconciliation

Year Ended 12/25/2021
Reported Net Revenue Growth	13%
Impact of:
Foreign Exchange Translation	(1)
Acquisitions and Divestitures	(2)
Organic Revenue Growth	10%

PEPSICO 2022 PROXY STATEMENT	A-2

Appendix A - Reconciliation of GAAP and Non-GAAP Information

Diluted EPS Performance Reconciliation

	Year Ended
	12/25/2021		12/26/2020	12/28/2019	12/29/2018	12/30/2017
Reported Diluted EPS	$5.49		$5.12	$5.20	$8.78	$3.38
Mark-to-Market Net Impact	0.01		(0.04)	(0.06)	0.09	(0.01)
Restructuring and Impairment Charges	0.15		0.17	0.21	0.18	0.16
Acquisition and Divestiture-Related Charges(a)	(0.02)		0.17	0.03	0.05	—
Pension and Retiree Medical-Related Impact	0.01		0.11	0.15	—	—
Charges Related to Cash Tender and Exchange Offers	0.49		—	—	0.13	—
Net Tax Expense/(Benefit) Related to the TCJ Act	0.14		—	(0.01)	(0.02)	1.70
Other Net Tax Benefits	—		—	—	(3.55)	—
Core Diluted EPS	$6.26		$5.52	$5.53	$5.66	$5.23

Reported Diluted EPS Performance	7%		(2)%	(41)%	160%

Core Diluted EPS Performance	13%		—%	(2)%	8%
Impact of Foreign Exchange Translation	1.5		2	1	1
Core Constant Currency Diluted EPS Performance	12%		2%	(1)%	9%
Impact of Excluding Certain Items(b)	n/a		n/a	n/a	(1)
Impact of Excluding COVID-19 Charges	n/a		8	n/a	n/a
Core Constant Currency Diluted EPS Performance, Excluding Above Items	12%		10%	(1)%	7%
2019-2021 Three-Year Growth Average	7	%(c)

n/a	- Adjustment was not applicable for purposes of calculating this performance measure.

(a)	2021 income primarily relates to the acceleration payment made in 2021 under the contingent consideration arrangement associated with our acquisition of Rockstar, which is partially offset by other acquisition and divestiture-related charges, as well as a tax benefit related to contributions to socioeconomic programs in South Africa.

(b)	Represents the impact of excluding certain gains associated with the sale of assets and insurance claims and settlement recoveries.

(c)	Average percentage is based on unrounded amounts.

Net Cash Provided by Operating Activities Reconciliation

Year Ended 12/25/2021
Net Cash Provided by Operating Activities	$11,616
Capital Spending	(4,625)
Sales of Property, Plant and Equipment	166
Free Cash Flow	7,157
Discretionary Pension and Retiree Medical Contributions	525
Net Cash Tax Benefit Related to Discretionary Pension and Retiree Medical Contributions	(120)
Payments Related to Restructuring Charges	256
Net Cash Tax Benefit Related to Restructuring Charges	(51)
Tax Payments Related to the TCJ Act	309
Payments Related to Acquisition and Divestiture-Related Charges	176
Net Cash Tax Benefit Related to Acquisition and Divestiture-Related Charges	(48)
Futures Variation Margin Adjustment	15
Hedge Loss on Reverse T-Locks in association with Cash Tender Offers	56
Net Cash Tax Benefit Related to Charges in association with Cash Tender Offers	(162)
Free Cash Flow Excluding Certain Items	$8,113

Note - Certain amounts above may not sum due to rounding.

A-3	PEPSICO 2022 PROXY STATEMENT

Appendix A - Reconciliation of GAAP and Non-GAAP Information

ROIC

	Year Ended
	12/25/2021	12/29/2018
Net Income Attributable to PepsiCo	$7,618	$12,515
Interest Expense	1,988	1,525
Tax on Interest Expense	(441)	(339)
	$9,165	$13,701
Average Debt Obligations	$42,341	$38,169
Average Common Shareholders’ Equity	14,924	11,368
Average Invested Capital	$57,265	$49,537
ROIC	16.0%	27.7%

ROIC Performance Reconciliation

	Year Ended		2021 Change versus 2018
	12/25/2021	12/29/2018
ROIC	16.0%	27.7%	(1,170	) bps
Impact of:
Average Cash, Cash Equivalents and Short-Term Investments	2.2	7.8
Interest Income	(0.2)	(0.6)
Tax on Interest Income	—	0.1
Mark-to-Market Net Impact	0.1	0.2
Restructuring and Impairment Charges	0.2	0.4
Acquisition and Divestiture-Related Charges(a)	(0.1)	0.1
Pension and Retiree Medical-Related Impact	(0.1)	—
Charges Related to Cash Tender and Exchange Offers	—	(0.1)
Net Tax Expense/(Benefit) Related to the TCJ Act	0.3	(1.1)
Other Net Tax Benefits	—	(9.7)
Core Net ROIC	18.4%	24.8%	(632	) bps
3-Yr Cumulative Impact of Foreign Exchange Translation	(0.2)	n/a	(24)
Impact of Certain Acquisitions(b)	2.3	—	228
Core Net ROIC, Excluding Above Items	20.5%	24.8%	(428	) bps(c)

(a)	2021 income amount primarily relates to the acceleration payment made in 2021 under the contingent consideration arrangement associated with our acquisition of Rockstar, which is partially offset by other acquisition and divestiture-related charges, as well as a tax benefit related to contributions to socioeconomic programs in South Africa.

(b)	Includes impacts of Pioneer Foods, Rockstar and Be & Cheery acquisitions in 2020.

(c)	Represents one of the performance measures used to determine the payout of the NEOs’ 2019 PSU awards.

Note - Certain amounts above may not sum due to rounding.

PEPSICO 2022 PROXY STATEMENT	A-4

Appendix A - Reconciliation of GAAP and Non-GAAP Information

Net Income Attributable to PepsiCo Reconciliation

	Year Ended
	12/25/2021	12/26/2020	Growth
Net Income Attributable to PepsiCo	$7,618	$7,120	7%
Mark-to-Market Net Impact	14	(58)
Restructuring and Impairment Charges	205	231
Acquisition and Divestiture-Related Charges(a)	(27)	237
Pension and Retiree Medical-Related Impact	11	158
Charges Related to Cash Tender Offers	677	—
Net Tax Expense Related to the TCJ Act	190	—
Core Net Income Attributable to PepsiCo	$8,688	$7,688	13
Impact of Foreign Exchange Translation			1.5
Core Constant Currency Net Income Attributable to PepsiCo Growth			11%

(a)	2021 income amount primarily relates to the acceleration payment made in 2021 under the contingent consideration arrangement associated with our acquisition of Rockstar, which is partially offset by other acquisition and divestiture-related charges, as well as a tax benefit related to contributions to socioeconomic programs in South Africa.

PBNA, FLNA, QFNA, International, North America, Global Beverages, Global Convenient Foods, Developed Markets and Developing and Emerging Markets Net Revenue Growth Reconciliation

	Year Ended 12/25/2021
	PBNA	FLNA	QFNA	International	North America	Global Beverages	Global Convenient Foods	Developed Markets	Developing and Emerging Markets
Reported Net Revenue Growth	12%	8%	—%	18%	10%	13%	13%	9%	23%
Impact of:
Foreign Exchange Translation	(0.5)	(0.5)	(1)	(2)	(1)	(1)	(2)	(1)	(1)
Acquisitions and Divestitures	(1)	—	—	(5)	(1)	(1)	(3)	(1)	(7)
Organic Revenue Growth	10%	7%	—%	11%	8%	11%	8%	8%	15%

Note - Certain amounts above may not sum due to rounding.

A-5	PEPSICO 2022 PROXY STATEMENT

TRANSFORM THE WAY WE CREATE VALUE BY OPERATING WITHIN
PLANETARY BOUNDARIES AND INSPIRING POSITIVE CHANGE
FOR PLANET AND PEOPLE IN THE GLOBAL FOOD SYSTEM

POSITIVE AGRICULTURE	POSITIVE VALUE CHAIN	POSITIVE CHOICES

700 ANDERSON HILL ROAD PURCHASE, NY 10577-1444

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 3, 2022 (other than PepsiCo Savings Plan participants). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PEP2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 3, 2022 (other than PepsiCo Savings Plan participants). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to PepsiCo, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PEPSICO SAVINGS PLAN

All votes by participants in the PepsiCo Savings Plan submitted over the Internet, by phone or mail must be received by 11:59 p.m. Eastern Daylight Time on May 1, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D68042-P66937-Z81866	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

PEPSICO, INC.

Company Proposals
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN ITEM NO. 1.
Vote on Directors

1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Segun Agbaje	☐	☐	☐

	1b.	Shona L. Brown	☐	☐	☐

	1c.	Cesar Conde	☐	☐	☐

	1d.	Ian Cook	☐	☐	☐

	1e.	Edith W. Cooper	☐	☐	☐

	1f.	Dina Dublon	☐	☐	☐

	1g.	Michelle Gass	☐	☐	☐

	1h.	Ramon L. Laguarta	☐	☐	☐

	1i.	Dave Lewis	☐	☐	☐

	1j.	David C. Page	☐	☐	☐

	1k.	Robert C. Pohlad	☐	☐	☐

	1l.	Daniel Vasella	☐	☐	☐

IF VOTING BY MAIL, YOU MUST SIGN, DATE AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Nominees (continued):			For	Against	Abstain

	1m.	Darren Walker	☐	☐	☐

	1n.	Alberto Weisser	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS NO. 2 AND 3.			For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2022.		☐	☐	☐

3.	Advisory approval of the Company’s executive compensation.		☐	☐	☐

Shareholder Proposals

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEMS NO. 4, 5 AND 6.			For	Against	Abstain

4.	Shareholder Proposal - Independent Board Chairman.		☐	☐	☐

5.	Shareholder Proposal - Report on Global Public Policy and Political Influence Outside the U.S.		☐	☐	☐

6.	Shareholder Proposal - Report on Public Health Costs.		☐	☐	☐

Sign up for E-Delivery and we will plant a tree on your behalf.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 4, 2022: The Notice and Proxy Statement and Annual Report are available at www.pepsico.com/proxy22.

D68043-P66937-Z81866

PEPSICO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PEPSICO, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 4, 2022.

The undersigned hereby appoint(s) Ramon L. Laguarta, David Flavell and Cynthia Nastanski, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of PepsiCo, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of PepsiCo, Inc. held virtually at www.virtualshareholdermeeting.com/PEP2022 on Wednesday, May 4, 2022 at 9:00 a.m., Eastern Daylight Time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and any other matter that may properly come before the meeting.

Please mark this proxy as indicated on the reverse side to vote on any item. Shares represented by this proxy will be voted in accordance with your specifications, and, in the discretion of the proxies, upon any other matter that may properly come before the meeting or any adjournment or postponement thereof. For holders of Common Stock of PepsiCo, if you do not provide specific instructions, shares represented by this proxy will be voted in accordance with the Board of Directors’ recommendations. For participants in the PepsiCo Savings Plan, if you do not provide voting instructions, the trustee will vote the shares that are deemed to be in the account in the PepsiCo Savings Plan in the same proportion as the PepsiCo Savings Plan shares of other participants for which the trustee has received proper voting instructions. The votes by PepsiCo Savings Plan participants must be received no later than 11:59 p.m. Eastern Daylight Time on May 1, 2022.

If you submit your proxy by telephone or the Internet, there is no need for you to mail back your proxy.

Continued and to be signed on reverse side